Exhibit 10.1

Execution Version

FourteeNth AMENDMENT TO Credit agreement AND guaranty

This Fourteenth Amendment to Credit Agreement and Guaranty (this “Amendment”) is made as of August 24, 2026, by and among BIOXCEL THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto (collectively, the “Guarantors” and individually, a “Guarantor”), the lenders party hereto (collectively, the “Lenders” and individually, a “Lender”), and OAKTREE FUND ADMINISTRATION, LLC, as administrative agent on behalf of the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders previously entered into that certain Credit Agreement and Guaranty, dated as of April 19, 2022 (as amended as of November 13, 2023, December 5, 2023, February 12, 2024, March 20, 2024, November 21, 2024, December 6, 2024, March 4, 2025, March 12, 2025, April 22, 2025, March 27, 2026, July 3, 2026, July 31, 2026, August 10, 2026 and August 21, 2026, the “Existing Credit Agreement”, and as further amended by this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that (a) the Lenders agree to provide a term loan to the Borrower in an aggregate principal amount of $1,250,000.00 (the “Amendment No. 14 Term Loan”) and (b) certain terms to each of the Existing Credit Agreement be amended in connection with the foregoing, and the Administrative Agent and the Lenders have agreed to so provide such credit extensions and amend such terms, as applicable, in each case subject to the terms and conditions herein.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto hereby covenant and agree as follows:

1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

2.	Amendments to the Existing Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 hereof:

(a)	the Existing Credit Agreement (excluding the Exhibits thereto) shall be amended as set forth on Exhibit A to this Amendment. Language inserted into the applicable section of the Existing Credit Agreement is evidenced by double underline formatting (indicated textually in the same manner as the following example: double underlined text). Language deleted from the applicable section of the Existing Credit Agreement is evidenced by strike-through formatting (indicated textually in the same manner as the following example: ~~stricken text~~); and

(b)	the Existing Credit Agreement is further amended by deleting and replacing Schedule 1 thereof in its entirety with Exhibit B hereto.

3.	Reaffirmation of Loan Documents. Except as otherwise expressly provided herein, the parties hereto agree that all terms and conditions of the Existing Credit Agreement and the other Loan Documents remain in full force and effect. The Borrower and each of the Guarantors hereby confirms that the Security Documents and all of the Collateral described therein do, and shall continue to, secure the payment in full and performance of all of the Obligations.

4.	Other Agreements.

(a)	Transaction Milestone. On or prior to August 31, 2026, the Obligors shall have entered into definitive agreements with respect to one or more transactions, in form and substance acceptable to the Majority Lenders in their sole discretion, that (A) would result in the indefeasible payment in full in cash of all Obligations under the Loan Documents or (B) is an alternative capital solutions transaction on terms and conditions acceptable to the Majority Lenders in all respects, in their sole and absolute discretion, including, in each case, with respect to the certainty and timing of closing and the likelihood of obtaining any required shareholder, regulatory, court or other approvals, as applicable (any such transaction, an “Acceptable Transaction”).

(b)	Continued Cooperation. Through and including August 31, 2026, the Obligors shall consider in good faith any reasonable comments by the Lenders or any counterparty to a potential transaction contemplated by Section 4(a), in each case with respect to any regulatory process involving material assets of the Obligors.

(c)	Plan Support. In the event of any Insolvency Proceeding involving any or all of the Obligors, the QIA Lender hereby agrees:

(i)	not to object to or oppose a sale or other disposition of all or any part of the Collateral under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code free and clear of any security interests, Liens, or other claims, or the process or procedures for obtaining bids for and effecting any such sale or other disposition, in each case, if (A) the Oaktree Lenders consent to such sale or other disposition, (B) the terms of such sale or other disposition are not materially or disproportionately adverse to the QIA Lender relative to the Oaktree Lenders, (C) any payments made under the Credit Agreement from the net proceeds of such sale or other disposition are applied in accordance with the waterfall provisions set forth in Section 4.01(b) of the Credit Agreement and (D) the QIA Lender has received not less than three (3) Qatari Business Days’ prior written notice of such proposed sale or other disposition; or

(ii)	(x) not to propose, support or vote in favor of any Plan, or support any other Person in proposing, supporting or voting in favor of any Plan, other than a Plan that is supported by and has been approved by the Oaktree Lenders, (y) to support and vote in favor of any Plan that is supported by and has been approved by the Oaktree Lenders and (z) to support and vote in favor of, and not to oppose, or support any other Person in opposing, any pleading or motion brought or supported by, or any other action taken by, the Oaktree Lenders in any such Insolvency Proceeding, and not support any pleading or motion not supported by (or objected to by) the Oaktree Lenders; provided that, in each case, (A) such Plan, pleading, motion or action is not materially or disproportionately adverse to the QIA Lender (B) the QIA Lender shall have been provided with not less than three (3) Qatari Business Days’ prior written notice of any proposed Plan, and shall have been afforded a reasonably opportunity to review and comment on such Plan prior to the filing thereof. For purposes of this Section 4(c)(ii), “Plan” shall mean, as to any Obligor, a plan of reorganization or liquidation under the Bankruptcy Code, or other plan, composition, compromise, assignment or arrangement of similar effect under any other federal, state or foreign bankruptcy, insolvency, receivership or similar law affecting creditors’ rights or any other or similar proceedings seeking any stay, moratorium, reorganization, arrangement, composition or readjustment of obligations or indebtedness.

5.	Conditions Precedent to Effectiveness. This Amendment shall be subject to the following conditions precedent:

(a)	This Amendment shall have been duly executed and delivered to the Administrative Agent by the Borrower, the Guarantors and the Lenders, which constitute all of the Lenders under the Existing Credit Agreement; and

(b)	The Administrative Agent shall have received from each Obligor (x) a copy of a good standing certificate, dated a date reasonably close to the Fourteenth Amendment Effective Date, for each such Person and (y) a certificate, dated as of the Fourteenth Amendment Effective Date, duly executed and delivered by such Person’s Responsible Officer, as to:

(i)	resolutions of each such Person’s Board (or, in the case of the Borrower, the Strategic Process Committee thereof) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby;

(ii)	the incumbency and signatures of Responsible Officers authorized to execute and deliver each Loan Document to be executed by such Person; and

(iii)	the full force and validity of each Organic Document of such Person and copies thereof;

which certificates shall be in form and substance satisfactory to the Administrative Agent and upon which the Administrative Agent and the Lenders may conclusively rely until they shall have received a further certificate of the Responsible Officer of any such Person cancelling or amending the prior certificate of such Person.

6.	Representations and Warranties. Each of the Borrower and each Guarantor hereby represents and warrants:

(a)	None of the execution, delivery and performance by each of the Borrower and each Guarantor of this Amendment and the documents, instruments and agreements executed in connection herewith (collectively, the “Amendment Documents”) or performance under the Amendment Documents (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (x) such as have been obtained or made and are in full force and effect and (y) filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents, (ii) will violate (1) any Law, (2) any Organic Document of the Borrower or any of its Subsidiaries or (3) any order of any Governmental Authority, that in the case of clause (ii)(1) or clause (ii)(3), individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (iii) will violate or result in a default under any Material Agreement binding upon the Borrower or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or (iv) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Borrower or any of its Subsidiaries.

(b)	This Amendment and the other Amendment Documents have been duly authorized by all necessary corporate or other organizational action including, if required, approval by all necessary holders of Equity Interests, and duly executed and delivered by the Borrower and each Guarantor and constitutes, and each of the Amendment Documents when executed and delivered by the Borrower and each Guarantor will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower and each Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)	None of the reports, financial statements, certificates or other written information concerning the Obligors and their Subsidiaries furnished by or on behalf of the Obligors or any of their Subsidiaries to the Administrative Agent (on behalf of itself and the Lenders) in connection with the negotiation of this Amendment and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished, including the Borrower’s filings publicly available on “EDGAR”) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and it being understood that such projected financial information and all other forward looking information are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from such projected results and that the differences may be material.

7.	Release.

(a)	In consideration of this Amendment and agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the other Obligors (the “Releasing Parties”), each on behalf of itself and its Subsidiaries and its and their respective successors, assigns and other legal representatives hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and the Lenders and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, in each case solely in their capacities relative to the Lenders and not in any other capacity such party may have relative to the Releasing Party (the Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Borrower, the Obligors or any of their respective successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Loan Documents or transactions thereunder (any of the foregoing, a “Claim” and collectively, the “Claims”). The Releasing Parties expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 7. Furthermore, the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Section 7. The foregoing release, covenant and waivers of this Section 7 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of any of the Loans, or the termination of the Credit Agreement, this Amendment, any other Loan Document or any provision hereof or thereof.

(b)	Each Releasing Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)	Each Releasing Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8.	Fees and Expenses.

(a)	Within two (2) Business Days of the Fourteenth Amendment Effective Date, the Borrower shall have paid in full all of the reasonable out-of-pocket costs, fees and expenses of the Administrative Agent and the Lenders, including, the fees and expenses of Sullivan & Cromwell LLP (“S&C”), as outside counsel to Administrative Agent and the Oaktree Lenders and the fees and expenses of DLA Piper LLP (“DLA”), as outside counsel to Q Boost Holding LLC to the extent invoiced on or prior to the Fourteenth Amendment Effective Date.

(b)	The Borrower agrees to pay within two (2) Business Days of written demand (a) all reasonable and documented out-of-pocket fees, costs and expenses of the Administrative Agent and the Lenders accrued prior to the date hereof and (b) all reasonable and documented out-of-pocket fees, costs and expenses of the Administrative Agent and the Lenders incurred in connection with the preparation, execution, delivery, and enforcement of (i) this Amendment, (ii) any Amendment Documents, other Loan Documents or other post-closing amendments, agreements, arrangements or documentation, (iii) any other instruments and documents to be delivered hereunder or thereunder, in each case of clauses (a) and (b), including the fees and expenses of S&C, as outside counsel to Administrative Agent and the Oaktree Lenders, and DLA, as outside counsel to Q Boost Holding LLC, with respect thereto.

9.	Miscellaneous.

(a)	Except as otherwise expressly provided herein, (i) all provisions of the Credit Agreement and the other Loan Documents remain in full force and effect and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Existing Credit Agreement or any of the Loan Documents. None of the Administrative Agent or any Lender is under any obligation to enter into this Amendment. The entering into of this Amendment by such parties shall not be deemed to limit or hinder any rights of any such party under the Loan Documents, nor shall it be deemed to create or infer a course of dealing between any such party, on the one hand, and the Borrower and the Guarantors, on the other hand, with regard to any provision of the Loan Documents. This Amendment shall constitute a Loan Document.

(b)	This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. An executed facsimile or electronic copy of this Amendment shall be effective for all purposes as an original hereof.

(c)	This Amendment expresses the entire understanding of the parties with respect to the amendments contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)	This Amendment and its contents shall be subject to the governing law, indemnification, venue, service of process, waivers of jury trial and severability provisions of the Existing Credit Agreement, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

BIOXCEL THERAPEUTICS, INC.

By:
Name:	Vimal Mehta
Title:	Chief Executive Officer

Address for Notices:
555 Long Wharf Drive, 12th Floor New Haven, CT 06511

With a copy to (which shall not constitute notice):

Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, CA 94111-4004 Attn: Mischi a Marca Email: gmamarca@cooley.com

GUARANTORS:

ONKOSXCEL THERAPEUTICS, LLC

By:
Name:
Title:

ONKOSXCEL EMPLOYEE HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

ADMINISTRATIVE AGENT:

OAKTREE FUND ADMINISTRATION, LLC

By:	Oaktree Capital Management, L.P.
Its:	Managing Member

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

LENDERS:

OAKTREE-TCDRS STRATEGIC CREDIT, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:
	Name:	MarName:y Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE-FORREST MULTI-STRATEGY, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE-TBMR STRATEGIC CREDIT FUND C, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE-TBMR STRATEGIC CREDIT FUND F, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE-TBMR STRATEGIC CREDIT FUND C, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE-TSE 16 STRATEGIC CREDIT, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

INPRS STRATEGIC CREDIT HOLDINGS, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE SPECIALTY LENDING CORPORATION

By:	Oaktree Fund Advisors, LLC
Its:	Investment Adviser

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE STRATEGIC CREDIT FUND

By:	Oaktree Fund Advisors, LLC
Its:	Investment Adviser

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE GCP FUND DELAWARE HOLDINGS, L.P.

By:	Oaktree Global Credit Plus Fund GP, L.P.
Its:	General Partner

By:	Oaktree Global Credit Plus Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE DIVERSIFIED INCOME FUND INC.

By:	Oaktree Fund Advisors, LLC
Its:	Investment Adviser

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE AZ STRATEGIC LENDING FUND, L.P.

By:	Oaktree AZ Strategic Lending Fund GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP IIA, LLC
Its:	General Partner

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:
	Name:	Mary Gallegly
	Title:	Authorized Signatory

By:
	Name:	Jessica Dombroff
	Title:	Authorized Signatory

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

Oaktree LSL Fund Holdings EURRC S.à r.l.
26A, boulevard Royal L-2449
Luxembourg, Grand Duchy of Luxembourg
R.C.S Luxembourg Number: B269245

By:
	Name:	Martin Eckel
	Title:	Manager

By:
	Name:	Flora Verrecchia
	Title:	Manager

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

OAKTREE LSL FUND DELAWARE HOLDINGS EURRC, L.P.

By:	Oaktree Life Sciences Lending Fund GP, L.P.
Its:	General Partner

By:	Oaktree Life Sciences Lending Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:
	Name:	Mary Gallegly
	Title:	Managing Director

By:
	Name:	Jessica Dombroff
	Title:	Senior Vice President

Address for Notices:
Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Oaktree Agency Email: Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn: Aman Kumar Email: AmKumar@oaktreecapital.com

With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attn: Ari B. Blaut Email: blauta@sullcrom.com

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

Q BOOST HOLDING LLC

By:
Name:	Ahmed Nasser Al-Abdulghani
Title:	Director

Address for Notices:
c/o Qatar Investment Authority Ooredoo Tower (Building 14) Al Dafna Street (Street 801) Al Dafna (Zone 61) Doha, Qatar

A copy (which shall not constitute notice) shall also be sent to:

General Counsel Qatar Investment Authority Ooredoo Tower (Building 14) Al Dafna Street (Street 801) Al Dafna (Zone 61) Doha, Qatar Email: notices.legal@qia.qa

A copy (which shall not constitute notice) shall also be sent to:

Michael Dorf
DLA Piper LLP (US)

michael.dorf@us.dlapiper.com +1 415 836 2580)

555 Mission Street Suite 2400 San Francisco, CA 94105-2933

3203 Hanover Street, Suite 100 Palo Alto, CA 94304

[Signature Page to Fourteenth Amendment to Credit Agreement and Guaranty]

Exhibit A

Execution Version

Conformed Credit Agreement

CREDIT AGREEMENT AND GUARANTY

dated as of April 19, 2022

and amended through the

~~Thirteenth~~Fourteenth Amendment, dated

August ~~21~~24, 2026

by and among

BIOXCEL THERAPEUTICS, INC.,

as the Borrower,

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,

as the Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO

as the Lenders,

and

OAKTREE FUND ADMINISTRATION, LLC,

as the Administrative Agent

U.S. $~~202,319,447~~203,569,447

TABLE OF CONTENTS

Section 1. DEFINITIONS		~~8~~9

1.01	Certain Defined Terms	~~8~~9
1.02	Accounting Terms and Principles	~~39~~41
1.03	Interpretation	~~39~~42
1.04	Division	~~40~~43

Section 2. THE COMMITMENT AND THE LOANS		~~40~~43

2.01	Loans	~~40~~43
2.02	Borrowing Procedures	~~41~~44
2.03	Funding of Borrowings	~~41~~44
2.04	Notes	~~42~~44
2.05	Use of Proceeds	~~42~~44
2.06	Ticking Fees	~~42~~44
~~2.07~~	~~Extension of Maturity Date~~	~~42~~

Section 3. PAYMENTS OF PRINCIPAL AND INTEREST, ETC.		~~43~~45

3.01	Scheduled Repayments and Prepayments Generally; Application	~~43~~45
3.02	Interest	~~43~~46
3.03	Prepayments	47
3.04	Commitment Termination	~~45~~49

Section 4. PAYMENTS, ETC.		49

4.01	Payments	49
4.02	Computations	50
4.03	Set-Off	50

Section 5. YIELD PROTECTION, TAXES, ETC.		51

5.01	Additional Costs	51
5.02	Illegality	52
5.03	Taxes	52
5.04	Mitigation Obligations	56
5.05	[Reserved]	56
5.06	Survival	56

Section 6. CONDITIONS		57

6.01	Conditions to Closing	57

-ii-

6.02	Conditions to the Borrowing of All Loans (other than the Amendment No. 14 Term Loans)	59
6.03	Conditions to the Borrowing of the Amendment No. 14 Term Loans	61

Section 7. REPRESENTATIONS AND WARRANTIES		~~59~~62

7.01	Power and Authority	~~59~~62
7.02	Authorization; Enforceability	~~59~~62
7.03	Governmental and Other Approvals; No Conflicts	~~59~~63
7.04	Financial Statements; Material Adverse Change	~~60~~63
7.05	Properties	~~60~~63
7.06	No Actions or Proceedings	~~62~~66
7.07	Compliance with Laws and Agreements	~~63~~66
7.08	Taxes	~~64~~67
7.09	Full Disclosure	~~64~~67
7.10	Investment Company Act and Margin Stock Regulation	~~64~~68
7.11	Solvency	~~64~~68
7.12	Subsidiaries	~~64~~68
7.13	Indebtedness and Liens	~~65~~68
7.14	Material Agreements	~~65~~68
7.15	Restrictive Agreements	~~65~~68
7.16	Real Property	~~65~~68
7.17	Pension Matters	~~65~~68
7.18	Regulatory Approvals	~~66~~69
7.19	Transactions with Affiliates	~~67~~70
7.20	OFAC; Anti-Terrorism Laws	~~67~~70
7.21	Anti-Corruption	~~67~~71
7.22	[Reserved]	~~68~~71
7.23	Priority of Obligations	~~68~~71
7.24	Royalty and Other Payments	~~68~~71
7.25	Non-Competes	~~68~~71
7.26	Security Interest	~~68~~71
7.27	Data Privacy	~~68~~71

Section 8. AFFIRMATIVE COVENANTS		~~68~~72

8.01	Financial Statements and Other Information	~~68~~72

-iii-

8.02	Notices of Material Events	~~71~~74
8.03	Existence	~~73~~76
8.04	Payment of Obligations	~~73~~76
8.05	Insurance	~~73~~76
8.06	Books and Records; Inspection Rights	~~74~~77
8.07	Compliance with Laws and Other Obligations	~~74~~77
8.08	Maintenance of Properties, Etc.	~~74~~78
8.09	Licenses	~~74~~78
8.10	Use of Proceeds	~~75~~78
8.11	Certain Obligations Respecting Subsidiaries; Further Assurances	~~75~~78
8.12	Termination of Non-Permitted Liens	~~77~~80
8.13	Board Materials; Oaktree Lender Board Observer	~~77~~81
8.14	[Reserved]	~~78~~82
8.15	Maintenance of Regulatory Approvals, Contracts, Intellectual Property, Etc.	~~78~~82
8.16	ERISA Compliance	~~79~~82
8.17	Cash Management	~~79~~82
8.18	Amendments to Agreements	~~79~~83
8.19	Post-Closing Obligations	~~79~~83
8.20	Enforcement of Trademark Rights	~~80~~84
8.21	Budget Variance Covenant	~~81~~84
8.22	Investment Bank	~~81~~84
8.23	Payroll	~~81~~84
8.24	Fifth Amendment Capital Raise	~~81~~85
8.25	Fifth Amendment Warrant	~~82~~85

Section 9. NEGATIVE COVENANTS		~~82~~86

9.01	Indebtedness	~~83~~86
9.02	Liens	~~84~~87
9.03	Fundamental Changes and Acquisitions	~~86~~89
9.04	Lines of Business	~~86~~89
9.05	Investments	~~86~~90
9.06	Restricted Payments	~~87~~91
9.07	Payments of Indebtedness	~~88~~91

-iv-

9.08	Change in Fiscal Year	~~88~~91
9.09	Sales of Assets, Etc.	~~88~~92
9.10	Transactions with Affiliates	~~89~~93
9.11	Restrictive Agreements	~~90~~94
9.12	Modifications and Terminations of Material Agreements and Organic Documents	~~91~~94
9.13	Outbound Licenses	~~91~~95
9.14	Sales and Leasebacks	~~91~~95
9.15	Hazardous Material	~~91~~95
9.16	Accounting Changes	~~92~~95
9.17	Compliance with ERISA	~~92~~95
9.18	Sanctions; Anti-Corruption Use of Proceeds	~~92~~95
~~9.19~~	~~[Reserved]~~	~~92~~

Section 10. FINANCIAL COVENANTS		~~93~~96

10.01	Minimum Liquidity	~~93~~96

Section 11. EVENTS OF DEFAULT		~~93~~96

11.01	Events of Default	~~93~~96
11.02	Remedies	~~96~~100
11.03	Additional Remedies	~~97~~100
11.04	[Reserved]	~~97~~100
11.05	Payment of Prepayment Fee	~~97~~101

Section 12. THE ADMINISTRATIVE AGENT		~~98~~102

12.01	Appointment and Duties	~~98~~102
12.02	Binding Effect	~~100~~103
12.03	Use of Discretion	~~100~~103
12.04	Delegation of Rights and Duties	~~100~~104
12.05	Reliance and Liability	~~101~~104
12.06	Administrative Agent Individually	~~102~~106
12.07	Lender Credit Decision	~~102~~106
12.08	Expenses; Indemnities	~~102~~106
12.09	Resignation of the Administrative Agent	~~103~~107
12.10	Release of Collateral or Guarantors	~~104~~107
12.11	Additional Secured Parties	~~105~~108

-v-

12.12	Agent May File Proofs of Claim	~~105~~109
12.13	Acknowledgements of Lenders	~~106~~109

Section 13. GUARANTY		~~108~~112

13.01	The Guaranty	~~108~~112
13.02	Obligations Unconditional	~~108~~112
13.05	Reinstatement	~~112~~116
13.06	Subrogation	~~112~~116
13.07	Remedies	~~113~~116
13.08	Instrument for the Payment of Money	~~113~~117
13.09	Continuing Guarantee	~~113~~117
13.11	General Limitation on Guarantee Obligations	~~114~~117

Section 14. MISCELLANEOUS		~~114~~118

14.01	No Waiver	~~114~~118
14.02	Notices	~~114~~118
14.03	Expenses, Indemnification, Etc.	~~115~~119
14.04	Amendments, Etc.	~~116~~120
14.05	Successors and Assigns	~~117~~120
14.06	Survival	~~119~~123
14.07	Captions	~~120~~123
14.08	Counterparts, Effectiveness	~~120~~123
14.09	Governing Law	~~120~~124
14.10	Jurisdiction, Service of Process and Venue	~~120~~124
14.11	Waiver of Jury Trial	~~121~~124
14.12	Waiver of Immunity	~~121~~124
14.13	Entire Agreement	~~121~~125
14.14	Severability	~~121~~125
14.15	No Fiduciary Relationship	~~121~~125
14.16	Confidentiality	~~121~~125
14.17	Interest Rate Limitation	~~122~~126
14.18	Judgment Currency	~~122~~126
14.19	USA PATRIOT Act	~~123~~127
14.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~123~~127

-vi-

SCHEDULES AND EXHIBITS

Schedule 1	-	Loans Schedule
Schedule 2	-	Products
Schedule 3	-	[Reserved]
Schedule 4	-	[Reserved]
Schedule 7.05(b)	-	Certain Intellectual Property
Schedule 7.06(b)		Environmental Matters
Schedule 7.08	-	Taxes
Schedule 7.12	-	Information Regarding Subsidiaries
Schedule 7.13(a)	-	Existing Indebtedness
Schedule 7.13(b)	-	Existing Liens
Schedule 7.14		Material Agreements
Schedule 7.15	-	Restrictive Agreements
Schedule 7.16	-	Real Property Owned or Leased by Obligors
Schedule 7.17	-	Pension Matters
Schedule 7.18(c)	-	Adverse Findings
Schedule 7.19	-	Transactions with Affiliates
Schedule 7.24	-	Royalties and Other Payments
Schedule 9.05	-	Existing Investments
Schedule 9.09	-	Sale of Assets

Exhibit A	-	Form of Note
Exhibit B	-	Form of Borrowing Notice
Exhibit C	-	Form of Guarantee Assumption Agreement
Exhibit D-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Assignment and Assumption
Exhibit G	-	Form of Landlord Consent
Exhibit H	-	[Reserved]
Exhibit I	-	Form of Intercompany Subordination Agreement
Exhibit J-1	-	Form of Company Warrant
Exhibit J-2	-	Form of 701 Warrant
Exhibit K	-	Form of Solvency Certificate
Exhibit L	-	Form of Funding Date Certificate
Exhibit M	-	Form of Tranche D Revenue Condition Certificate

-vii-

CREDIT AGREEMENT AND GUARANTY

CREDIT AGREEMENT AND GUARANTY, dated as of April 19, 2022, and amended as of November 13, 2023, December 5, 2023, February 12, 2024, March 20, 2024, November 21, 2024, March 4, 2025, March 12, 2025, April 22, 2025, March 27, 2026, July 3, 2026, July 31, 2026, August 10, 2026 ~~and~~, August 21, 2026 and August 24, 2026 (this “Agreement”), among BIOXCEL THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time hereunder (each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), and OAKTREE FUND ADMINISTRATION, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders provide a first-lien term loan facility to the Borrower in an aggregate principal amount of $~~202,319,447~~203,569,447, consisting of (a) a $72,319,447 Tranche A-1 Term Loan extended on the Closing Date, (b) a $30,000,000 Tranche A-2 Term Loan extended on the Second Amendment Effective Date, (c) a $20,000,000 Tranche B Term Loan to be extended on the Applicable Funding Date for the Tranche B Term Loan, (d) a $30,000,000 Tranche C Term Loan to be extended on the Applicable Funding Date for the Tranche C Term Loan, ~~and~~ (~~d~~e) a $50,000,000 Tranche D Term Loan to be extended on the Applicable Funding Date for the Tranche D Term Loan and (f) a $1,250,000 Amendment No. 14 Term Loan extended on the Fourteenth Amendment Effective Date; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth herein, to provide such senior secured term loan facility.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.
DEFINITIONS

1.01        Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“701 Warrant” means any warrant delivered pursuant to Section 6.02(h), evidenced by an instrument substantially in the form of Exhibit J-2 hereto, as amended, replaced or otherwise modified pursuant to the terms thereof.

“Account Control Agreement Completion Date” has the meaning set forth in Section 8.19(d).

“Acquisition” means any transaction, or any series of related transactions, by which any Person (for purposes of this definition, an “acquirer”) directly or indirectly, by means of amalgamation, consolidation, merger, purchase of assets, purchase of Equity Interests, or otherwise, (i) acquires all or substantially all of the assets of any other Person, (ii) acquires (including via licensing and in-licensing) an entire business line or unit or division of any other Person, (iii) with respect to any other Person that is managed or governed by a Board, acquires control of Equity Interests of such other Person representing more than fifty percent (50%) of the ordinary voting power (determined on a fully-diluted basis) for the election of directors of such Person’s Board, or (iv) acquires control of more than fifty percent (50%) of the Equity Interests in any other Person (determined on a fully-diluted basis) that is not managed by a Board.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that solely with respect to transfers by, or any other rights afforded to, the QIA Lender or any of its Affiliates, all references to “Affiliate” or “Affiliates” with respect to the QIA Lender shall include (i) Qatar Investment Authority and any individual, corporation, partnership, firm, joint venture, investment fund, association, trust, unincorporated association or organization, governmental body or other entity, which controls, is controlled by or is under common control with, the QIA Lender, and (ii) government entities or instrumentalities of, or entities that are wholly-owned or controlled by, the State of Qatar, the Amiri Diwan of the State of Qatar or any entities that are wholly-owned or controlled by any one or more of the foregoing.

“Agreement” has the meaning set forth in the preamble hereto.

“Amendment No. 14 Term Loans” has the meaning assigned to such term in Section 2.01(a)(vi).

“ANDA” means (i) (x) an abbreviated new drug application (as defined in the FD&C Act) and (y) any similar application or functional equivalent relating to any new drug application applicable to or required by any non-U.S. Governmental Authority, and (ii) all supplements and amendments that may be filed with respect to any of the foregoing.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including (i) the Money Laundering Control Act of 1986 (e.g., 18 U.S.C. §§ 1956 and 1957), (ii) the Bank Secrecy Act of 1970 (e.g., 31 U.S.C. §§ 5311 – 5330), as amended by the Patriot Act, (iii) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (iv) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (v) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (vi) any similar laws enacted in the United States, European Union or any other jurisdictions in which the parties to this agreement operate, and all other present and future legal requirements of any Governmental Authority, including His Majesty’s Treasury, governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war.

“Applicable Availability Period”, with respect to a tranche of Loans, has the meaning set forth in the Loans Schedule for such tranche of Loans.

“Applicable Funding Condition”, with respect to a tranche of Loans, has the meaning set forth in the Loans Schedule for such tranche of Loans.

“Applicable Funding Date”, with respect to a tranche of Loans, means the date during the Applicable Availability Period for such tranche of Loans on which all conditions precedent set forth in Section 6.02 or Section 6.03, as applicable, are satisfied or waived in accordance with the terms of this Agreement.

“Approved Budget” has the meaning set forth in Section 8.01(k).

“Arm’s Length Transaction” means, with respect to any transaction, the terms of such transaction shall not be less favorable to the Borrower or any of its Subsidiaries than commercially reasonable terms that would be obtained in a transaction not while in financial distress with a Person that is an unrelated third party.

“Asset Sale” has the meaning set forth in Section 9.09.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender substantially in the form of Exhibit F, or such other form as agreed by the Administrative Agent.

“Bailee Letter” means a bailee letter substantially in the form of Exhibit F to the Security Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“BioXcel LLC” means BioXcel LLC, a Delaware limited liability company (formerly known as BioXcel Corporation).

“BioXcel Trademark Agreement” has the meaning set forth in Section 6.02(j)(ii).

“Board” means, with respect to any Person, the board of directors or equivalent management or oversight body of such Person or any committee thereof authorized to act on behalf of such board (or equivalent body).

“Board Observer” has the meaning set forth in Section 8.13(b).

“Borrower” has the meaning set forth in the preamble hereto.

“Borrower Party” has the meaning set forth in Section 14.03(b).

“Borrowing” means the borrowing of the Loans on each Applicable Funding Date.

“Borrowing Notice” means a written notice substantially in the form of Exhibit B.

“Budget” means the Initial Budget, as amended, modified, supplemented or replaced from time to time in accordance with Section 8.01(k).

“Budget Variance Report” means a report prepared by a Responsible Officer of the Borrower, comparing for each applicable Budget Variance Test Period the actual results against anticipated results under the applicable Approved Budget(s), on an aggregate basis and in the same level of detail set forth in the applicable Approved Budget(s), together with a written explanation for all disbursement variances of greater than 15% for any given Budget Variance Test Period and such other information as the Administrative Agent or the Majority Lenders may reasonably request.

“Budget Variance Test Period” means the two-week period most recently ended on the last Saturday prior to the delivery of each Budget Variance Report.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City; provided, that with respect to any notices to a QIA Lender or any obligation for a QIA Lender to fund any Borrowings, “Business Day” shall not include any day on which commercial banks in Qatar are authorized or required to close.

“BXCL 501” means a proprietary, orally dissolving thin film formulation of dexmedetomidine, a selective alpha-2a receptor agonist, as further described on Schedule 2, including all improvements and modifications thereto.

“BXCL 701” means an orally administered talabostat formulation, as further described on Schedule 2, including all improvements and modifications thereto, or any other formulation of talabostat.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on December 31, 2018, subject to Section 1.02.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any of its Subsidiaries in excess of $2,000,000 (or the Equivalent Amount in other currencies).

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means any Domestic Subsidiary that owns no material assets (directly or indirectly) other than Equity Interests and debt of one or more CFCs or Domestic Subsidiaries that are themselves CFC Holding Companies.

“Change of Control” means an event or series of events (i) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act, but excluding any of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such Plan and excluding any Permitted Holder) becomes the “beneficial owner”, directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Borrower entitled to vote for members of the Board of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any Option Right); (ii) as a result of which any Permitted Holder or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act) including any Permitted Holder becomes the “beneficial owner”, directly or indirectly, of ~~forty-five~~thirty-five percent (~~45~~35%) or more of the Equity Interests of the Borrower entitled to vote for members of the Board of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such Permitted Holder or group has the right to acquire pursuant to any Option Right); (iii) that results in the sale of all or substantially all of the assets or businesses of the Borrower and its Subsidiaries, taken as a whole, or (iv) that results in the Borrower’s failure to own, directly or indirectly, beneficially and of record, one-hundred percent (100%) of all issued and outstanding Equity Interests of each Subsidiary Guarantor (other than, in the case of this clause (iv), as a result of any Asset Sale permitted by Section 9.09, liquidation or dissolution permitted by Section 9.03(b), or any interest in or exercise of any 701 Warrant). For purposes of this definition, “beneficial owner” is as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “Option Right”).

“Claims” means (and includes) any claim, demand, complaint, grievance, action, application, suit, cause of action, order, charge, indictment, prosecution, judgement or other similar process, whether in respect of assessments or reassessments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.

“Closing Date” means the date on which the conditions precedent specified in Section 6.01 are satisfied (or waived in accordance with Section 14.04).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collaboration Agreement Option” means Borrower’s option, pursuant to the Shared Services Agreement, to enter into a collaborative services agreement with BioXcel LLC by which BioXcel LLC shall perform product identification and related services for the Borrower utilizing the EvolverAI Platform.

“Collateral” means any real, personal and mixed property (including Equity Interests), whether tangible or intangible, in which Liens are granted or purported to be granted to the Administrative Agent as security for the Obligations under any Loan Document on or after the Closing Date, including future acquired or created assets or property (or collectively, all such real, personal and mixed property, as the context may require); provided, “Collateral” shall not include Equity Interests of any Subsidiary representing, in the aggregate, more than sixty-five percent (65%) of the Equity Interests of any CFC or CFC Holding Company.

“Commercial Supply Agreement” means the commercial supply agreement, dated as of April 1, 2022, by and between the Borrower and ARx, LLC, as it may be amended or modified from time to time in accordance with the terms hereof.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower on each Applicable Funding Date in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Applicable Commitment”, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise. The aggregate amount of Commitments outstanding on the ~~Second~~Fourteenth Amendment Effective Date (after giving effect to the ~~Second~~Fourteenth Amendment) equals $~~100,000,000.~~110,412,178.58

“Commitment Termination Date” means (a) with respect to the Commitments to make Tranche B Term Loans, December 31, 2024, (b) with respect to the Commitments to make Tranche C Term Loans, December 31, 2025 and (c) with respect to the Commitments to make Tranche D Term Loans, December 31, 2025.

“Common Stock” means the common stock, $0.001 par value, of the Borrower.

“Company Competitor” means (i) any competitor of the Borrower or any of its Subsidiaries primarily operating in the same line of business as the Borrower or any of its Subsidiaries and (ii) any of such competitor’s Affiliates (other than any Person that is a bona fide debt fund primarily engaged in the making, purchasing, holding or other investing in commercial loans, notes, bonds or similar extensions of credit or securities in the Ordinary Course) that are either (x) identified by name in writing by the Borrower to the Administrative Agent from time to time or (y) clearly identifiable on the basis of such Affiliate’s name.

“Company Warrants” means (i) those certain warrants, dated as of the Closing Date and delivered pursuant to Section 6.01(h), evidenced by an instrument substantially the form of Exhibit J-1 hereto, as amended on the Second Amendment Effective Date, (ii) those certain warrants, dated as of the Second Amendment Effective Date, evidenced by an instrument substantially the form of Exhibit J-1 hereto, (iii) those certain warrants, dated March 20, 2024, evidenced by an instrument substantially the form of Exhibit A to the Fourth Amendment to Credit Agreement and Guaranty, dated March 20, 2024, by and among the Borrower, the Lenders and the Administrative Agent, and (iv) those certain warrants, to be dated on or around the date of Fifth Amendment Capital Raise One, evidenced by an instrument substantially the form of Exhibit B to the Fifth Amendment, in each case ((i) through (iv)), as amended, replaced or otherwise modified from time to time pursuant to the terms thereof, including pursuant to the Fifth Amendment.

“Compliance Certificate” has the meaning set forth in Section 8.01(a).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contracts” means any contract, license, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise).

“Control” means, in respect of a particular Person, the possession by one or more other Persons, directly or indirectly, of the power to direct or cause the direction of the management or policies of such particular Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” has the meaning set forth in Section 8.17.

“Copyright” means published and unpublished works of authorship whether or not copyrightable, including software, website and mobile content, data, databases, and other compilations of information, in each case, whether or not registered, and any and all copyrights in and to the foregoing, together with all common law rights and moral rights therein, and all copyrights, copyright registrations and applications for copyright registrations, including all renewals, extensions, restorations, derivative works and reversions thereof and all common law rights, moral rights and other rights whatsoever accruing thereunder or pertaining thereto throughout the world.

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of country- or territory-wide Sanctions.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable or requires such Person to use efforts to redeem such Equity Interests (in each case, other than solely for Qualified Equity Interests), including pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends or other distributions in cash or other securities that would constitute Disqualified Equity Interests, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided, that if such Equity Interests are issued to any employee or any plan for the benefit of employees of Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of any such employee’s termination, death or disability; provided, further, that no Equity Interests held by any future, present or former employee, director, officer or consultant (or their respective Affiliates or immediate family members) of Borrower issued pursuant to customary terms in the Ordinary Course shall be considered Disqualified Equity Interests solely because such Equity Interests are redeemable or subject to repurchase pursuant to a customary management equity subscription agreement, stock option, stock appreciation right or other stock award agreement or similar agreement that may be in effect from time to time.

“Distressed Debt Investor” means any investor or investment fund specializing in distressed debt and a majority of whose investment portfolio at all times consists of distressed debt. In no event shall any Oaktree Lender be deemed to be a Distressed Debt Investor.

“Division” has the meaning set forth in Section 1.04.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is a corporation, limited liability company, partnership or similar business entity incorporated, formed or organized under the laws of the United States, any state of the United States or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment” means the Eighth Amendment to this Agreement, dated as of April 22, 2025.

“Eleventh Amendment” means the Eleventh Amendment to this Agreement, dated as of July 31, 2026.

“Eleventh Amendment Effective Date” means the date all of the conditions precedent set forth in Section 5 of the Eleventh Amendment have been satisfied.

“Eligible Transferee” means and includes (i) any commercial bank, (ii) any insurance company, (iii) any finance company, (iv) any financial institution, (v) any Person that is a bona fide debt fund primarily engaged in the making, purchasing, holding or other investing in commercial loans, notes, bonds or similar extensions of credit or securities in the Ordinary Course, (vi) with respect to any Lender, any of its Affiliates or such Lender’s or Affiliate’s managed funds or accounts, and (vii) any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided, that no Distressed Debt Investor or Company Competitor shall be an Eligible Transferee.

“Emerging 701 Pipeline” means oncology drug concepts and candidates identified using AI platform approaches, including synthetic lethality pairs.

“Environmental Claims” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, information request, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of, or liability relating to, any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment, arising out of a violation of Environmental Law or any Hazardous Materials Activity.

“Environmental Law” means all laws (including common law and any federal, state, provincial or local governmental law), rule, regulation, order, writ, judgment, notice, requirement, binding agreement, injunction or decree, whether U.S. or non-U.S., relating in any way to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) to the extent related to Hazardous Materials Activity, occupational safety and health, industrial hygiene, land use, natural resources or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or any of its Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, presence, emission, discharge, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, whether now outstanding or issued after the Closing Date, and in each case, however designated and whether voting or non-voting. Notwithstanding the foregoing, in no event shall any Indebtedness convertible or exchangeable into Equity Interests constitute “Equity Interests” hereunder.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination. Where the permissibility of a transaction, accuracy of a representation or warranty or compliance with a covenant hereunder is determined by reference to amounts stated in Dollars (or the Equivalent Amount in other currencies), the time of determination shall, in each case, be the time at which any applicable transaction is entered into (e.g. the time at which Indebtedness is incurred or at which an Investment or Asset Sale is made), financial covenant is tested, or representation or warranty is made, and the permissibility of actions taken under this Agreement shall not be affected by, and no Default or Event of Default shall arise as a result of, subsequent fluctuations in exchange rates.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty (30) days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (xii) the occurrence of a non-exempt prohibited transaction under Section 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (xiv) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (xvi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (xvii) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (xviii) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor.

“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Erroneous Payment” has the meaning set forth in Section 12.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 12.13(d).

“Erroneous Payment Impacted Loans” has the meaning set forth in Section 12.13(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 12.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 11.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” means, as of any date, the rate at which any currency may be exchanged into another currency, as set forth on the relevant Reuters screen at or about 11:00 a.m. (Eastern time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably designated by the Administrative Agent.

“Excluded Accounts” means (i) deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Obligor’s employees, (ii) ~~zero balance accounts that are swept no less frequently than weekly to a Controlled Account, (iii)~~ accounts (including trust accounts) used exclusively for bona fide escrow, insurance or fiduciary purposes, and (~~iv~~iii) cash collateral for (x) Permitted Liens incurred pursuant to Sections 9.02(i) and (r) and (y) Permitted Liens securing Indebtedness incurred pursuant to Sections 9.01(p), (s)(iii) and (s)(iv).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivisions thereof) or (y) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to this Agreement, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f), and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by any Obligor or any of its Subsidiaries.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FD&C Act” means the U.S. Food, Drug and Cosmetic Act of 1938, 21 U.S.C. §§ 301 et seq. (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the amended and restated Fee Letter, dated as of the Second Amendment Effective Date, among the Borrower, the Lenders and the Administrative Agent.

“Fifth Amendment” means the Fifth Amendment to this Agreement and First Amendment to the Fourth Amendment, dated as of November 21, 2024.

“Fifth Amendment Capital Raise One” has the meaning set forth in Section 8.24.

“Fifth Amendment Capital Raise Two” has the meaning set forth in Section 8.24.

“Fifth Amendment Date” has the meaning set forth in the Fifth Amendment.

“First Amendment” means the Waiver and First Amendment to this Agreement, dated as of November 13, 2023.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fourteenth Amendment” means the Fourteenth Amendment to this Agreement, dated as of August 24, 2026.

“Fourteenth Amendment Effective Date” means the date all of the conditions precedent set forth in Section 5 of the Fourteenth Amendment have been satisfied.

“Fourth Amendment” means the Fourth Amendment to this Agreement, dated as of March 20, 2024.

“Funding Date Certificate” means a certificate substantially in the form of Exhibit L.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. All references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements delivered pursuant to Section 6.01(d).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance or exemption that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any application or submission related to any of the foregoing.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of any country, in each case whether U.S. or non-U.S.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to Section 8.11(a), is required to become a “Subsidiary Guarantor.”

“Guaranteed Obligations” has the meaning set forth in Section 13.01.

“Guaranty” means the Guaranty made by the Subsidiary Guarantors under Section 13 in favor of the Secured Parties (including any Guaranty assumed by an entity that is required to become a “Subsidiary Guarantor” pursuant to a Guarantee Assumption Agreement).

“Hazardous Material” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or would reasonably be expected to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, recycling, disposition or handling of any Hazardous Materials, and any investigation, monitoring, corrective action or response action with respect to any of the foregoing.

“Healthcare Laws” means, collectively, all Laws and Product Authorizations applicable to the business, any Product or the Product Commercialization and Development Activities of any Obligor, whether U.S. or non-U.S., regulating the distribution, dispensing, importation, exportation, quality, manufacturing, labeling, promotion and provision of and payment for drugs, medical or healthcare products, items and services, including 45 C.F.R. et seq. (“HIPAA”); Section 1128B(b) of the Social Security Act, as amended; 42 U.S.C. § 1320a-7b (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute”; § 1877 of the Social Security Act, as amended; 42 U.S.C. § 1395nn (Limitation on Certain Physician Referrals), commonly referred to as “Stark Statute”; the FD&C Act; all rules, regulations and guidance with respect to the provision of Medicare and Medicaid programs or services (42 C.F.R. Chapter IV et seq.); 10 U.S.C. §§1071 – 1110(b); 5 U.S.C. §§ 8901 – 8914; and all rules, regulations and guidance promulgated under or pursuant to any of the foregoing, including any non-U.S. equivalents.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HIPAA” has the meaning set forth in “Healthcare Laws”.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that (i) individually constitutes or holds less than ~~five~~one percent (~~5~~1.0%) of the Borrower’s consolidated total assets and generates less than ~~five~~one percent (~~5~~1.0%) of the Borrower’s consolidated total revenue, and (ii) when taken together with all then existing Immaterial Subsidiaries, such Subsidiary and such Immaterial Subsidiaries, in the aggregate, would constitute or hold less than ~~five~~one percent (~~5~~1.0%) of the Borrower’s consolidated total assets and generate less than ~~five~~one percent (~~5~~1.0%) of the Borrower’s consolidated total revenue, in each case as pursuant to the most recent fiscal period for which financial statements were required to have been delivered pursuant to Section 8.01(a) or (b); provided that no Subsidiary of the Borrower shall be an Immaterial Subsidiary if such Subsidiary holds Material Intellectual Property (other than, for the avoidance of doubt, foreign Product Authorizations). If at any time the aggregate amount of the Borrower’s consolidated total assets or consolidated total revenue attributable to Immaterial Subsidiaries exceeds ~~five~~one percent (~~5~~1.0%) of the Borrower’s consolidated total assets or consolidated total revenue, the Borrower shall promptly (and in any event within thirty (30) days of becoming aware of such excess) designate sufficient Subsidiaries as ceasing to constitute “Immaterial Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall be required to become Guarantors in accordance with Section 8.11(a). If at any time any Subsidiary designated as an Immaterial Subsidiary individually constitutes or holds ~~five~~one percent (~~5~~1.0%) or more of the Borrower’s consolidated total assets or generates ~~five~~one percent (~~5~~1.0%) or more of the Borrower’s consolidated total revenue, such Subsidiary shall cease to constitute an Immaterial Subsidiary and the Borrower shall promptly (and in any event within thirty (30) days of becoming aware thereof) cause such Subsidiary to become a Guarantor in accordance with Section 8.11(a).

“IND” means (i) (x) an investigational new drug application (as defined in the FD&C Act) that is required to be filed with the FDA before beginning clinical testing in human subjects, or any successor application or procedure and (y) any similar application or functional equivalent relating to any investigational new drug application applicable to or required by any non-U.S. Governmental Authority, and (ii) all supplements and amendments that may be filed with respect to the foregoing.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (x) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (xi) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (xii) all obligations under any earn-out and guaranteed minimum milestone and other payments of such Person under any license or other agreements (but excluding any payments based on sales under any such license or other agreement), (xiii) any Disqualified Equity Interests of such Person and (xiv) any Off-Balance Sheet Liability; provided that, notwithstanding the foregoing, Indebtedness shall not include (A) accrued expenses, deferred rent, deferred Taxes, deferred compensation or customary obligations under employment agreements, and (B) accounts payable incurred in the ordinary course of business and either (i) not overdue by more than ninety (90) days or (ii) being contested in good faith by appropriate proceedings and reserved for in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 14.03(b).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Information Certificate” means the Information Certificate delivered pursuant to Section 6.01(c).

“Initial Budget” means the cash flow budget delivered pursuant to Section 5(d) of the Fifth Amendment.

“Initial Period” has the meaning ascribed to such term in the BioXcel Trademark Agreement.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all intellectual property or proprietary rights of any kind anywhere in the world, including any rights in or to Patents, Trademarks, Copyrights, and Trade Secrets, whether U.S. or non-U.S.

“Intercompany Subordination Agreement” means a subordination agreement to be executed and delivered by each Obligor and each of its Subsidiaries, pursuant to which all obligations in respect of any Indebtedness owing to any such Person by an Obligor shall be subordinated to the prior payment in full in cash of all Obligations, such agreement to be in substantially the form attached hereto as Exhibit I.

“Interest Rate” means (i) prior to September 30, 2024, Term SOFR (as defined in this Agreement prior to giving effect to the Fifth Amendment) plus 7.50% per annum and (ii) on or after September 30, 2024, 13.00% per annum, in each case, as may be increased pursuant to Section 3.02(b).

“Invention” means any novel, inventive or useful art, apparatus, method, process, machine (including any article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) of any debt or Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (ii) the making of any deposit with, or advance, loan, assumption of debt or other extension of credit to, or capital contribution in any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days arising in connection with the sale of inventory or supplies by such Person in the Ordinary Course; or (iii) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. The amount of an Investment shall be the amount actually invested (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on such Person’s good faith estimate of the fair market value of such asset or property at the time such Investment is made), less the amount of cash received or returned for such Investment, without adjustment for subsequent increases or decreases in the value of such Investment or write-ups, write-downs or write-offs with respect thereto; provided that in no event shall such amount be less than zero or increase any basket or amount pursuant to Section 9.05 above the fixed amount set forth therein.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Landlord Consent” means a Landlord Consent substantially in the form of Exhibit G.

“Law” means, collectively, all U.S. or non-U.S. federal, state, provincial, territorial, municipal or local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including any interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” has the meaning set forth in the preamble hereto.

“Lien” means (a) any mortgage, lien, license, pledge, hypothecation, charge, security interest, or other encumbrance of any kind or character whatsoever, whether or not filed, recorded or otherwise perfected under applicable Law, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any other encumbrance on title to real property, any option or other agreement to sell, or give a security interest in, such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction)) or any preferential arrangement that has the practical effect of creating a security interest and (b) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

“Loan” means each loan advanced by a Lender pursuant to Section 2.01.

“Loan Documents” means, collectively, this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Thirteenth Amendment, Fourteenth Amendment, the Notes, the Security Documents, the Company Warrants, the 701 Warrants, the Fee Letter, any Guarantee Assumption Agreement, the Intercompany Subordination Agreement and any subordination agreement, intercreditor agreement or other present or future document, instrument, agreement or certificate delivered to the Administrative Agent (for itself or for the benefit of any other Secured Party) in connection with this Agreement or any of the other Loan Documents, in each case, as amended or otherwise modified.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, financial performance, operations, condition of the assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform its obligations under the Loan Documents, as and when due, (iii) the legality, validity, binding effect or enforceability of the Loan Documents or (iv) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or the Secured Parties under any of the Loan Documents.

“Material Agreement” means any Contract required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act of 1933 or Securities Exchange Act of 1934, as may be amended. For the avoidance of doubt, employment and management contracts shall not be Material Agreements.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor or Subsidiary thereof, the outstanding principal amount of which, individually or in the aggregate, exceeds $15,000,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means all Intellectual Property, whether currently owned by (or purported to be owned by) or licensed to (or purported to be licensed to) the Borrower or any of its Subsidiaries, or acquired, developed or obtained by or otherwise licensed to the Borrower or any of its Subsidiaries after the Closing Date that is, in each case, material to any current, planned or anticipated business of the Borrower or any of its Subsidiaries. Material Intellectual Property includes all Intellectual Property that is material to, or specifically related to or directed toward, (i) BXCL 501 or BXCL 701 or (ii) Product Commercialization and Development Activities with respect to BXCL 501 or BXCL 701.

“Material Software” has the meaning set forth in Section 7.05(b)(G).

“Material Subsidiary” means any Subsidiary of the Borrower that is not an Immaterial Subsidiary.

“Maturity Date” means April 19, 2027 (as it may be extended pursuant to Section 2.07) or, if such date is not a Business Day, the immediately preceding Business Day.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Minimum Liquidity Amount” means (i) prior to consummation of the Fifth Amendment Equity Raise One, $25,000,000, (ii) upon consummation of the Fifth Amendment Equity Raise One to but excluding March 31, 2025, $7,500,000, (iii) from March 31, 2025 to but excluding January 1, 2026, $10,000,000, (iv) from and after January 1, 2026 to but excluding March 31, 2026, $15,000,000, (v) from and after March 31, 2026 to but excluding the Tenth Amendment Effective Date, $12,500,000, (vi) from and after the Tenth Amendment Effective Date to but excluding the Eleventh Amendment Effective Date, $7,500,000, (vii) from and after the Eleventh Amendment Effective Date to but excluding August 10, 2026, $6,250,000~~,~~ and (viii) from and after August 10, 2026 to but excluding the Fourteenth Amendment Effective Date, $3,000,000 and (ix) from and after the Fourteenth Amendment Effective Date, $250,000.

“Minimum Liquidity Covenant” shall have the meaning set forth in Section 10.01.

“Mortgage Deliverables” has the meaning set forth in Section 8.11(b)(iv).

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“NDA” means (i) (x) a new drug application (as defined in the FD&C Act) and (y) any similar application or functional equivalent relating to any new drug application applicable to or required by any non-U.S. country, jurisdiction or Governmental Authority, and (ii) all supplements and amendments that may be filed with respect to any of the foregoing.

“Net Cash Proceeds” means, (i) with respect to any Casualty Event experienced or suffered by any Obligor or any of its Subsidiaries, the amount of cash proceeds received (directly or indirectly) from time to time by or on behalf of such Person after deducting therefrom only (w) reasonable costs and expenses related thereto incurred by such Obligor or such Subsidiary in connection therewith, (x) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith, (y) reasonable reserves established for liabilities estimated to be payable in respect of such Casualty Event and deposited into escrow with a third party escrow agent on customary terms or set aside in a Controlled Account and (z) any amounts required to be used to prepay Permitted Indebtedness pursuant to Section 9.01(j) secured by the assets subject to such Casualty Event (other than (A) Indebtedness owing to the Administrative Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset); and (ii) with respect to any Asset Sale by any Obligor or any of its Subsidiaries, the amount of cash proceeds received (directly or indirectly) from time to time by or on behalf of such Person after deducting therefrom only (w) reasonable costs and expenses related thereto incurred by such Obligor or such Subsidiary in connection therewith, (x) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith, (y) reasonable reserves established for liabilities estimated to be payable in respect of such Asset Sale and deposited into escrow with a third party escrow agent on customary terms or set aside in a Controlled Account and (z) any amounts required to be used to prepay Permitted Indebtedness pursuant to Section 9.01(j) secured by the assets subject to such Asset Sale (other than (A) Indebtedness owing to the Administrative Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset); provided that, in each case of clauses (i) and (ii), costs and expenses shall only be deducted to the extent, that the amounts so deducted are (x) actually paid to a Person that is not an Affiliate of any Obligor or any of its Subsidiaries and (y) properly attributable to such Casualty Event or Asset Sale, as the case may be.

“Ninth Amendment” means the Ninth Amendment to this Agreement, dated as of March 27, 2026.

“Ninth Amendment Effective Date” means the date all of the conditions precedent set forth in Section 4 of the Ninth Amendment have been satisfied.

“Note” means a promissory note, in substantially the form of Exhibit A hereto, executed and delivered by the Borrower to any Lender in accordance with Section 2.04.

“NY UCC” means the UCC as in effect from time to time in New York.

“Oaktree Lender” means any Lender that is an Affiliate or managed fund or account of Oaktree Capital Management, L.P.

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Secured Party (including all Guaranteed Obligations) any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Obligor is the Borrower, all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, Ticking Fees, Prepayment Fee, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document. Notwithstanding the foregoing, the Obligations shall not include any Warrant Obligations.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors and their respective successors and permitted assigns.

“OFAC” has the meaning assigned to such term in the definition of “Anti-Terrorism Laws.”

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Option Right” has the meaning set forth in the definition of “Change of Control.”

“Ordinary Course” means ordinary course of business or ordinary trade activities that are customary for similar businesses in the normal course of their ordinary operations and not while in financial distress.

“Organic Document” means, for any Person, such Person’s formation documents, including, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Person’s Equity Interests, or any equivalent document of any of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent Entity” means any direct or indirect parent of the Borrower.

“Participant” has the meaning set forth in Section 14.05(e).

“Participant Register” has the meaning set forth in Section 14.05(e).

“Patents” means (i) all domestic, national, regional and foreign patents, patent rights, patent applications, provisional applications, patent disclosures and Invention disclosures issued or filed, (ii) any patent applications filed from such patents, patent rights, patent applications, provisional applications, patent disclosures and Invention disclosures claiming priority to any of these, including renewals, divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications, (iii) any patents that have issued or in the future issue from the foregoing described in clauses (i) and (ii), including utility models, petty patents and design patents and certificates of invention; and (iv) all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, revisions, and term extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (i), (ii) and (iii), including the Inventions claimed in any of the foregoing and any priority rights arising therefrom.

“Patriot Act” has the meaning set forth in Section 14.19.

“Payment Date” means (i) March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date (provided, that if such date is not a Business Day, then on the immediately preceding Business Day); and (ii) the Maturity Date.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Requirements” means the filing of appropriate financing statements with the applicable filing office and the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case in favor of Administrative Agent, the delivery to Administrative Agent of any stock certificates or promissory notes (and any corresponding stock powers or allonges), control agreements and any other Security Documents required to be delivered or actions to be taken pursuant to the applicable Loan Documents and the making or procuring of any other registrations, filings, endorsements, notarizations, stampings and/or notifications of the Security Documents or the Liens created thereunder necessary for the validity and enforceability thereof.

“Permitted Capital Raise Activities” has the meaning set forth in Section 8.24.

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any member states of the European Union or any agency or any state thereof having maturities of not more than one (1) year from the date of acquisition, (ii) commercial paper maturing no more than two hundred seventy (270) days after the date of acquisition thereof and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year after issue that are issued by any bank organized under the Laws of the United States, or any state thereof, or the District of Columbia, or any U.S. branch of a foreign bank having, at the date of acquisition thereof, combined capital and surplus of not less than $500,000,000 (or the Equivalent Amount in other currencies), (iv) any Investments compliant with the Borrower’s investment policy in the form provided to the Administrative Agent prior to the Closing Date, subject to amendments to such investment policy approved by the Administrative Agent in writing (such approval not to be unreasonably withheld, conditioned or delayed), and (v) any money market or similar funds that exclusively hold any of the foregoing.

“Permitted Hedging Agreement” means a Hedging Agreement entered into by any Obligor in such Obligor’s Ordinary Course for the purpose of hedging currency risks or interest rate risks (and not for speculative purposes) and (x) with respect to hedging currency risks, in an aggregate notional amount for all such Hedging Agreements not in excess of $10,000,000 (or the Equivalent Amount in other currencies) and (y) with respect to hedging interest rate risks, in an aggregate notional amount for all such Hedging Agreements in excess of 50%, but not more than 100%, of the aggregate principal amount of Loans outstanding at such time.

“Permitted Holder” means BioXcel LLC and its Affiliates.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Licenses” means (A) outbound non-exclusive licenses for the use of the Intellectual Property of any Obligor or any of its Subsidiaries entered into in the Ordinary Course, and (B~~) exclusive licenses limited in territory solely with respect to a specific geographic country or region outside of the United States, and (C~~) promotion, manufacture or other collaborative arrangements with a third party in which an Obligor or any of its Subsidiaries grants a third party licenses under any of its Intellectual Property, but does not grant such third party the right to sell (unless the Administrative Agent shall otherwise consent, which consent shall not be unreasonably delayed, withheld or conditioned; provided, that ~~in the event Borrower requests such consent in writing to Administrative Agent, accompanied by a reasonably detailed description of the proposed arrangement, Administrative Agent shall respond to such request within ten (10) Business Days); provided, that~~ with respect to each license described in clauses (A) ~~through~~and (~~C~~B), (i) such license constitutes an Arm’s Length Transaction, the terms of which (x) do not provide for a sale or assignment of any Intellectual Property, (y) do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge or grant a security interest in or Lien on any Intellectual Property, and (z) are commercially reasonable (as determined in good faith by Borrower) and (ii) the Administrative Agent shall have consented to such license in its sole discretion.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Priority Liens” means (a) Liens permitted under Section 9.02 (c), (d), (e), (f), (g), (h), (i), (k), (p), (q), (s)(ii), and (t) and (b) Liens permitted under Section 9.02(b); provided that such Liens are also of the type described in clause (a) of this definition.

“Permitted Refinancing” means, with respect to any Indebtedness permitted to be refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that such refinancing, extension, renewal or replacement shall not (i) increase the outstanding principal amount of the Indebtedness being refinanced, extended, renewed or replaced, except by an amount equal to accrued interest, any required prepayment premium and customary fees and expenses reasonably incurred, in connection therewith, (ii) contain terms relating to outstanding principal amount, amortization, maturity, collateral security (if any) or subordination (if any), or other material terms that, taken as a whole, are less favorable in any material respect to the Obligors and their respective Subsidiaries or the Secured Parties than the terms of any agreement or instrument governing such existing Indebtedness (as determined in good faith by the Borrower), (iii) have an applicable interest rate which does not exceed the greater of (A) the rate of interest of the Indebtedness being replaced and (B) the then applicable market interest rate, (iv) contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of such Indebtedness and (v) after giving effect to such refinancing, extension, renewal or replacement, no Default shall have occurred (or would reasonably be expected to occur) as a result thereof.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“PIK Interest” has the meaning set forth in Section 3.02(c).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Fee” means with respect to any prepayment of all or any portion of the Loans, whether by optional or mandatory prepayment, acceleration or otherwise (in each case, other than any scheduled amortization payment and other than any prepayment made pursuant to Section 5.02), occurring (i) on or prior to the second anniversary of the Closing Date, an amount equal to the amount of interest that would have been paid on the principal amount of the Loans being so repaid or prepaid for the period from and including the date of such repayment or prepayment to but excluding the date that is the two (2) year anniversary of the Closing Date, plus four percent (4%) of the principal amount of the Loans being so repaid or prepaid and the Commitments being so terminated, provided that, with respect to any prepayment in connection with a Change of Control event, the Prepayment Fee shall be (A) twelve and one half percent (12.5%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid if such prepayment occurs on or prior to the first anniversary of the Closing Date, and (B) ten percent (10%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid if such prepayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, (ii) at any time after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, an amount equal to four percent (4%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid, (iii) at any time after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, an amount equal to two percent (2%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid and (iv) if the prepayment is made after the fourth anniversary of the Closing Date, 0%.

“Prepayment Price” has the meaning set forth in Section 3.03(a)(i).

“Pro Forma Basis” means, with respect to the calculation of any financial ratio, as of any date, that pro forma effect will be given to the Transactions, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio is being calculated) and all sales, transfers and other dispositions or discontinuance of any subsidiary, line of business or division, in each case that have occurred during the four consecutive fiscal quarter period of the Borrower being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made, as if each such event occurred on the first day of the Reference Period.

“Product” means (i) those pharmaceutical or biological products (and described in reasonable detail) on Schedule 2 attached hereto, and (ii) any current or future pharmaceutical or biological product developed, distributed, dispensed, imported, exported, labeled, promoted, manufactured, licensed, marketed, sold or otherwise commercialized by any Obligor or any of its Subsidiaries, including any such product in development or which may be developed.

“Product Authorizations” means any and all Governmental Approvals, whether U.S. or non-U.S. (including all applicable ANDAs, NDAs, INDs, Product Standards, supplements, amendments, pre- and post- approvals, governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity) of any Regulatory Authority, in each case, necessary to be held or maintained by, or for the benefit of, any Obligor or any of its Subsidiaries for the ownership, use or commercialization of any Product or for any Product Commercialization and Development Activities with respect thereto in any country or jurisdiction.

“Product Commercialization and Development Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, licensing, importation, exportation, shipping, storage, handling, design, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing (including in respect of licensing, royalty or similar payments), or any similar or other activities the purpose of which is to commercially exploit such Product.

“Product Standards” means all safety, quality and other specifications and standards applicable to any Product, including all pharmaceutical, biological and other standards promulgated by Standards Bodies.

“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any Law for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (i) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (ii) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.

“Qatari Business Day” has the meaning set forth in Section 14.02(b).

“QIA Lender” means any Lender that is an Affiliate of Qatar Investment Authority.

“QIA Lender Notice” has the meaning set forth in Section 14.02(b).

“Qualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Real Property Security Documents” means any Mortgage Deliverables, Landlord Consents or Bailee Letters.

“Recipient” means any Lender or any other recipient of any payment to be made by or on account of any Obligation.

“Referral Source” has the meaning set forth in Section 7.07(b).

“Register” has the meaning set forth in Section 14.05(d).

“Registration Rights Agreement” means that certain Second Amended and Restated Registration Rights Agreement, dated March 20, 2024, by and among the Borrower and the purchasers identified therein.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” mean, with respect to a Product, the approval of the applicable Regulatory Authority necessary for the testing, manufacturing, use, storage, supply, promotion, marketing or sale of such Product for a particular indication in a particular jurisdiction.

“Regulatory Authority” means any Governmental Authority, whether U.S. or non-U.S., that is concerned with or has regulatory or supervisory oversight with respect to any Product or any Product Commercialization and Development Activities relating to any Product, including the FDA and all equivalent Governmental Authorities, whether U.S. or non-U.S.

~~“Reinvestment Period” has the meaning set forth in Section 3.03(b)(i).~~

“Related Parties” has the meaning set forth in Section 14.16.

“Resignation Effective Date” has the meaning set forth in Section 12.09.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer and similar officer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests or other property) with respect to any Equity Interests of any Obligor or any of its Subsidiaries, or any payment (whether in cash, Equity Interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of any Obligor or any of its Subsidiaries, or any option, warrant or other right to acquire any such Equity Interests of any Obligor or any of its Subsidiaries; provided, that any payments on Indebtedness convertible or exchangeable into Equity Interests shall not be Restricted Payments.

“Restrictive Agreement” means any Contract or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of any Obligor or any of its Subsidiaries to create, incur or permit to exist any Lien in favor of the Administrative Agent or the Lenders upon any of its properties or assets (other than (x) customary provisions in Contracts (including leases and in-bound licenses of Intellectual Property) restricting the assignment thereof and (y) restrictions or conditions imposed by any Contract governing secured Permitted Indebtedness permitted under Section 9.01(j), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness), or (ii) the ability of any Obligor or any of its Subsidiaries to make Restricted Payments with respect to any of their respective Equity Interests or to make or repay loans or advances to any other Obligor or any of its Subsidiaries or such other Obligor or to Guarantee Indebtedness of any other Obligor or any of its Subsidiaries thereof or such other Obligor.

“Sanction” means any international economic or financial sanction or trade embargo imposed, administered or enforced from time to time by the United States Government (including OFAC), the United Nations Security Council, the European Union or its Member States, His Majesty’s Treasury or other relevant sanctions authority where the Borrower is located or conducts business.

“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by the United States Government (including OFAC), the United Nations Security Council, the European Union or its Member States, His Majesty’s Treasury, or other relevant sanctions authority, (ii) any Person organized or resident in a Designated Jurisdiction or (iii) any Person fifty percent (50%) or more owned or is controlled by any such Person or Persons described in the foregoing clause (i) or (ii).

“Second Amendment” means the Second Amendment to this Agreement, dated as of December 5, 2023.

“Second Amendment Effective Date” has the meaning set forth in the Second Amendment.

“SEC” means the U.S. Securities and Exchange Commission and any successor agency thereto.

“Secured Parties” means the Lenders, the Administrative Agent and any of their respective permitted transferees or assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, delivered pursuant to Section 6.01(f), among the Obligors and the Administrative Agent, granting a security interest in the Obligors’ personal property in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, each Real Property Security Document, and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Secured Parties for purposes of securing the Obligations.

“Seventh Amendment” means the Seventh Amendment to this Agreement, dated as of March 12, 2025.

“Shared Services Agreement” means the Second Amended and Restated Separation and Shared Services Agreement, dated as of March 6, 2020, by and between BioXcel LLC and the Borrower, as in effect on the date hereof.

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, dated as of the Closing Date and substantially in the form of Exhibit C, D and E to the Security Agreement, entered into by one or more Obligors in favor of the Secured Parties, each in form and substance satisfactory to the Administrative Agent (and as amended, modified or replaced from time to time).

“Sixth Amendment” means the Sixth Amendment to this Agreement, dated as of March 4, 2025.

“Solvent” means, as to any Person as of any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Standard Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, directly or indirectly. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantors” means each Subsidiary of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of the Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the Closing Date pursuant to Section 8.11(a) or 8.11(b).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenth Amendment” means the Tenth Amendment to this Agreement, dated as of July 3, 2026.

“Tenth Amendment Effective Date” means the date all of the conditions precedent set forth in Section 5 of the Tenth Amendment have been satisfied.

“Termination Conditions” has the meaning set forth in Section 13.03.

“Third Amendment” means the Third Amendment to this Agreement, dated as of February 12, 2024.

“Thirteenth Amendment” means the Thirteenth Amendment to this Agreement, dated as of August 21, 2026.

“Ticking Fee” has the meaning set forth in Section 2.06.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trade Secrets” means all know-how, trade secrets and other proprietary or confidential information, any information of a scientific, technical, or business nature in any form or medium, Inventions and Invention disclosures, all documented research, developmental, demonstration or engineering work (including all novel manufacturing methods), and all other technical data, clinical data and information related thereto, including laboratory notebooks, chemical and biological materials (including any compounds, DNA, RNA, clones, vectors, cells and any expression product, progeny, derivatives or improvements thereto) and the results of experimentation and testing, including samples.

“Trademarks” means all trade names, trademarks and service marks, trade dress, corporate names, logos, Internet domain names, IP addresses, social media handles, uniform resource locators and other indicia of origin, trademark and service mark registrations, and applications for trademark and service mark registrations, whether or not registered, and any and all common law rights thereto, including (i) all renewals of trademark and service mark registrations and (ii) all rights whatsoever accruing thereunder or pertaining thereto throughout the world, together, in each case, with the goodwill of the business connected with the use thereof and symbolized thereby.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market or, if the Common Stock is not traded on a Trading Market, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Trading Market” means any market or exchange of The Nasdaq Stock Market LLC or the New York Stock Exchange.

“Tranche A-1 Term Loans” has the meaning assigned to such term in Section 2.01(a)(i).

“Tranche A-2 Term Loans” has the meaning assigned to such term in Section 2.01(a)(ii).

“Tranche B Term Loans” has the meaning assigned to such term in Section 2.01(a)(iii).

“Tranche C Term Loans” has the meaning assigned to such term in Section 2.01(a)(iv).

“Tranche D Term Loans” has the meaning assigned to such term in Section 2.01(a)(v).

“Transactions” means (a) the negotiation, preparation, execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is (or is intended to be) a party, the making of the Loans hereunder, and all other transactions contemplated pursuant to this Agreement and the other Loan Documents, including the creation of the Liens pursuant to the Security Documents, and (b) the payment of all fees and expenses incurred or paid by the Obligors in connection with the foregoing.

“Twelfth Amendment” means the Twelfth Amendment to this Agreement and First Amendment to Security Agreement, dated as of August 10, 2026.

~~“Twelfth Amendment Effective Date” means August 10, 2026.~~

“UCC” means, with respect to any applicable jurisdictions, the Uniform Commercial Code as in effect in such jurisdiction, as may be modified from time to time.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“USPTO” has the meaning set forth in Section 8.19(a).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (ii) if the Common Stock is not then listed on a Trading Market or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent nationally recognized investment banking, accounting or valuation firm selected in good faith by the Borrower and reasonably acceptable to the Administrative Agent, the fees and expenses of which shall be paid by the Borrower.

“Warrant Obligations” means all Obligations of Borrower arising out of, under or in connection with the Company Warrants or the 701 Warrants.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02        Accounting Terms and Principles. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 10 and any definitions used in such calculations) shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication. If the Borrower requests an amendment to any provision hereof to eliminate the effect of (a) any change in GAAP or the application thereof or (b) the issuance of any new accounting rule or guidance or in the application thereof, in each case, occurring after the date of this Agreement, then the Lenders and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change or issuance with the intent of having the respective positions of the Lenders and Borrower after such change or issuance conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (i) the provisions in this Agreement shall be calculated as if no such change or issuance has occurred and (ii) the Borrower shall provide to the Lenders a written reconciliation in form and substance reasonably satisfactory to the Lenders, between calculations of any baskets and other requirements hereunder before and after giving effect to such change or issuance. Notwithstanding anything to the contrary in this Agreement, all obligations of any Person that would have been treated as operating leases pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 shall continue to be treated as operating leases for purposes of the definitions of “Capital Lease Obligations” and “Indebtedness.”

1.03         Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires,

(a)            the terms defined in this Agreement include the plural as well as the singular and vice versa;

(b)            words importing gender include all genders;

(c)            any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement;

(d)            any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision;

(e)            references to days, months and years refer to calendar days, months and years, respectively;

(f)             all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”;

(g)            the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”;

(h)            the words “asset” and “property” shall be construed to have the same meaning and effect and to refer broadly to any and all assets and properties, whether tangible or intangible, real or personal, including cash, securities, rights under contractual obligations and permits and any right or interest in any such assets or property;

(i)             accounting terms not specifically defined herein (other than “property” and “asset”) shall be construed in accordance with GAAP, subject to Section 1.02;

(j)             the word “will” shall have the same meaning as the word “shall”;

(k)            where any provision in this Agreement or any other Loan Document refers to an action to be taken by any Person, or an action which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or, to the knowledge of such Person, indirectly; and

(l)             references to any Lien granted or created hereunder or pursuant to any other Loan Document securing any Obligations shall deemed to be a Lien for the benefit of the Secured Parties.

Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents. Any definition or reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

If any payment required to be made pursuant to the terms and conditions of any Loan Document falls due on a day which is not a Business Day, then such required payment date shall be extended to the immediately following Business Day. For purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Obligors and their Subsidiaries will be deemed to be equal to 100% of the outstanding principal amount thereof or payment obligations with respect thereto at the time of determination thereof, or with respect to any Hedging Agreements, the amount that would be payable if the agreement governing such Hedging Agreements were terminated on the date of termination.

1.04         Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”), if (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 2.
THE COMMITMENT AND THE LOANS

2.01         Loans.

(a)            On the terms and subject to the conditions of this Agreement, each Lender agrees:

(i)	to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Tranche A-1 Commitment on the Applicable Funding Date for the Tranche A-1 Term Loans (“Tranche A-1 Term Loans”);

(ii)	to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Tranche A-2 Commitment on the Applicable Funding Date for the Tranche A-2 Term Loans (“Tranche A-2 Term Loans”);

(iii)	to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Tranche B Commitment on the Applicable Funding Date for the Tranche B Term Loans (“Tranche B Term Loans”);

(iv)	to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Tranche C Commitment on the Applicable Funding Date for the Tranche C Term Loans (“Tranche C Term Loans”); ~~and~~

(v)	to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Tranche D Commitment on the Applicable Funding Date for the Tranche D Term Loans (“Tranche D Term Loans”)~~.~~; and

(vi)	to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Amendment No. 14 Commitment on the Applicable Funding Date for the Amendment No. 14 Term Loans (“Amendment No. 14 Term Loans”).

(b)            No amounts paid or prepaid with respect to any Loan may be re-borrowed.

(c)            Any term or provision hereof (or of any other Loan Document) to the contrary notwithstanding, Loans made to the Borrower will be denominated solely in Dollars and will be repayable solely in Dollars and no other currency.

2.02        Borrowing Procedures. At least five (5) Business Days prior to any Applicable Funding Date (other than (x) with respect to Tranche A-2 Term Loans~~) (or~~ and (y) with respect to the Amendment No. 14 Term Loans, for which a Borrowing Notice may be delivered on the Fourteenth Amendment Effective Date) (or, in each case, such shorter period agreed by the Lenders), the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Notice in the form of Exhibit B signed by a duly authorized representative of the Borrower (which notice, if received by the Administrative Agent on a day that is not a Business Day or after 10:00 A.M. (Eastern time) on a Business Day, shall be deemed to have been delivered on the next Business Day). Each Borrowing Notice shall be for the full amount of the applicable Commitments and no Borrowing Notice for less than such full amount shall be permitted.

2.03        Funding of Borrowings. Promptly following receipt of any written Borrowing Notice the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 2:00 p.m. New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all funds the Administrative Agent will make such Loans available to the Borrower promptly by wire transfer of the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Notice.

2.04        Notes. If requested by any Lender, the Loan of such Lender shall be evidenced by one or more Notes. The Borrower shall prepare, execute and deliver to the Lender such promissory note(s) substantially in the form attached hereto as Exhibit A.

2.05        Use of Proceeds. The Borrower shall use the proceeds of the Loans (i) for U.S. commercial launch of BXCL 501, clinical development of expanded indications for BXCL 501, and clinical development of BXCL 701 and the Emerging 701 Pipeline, and (ii) for working capital and general corporate purposes, including the payment of fees and expenses associated with this Agreement and to support the Borrower’s research and development pipeline.

2.06        Ticking Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a ticking fee (the “Ticking Fee”) equal to 0.750% per annum multiplied by the daily undrawn amount of the outstanding Commitments, on (i) each Payment Date prior to the latest Commitment Termination Date, commencing with the first Payment Date following the date that is 120 days after the funding of the Tranche A-1 Term Loans, (ii) each date on which a Tranche B Term Loan, Tranche C Term Loan or Tranche D Term Loan is funded, in each case solely with respect to such funded Loans for the period from the prior Payment Date through, and including, the date of such funding, (iii) each date on which any Commitments expire or are terminated, in each case solely with respect to such expired or terminated Commitments for the period from the prior Payment Date through, and including, the date of such expiration or termination and (iv) upon acceleration or maturity of the Loans hereunder, solely with respect to any then-outstanding and undrawn Commitments for the period from the prior Payment Date through, and including, the date of such acceleration or maturity.

~~2.07 Extension of Maturity Date. The Borrower shall have the right to extend the Maturity Date to April 19, 2028 upon satisfaction of all of the following conditions precedent, which must be satisfied prior to the effectiveness of the extension of the Maturity Date:~~

~~(a) Extension Request. The Borrower shall deliver written notice of a request for extension to the Administrative Agent no earlier than September 21, 2026 and not later than October 21, 2026.~~

~~(b) BXCL 501 FDA Alzheimer’s Approval. The BXCL 501 FDA Alzheimer’s Approval shall have been received on or prior to December 31, 2024 and the Administrative Agent shall have received evidence thereof.~~

~~(c) No Default. At the time the Borrower delivers written notice of its request for extension to the Administrative Agent, there shall exist no Default or Event of Default.~~

~~(d) No Acceleration. The Loans shall not have become due and payable for any reason in accordance with Section 11.02.~~

~~(e)  Representations and Warranties. At the time the Borrower delivers written notice of its request for extension to the Administrative Agent, the representations and warranties contained in this Agreement and in the other Loan Documents delivered pursuant to Section 6.01(a) shall be true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such extension, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.~~

Section 3.
PAYMENTS OF PRINCIPAL AND INTEREST, ETC.

3.01         Scheduled Repayments and Prepayments Generally; Application. The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender (as such amounts may in each case be reduced from time to time in accordance with Section 3.03): (i) on each Payment Date occurring on or after March 31, 2026 through the Maturity Date, the Borrower shall repay the outstanding principal amount of the Loans in consecutive quarterly installments of 5.0% of the principal amount of funded Loans outstanding on March 31, 2026 (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments), together with the applicable Prepayment Fee, unless sooner required to be repaid pursuant to the terms of this Agreement, and (ii) on the Maturity Date, all outstanding Obligations in full (together with the accrued and unpaid interest and any other accrued and unpaid charges thereon and all other obligations due and payable by the Borrower under this Agreement). Except as otherwise provided in this Agreement, each payment (including each repayment and prepayment) by the Borrower (other than fees payable pursuant to the Fee Letter) will be deemed to be made ratably in accordance with the Lenders’ Proportionate Shares. On any date occurring prior to the Maturity Date that payment or prepayment in full of the Loans hereunder occurs, the Borrower shall pay in full all outstanding Obligations, which shall include the Prepayment Fee, if applicable.

3.02         Interest.

(a)            Interest Generally. The outstanding principal amount of the Loans shall accrue interest from the date made to repayment (whether by acceleration or otherwise and whether voluntary or mandatory) at the Interest Rate.

(b)            Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Interest Rate shall increase automatically by two percent (2.0%) per annum (the Interest Rate, as increased pursuant to this Section 3.02(b), being the “Default Rate”). If any Obligation (including fees, costs and expenses payable hereunder) is not paid when due (giving effect to any applicable grace period) under any applicable Loan Document, the amount thereof shall accrue interest at the Default Rate and such Default Rate interest shall be due and payable in cash on demand.

(c)            Interest Payment Dates. Accrued interest on the Loans shall be payable in arrears on each Payment Date in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall also be payable in cash from time to time on demand by the Administrative Agent. Notwithstanding the foregoing, (I) commencing on the first Payment Date on which interest on the Loans is owed and continuing through, and including, September 30, 2024, any interest above 8.00% per annum for each applicable period shall be payable in kind by capitalizing and adding such interest to the outstanding principal amount of the Loans on such Payment Date (“PIK Interest”) and (II) commencing on the Payment Date occurring on December 31, 2024 and continuing through, and including, June 30, 2025, any interest above 3.00% per annum (other than Default Interest or following an Event of Default) for each applicable period shall be PIK Interest; provided, that the Borrower may, at its option, irrevocably elect, by written notice to the Administrative Agent, by 10:00 a.m. (Eastern time) three (3) Business Days prior to any Payment Date, to decrease the rate of interest per annum capitalized as PIK Interest for such Payment Date by paying such amount in cash, or that no PIK Interest will be capitalized for such Payment Date, and, in each case, Borrower will pay such amount of interest that is owing and not capitalized as PIK Interest in cash as regular interest on such Payment Date. For the avoidance of doubt, commencing on the Payment Date occurring on September 30, 2025, all interest shall be payable in cash. For purposes of this Agreement and the other Loan Documents, PIK Interest capitalized pursuant to this Section 3.02 shall constitute a portion of the principal amount outstanding of the Loans hereunder and shall bear interest in accordance with this Section 3 and all references herein or in any other Loan Document to the principal amount of the Loans shall include all interest accrued and capitalized as a result of any payment of PIK Interest. Any PIK Interest shall automatically be capitalized on the applicable Payment Date in accordance with the foregoing.

3.03         Prepayments.

(a)            Optional Prepayments.

(i)             Subject to prior written notice pursuant to clause (ii) below, the Borrower shall have the right to optionally prepay in whole or in part the outstanding principal amount of the Loans on any Business Day for an amount equal to the sum of (A) the aggregate principal amount of the Loans being prepaid, (B) any accrued but unpaid interest on the principal amount of the Loans being prepaid, (C) any applicable Prepayment Fee and (D) if applicable, other unpaid amounts then due and owing pursuant to this Agreement and the other Loan Documents (such aggregate amount, the “Prepayment Price”); provided that each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof.

(ii)            A notice of optional prepayment shall be effective only if received by the Administrative Agent not later than 2:00 p.m. (Eastern time) on a date not less than two (2) (nor more than five (5)) Business Days prior to the proposed prepayment date; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Each notice of optional prepayment shall specify the proposed prepayment date, the Prepayment Price, the principal amount to be prepaid and any conditions to prepayment (if applicable).

(b)            Mandatory Prepayments.

(i)             Mandatory Prepayments for Casualty Events or Asset Sales. Within three (3) Business Days of the receipt of Net Cash Proceeds from the occurrence of any Casualty Event or Asset Sale (that is not otherwise permitted by Section 9.09), the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the sum of (i) one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries with respect to such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event, as the case may be, (ii) any accrued but unpaid interest on any principal amount of the Loans being prepaid and (iii) any applicable Prepayment Fee~~; provided that, so long as no Default has occurred and is continuing or shall result therefrom, if, within ten (10) Business Days following the occurrence of any such Casualty Event or Asset Sale as a result of which the Borrower or any of its Subsidiaries receives Net Cash Proceeds in an aggregate amount less than $10,000,000, a Responsible Officer of the Borrower delivers to the Administrative Agent a notice to the effect that the Borrower or the applicable Subsidiary intends to apply the Net Cash Proceeds from such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event, to reinvest in the business of the Borrower or any of its Subsidiaries (a “Reinvestment”), then such Net Cash Proceeds of such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event may be applied for such purpose in lieu of such mandatory prepayment to the extent such Net Cash Proceeds of such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event are actually applied for such purpose; provided, further, that, if such Casualty Event or Asset Sale occurs with respect to any Obligor, such Reinvestment shall be made in the business of an Obligor; provided, further, that, in the event that Net Cash Proceeds have not been so applied within three hundred sixty-five (365) days (the “Reinvestment Period”) following the occurrence of such Casualty Event or Asset Sale, the Borrower shall no later than the end of such period make a mandatory prepayment of the Loans in an aggregate amount equal to the sum of (i) one hundred percent (100%) of the unused balance of such Net Cash Proceeds received by any Obligor or any of its Subsidiaries with respect to such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event, (ii) any accrued but unpaid interest on any principal amount of the Loans being prepaid and (iii) any applicable Prepayment Fee. Notwithstanding the foregoing, no mandatory prepayment shall be required pursuant to this Section 3.03(b)(i)(A) as a result of any Permitted License.~~.

(ii)            Mandatory Prepayments for Debt Issuances. Immediately upon receipt by any Obligor or any of its Subsidiaries of proceeds from any issuance, incurrence or assumption of Indebtedness other than Indebtedness permitted by Section 9.01, on or after the Closing Date, the Borrower shall prepay the Loans and other Obligations in an amount equal to 100% of the cash proceeds received, plus the Prepayment Fee, if applicable.

(iii)           Notice. The Borrower shall notify the Administrative Agent not later than 12:00 p.m. (Eastern time) on a date not less than two (2) Business Days prior to any mandatory prepayment. Each notice of mandatory prepayment shall specify the proposed prepayment date, the Prepayment Price, the principal amount to be prepaid and the subsection under which the prepayment is required. Notwithstanding anything in this Section 3.03 to the contrary, any Lender may elect, by written notice to the Administrative Agent no later than 12:00 p.m. (Eastern time), one (1) Business Day prior to the prepayment date (or such later time as the Administrative Agent may agree), to decline all or any portion of any mandatory prepayment of its Loans pursuant to this Section 3.03. Any Lender that fails to deliver such notice to the Administrative Agent in the time frame set forth above shall be deemed to have accepted its share of any mandatory prepayment. The aggregate amount of the prepayment that would have been applied to prepay Loans but was so declined may be retained by the Borrower and used for any general corporate purpose not prohibited by this Agreement.

(c)            Application. All prepayments of the Loans shall be applied to principal installments on the Loans in the inverse order of maturity.

(d)            Prepayment Fee. Without limiting the foregoing, whenever the Prepayment Fee is in effect and payable pursuant to the terms hereof or any other Loan Document, such Prepayment Fee shall be payable on each prepayment of all or any portion of the Loans, whether by optional or mandatory prepayment, acceleration or otherwise (other than any prepayment pursuant to Section 5.02 or any scheduled amortization payment).

(e)            Partial Prepayments. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

3.04         Commitment Termination. Each Applicable Commitment shall terminate automatically without further action upon the earliest of (i) the making by the Lenders of the Loans to which such Applicable Commitment relates on the Applicable Funding Date, (ii) the last day of the Applicable Availability Period and (iii) the acceleration of the Loans hereunder. The Borrower shall have the right at any time or from time to time to terminate in full (but not in part) all the then outstanding Applicable Commitments; provided that the Borrower shall give the Lender at least five (5) Business Days’ notice of each such termination. The termination of any Applicable Commitment shall be permanent.

Section 4.
PAYMENTS, ETC.

4.01         Payments.

(a)            Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made (i) in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the deposit account of the Administrative Agent designated by the Administrative Agent by notice to the Borrower, and (ii) not later than 2:00 p.m. (Eastern time) on the date on which such payment is due (each such payment made after such time on such due date may, in the Administrative Agent’s discretion, be deemed to have been made on the next succeeding Business Day).

(b)            Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and continuance of an Event of Default, all payments shall be applied as follows:

(A)           first, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, expenses or other amounts (including fees and disbursements and other charges of counsel payable under Section 14.03) payable to the Administrative Agent in its capacity as such;

(B)            second, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, costs, expenses and other amounts (other than principal and interest, but including fees and disbursements and other charges of counsel payable under Section 14.03, any Ticking Fees and Prepayment Fees) payable to the Lenders arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (B) payable to them;

(C)            third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (C) payable to them;

(D)           fourth, to the payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (D) payable to them;

(E)            fifth, in reduction of any other Obligation then due and owing, ratably among the Administrative Agent and the Lenders based upon the respective aggregate amount of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(F)            sixth, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or such other Person as may be lawfully entitled to or directed by the Borrower to receive the remainder.

(c)            Non-Business Days. If the due date of any payment under this Agreement (whether in respect of principal, interest, fees, costs or otherwise) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall continue to accrue and be payable for the period of such extension; provided that if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.

4.02         Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of three hundred and sixty (360) days and actual days elapsed during the period for which payable.

4.03         Set-Off.

(a)            Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, each of the Lenders and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, any Lender and any of their Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured. Any Person exercising rights of set off hereunder agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Lenders and each of their Affiliates under this Section 4.03 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.

(b)            Exercise of Rights Not Required. Nothing contained in Section 4.03(a) shall require the Administrative Agent, any Lender or any of their Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

(c)            Payments Set Aside. To the extent that any payment by or on behalf of any Obligor is made to the Administrative Agent or any Lender, or the Administrative Agent, any Lender or any Affiliate of the foregoing exercises its right of setoff pursuant to this Section 4.03, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such Affiliate in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

Section 5.
YIELD PROTECTION, TAXES, ETC.

5.01         Additional Costs.

(a)            Change in Law Generally. If, on or after the Closing Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), the adoption of any Law, or any change in any Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the Closing Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Loans or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, or subject any Lender to any Taxes on its Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital (if any) attributable thereto by an amount reasonably deemed by such Lender in good faith to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (iii) Connection Income Taxes), then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b)            Change in Capital Requirements. If a Lender shall have determined that, on or after the Closing Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), the adoption of any Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the Closing Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

(c)            Notification by Lender. Each Lender promptly will notify the Borrower of any event of which it has knowledge, occurring after the Closing Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), which will entitle such Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error.

(d)            Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

5.02         Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the Closing Date (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) the adoption of or any change in any Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof, following which if such Law shall so mandate, the Loans shall be prepaid by the Borrower on or before such date as shall be mandated by such Law in an amount equal to the Prepayment Price (notwithstanding anything herein to the contrary, without any Prepayment Fee) applicable on such prepayment date in accordance with Section 3.03(a).

5.03         Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by any Law. If any Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Obligors. The Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent or each Lender, timely reimburse it for the payment of any Other Taxes.

(c)            Evidence of Payments. As soon as practicable after any payment of Taxes by an Obligor to a Governmental Authority pursuant to this Section 5, such Obligor shall deliver to the Administrative Agent the original, a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)            Indemnification by the Obligors. The Obligors shall reimburse and indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Obligors by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(e)            Indemnification by the Lender. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Obligors have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(e).

(f)             Status of Lenders.

(i)             Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law as reasonably requested by the Borrower as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (ii)(B), and (ii)(D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)               Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI (or successor form);

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms); or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, substantially in the form of Exhibit D-2 or D-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner.

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)            Treatment of Certain Tax Benefits. If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5 (including by the payment of additional amounts pursuant to this Section 5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Each party hereto hereby acknowledges and agrees that the Tranche A-1 Term Loans are part of an investment unit within the meaning of Section 1273(c)(2) of the Code, which includes the Company Warrants issued on the Closing Date. For federal income tax purposes, pursuant to Treasury Regulations § 1.1273-2(h), the Borrower, the Administrative Agent and the Lenders acknowledge that the “issue price” of the Tranche A-1 Term Loans is 98% of the stated principal amount of the Tranche A-1 Term Loans minus the Final Valuation (as that term is defined in Section 16 of the Company Warrant) of the Company Warrants issued on the Closing Date. Each of the Borrower, the Administrative Agent and the Lenders agree (i) to use the foregoing issue price and Final Valuation for U.S. federal income tax purposes with respect to the transactions contemplated hereby, and (ii) to prepare and file all Tax returns in a manner consistent with such allocation, and shall not to take any position that is inconsistent with the provision of this Section 5.03(h) on any Tax return or in any audit (unless otherwise required by a final determination by the IRS or a court of competent jurisdiction).

5.04         Mitigation Obligations. If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or Section 5.03, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

5.05         [Reserved].

5.06         Survival. Each party’s obligations under this Section 5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 6.
CONDITIONS

6.01         Conditions to Closing. The effectiveness of this Agreement shall be subject to the satisfaction (or waiver by the Lenders in accordance with Section 14.04) of each of the conditions precedent set forth below in this Section 6.01.

(a)            Loan Documents. The Administrative Agent shall have received each Loan Document required to be executed by the appropriate Obligor on the Closing Date and delivered by each applicable Obligor in such number as reasonably requested by the Administrative Agent (which may be delivered by facsimile or other electronic means for the purposes of satisfying this clause (a) on the Closing Date) and such Loan Documents shall be in form and substance satisfactory to the Administrative Agent and the Lenders and their respective counsels.

(b)            Secretary’s Certificate, Etc. The Administrative Agent shall have received from each Obligor (x) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (y) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Responsible Officer, as to:

(i)             resolutions of each such Person’s Board then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the Transactions;

(ii)            the incumbency and signatures of Responsible Officers authorized to execute and deliver each Loan Document to be executed by such Person; and

(iii)           the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates shall be in form and substance reasonably satisfactory to the Administrative Agent and upon which the Administrative Agent and the Lenders may conclusively rely until they shall have received a further certificate of the Responsible Officer of any such Person cancelling or amending the prior certificate of such Person.

(c)            Information Certificate. The Administrative Agent shall have received a fully completed Information Certificate in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of the Borrower. All documents and agreements required to be appended to the Information Certificate, shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties and shall be in full force and effect.

(d)            Financial Information, Etc. The Administrative Agent shall have received, or such information shall be publicly available on “EDGAR”, audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2021.

(e)            Solvency. The Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit K, duly executed and delivered by the chief financial officer of the Borrower, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.

(f)             Security Documents. The Administrative Agent shall have received executed counterparts of a Security Agreement, in form and substance reasonably acceptable to the Administrative Agent, dated as of the Closing Date, duly executed and delivered by each Obligor, together with all documents (including share certificates, transfers and stock transfer forms, notices or any other instruments) required to be delivered or filed under the Security Documents and evidence satisfactory to it that arrangements have been made with respect to all registrations, notices or actions required under the Security Documents to be effected, given or made in order to establish a valid and perfected first priority (subject to Permitted Priority Liens) security interest in the Collateral in accordance with the terms of the Security Documents, including:

(i)             delivery of all certificates (in the case of Equity Interests that are certificated securities (as defined in the UCC)) evidencing the issued and outstanding capital securities owned by each Obligor that are required to be pledged and so delivered under the Security Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Equity Interests that are uncertificated securities (as defined in the UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent and the Lenders that the security interest required to be pledged therein under the Security Agreement has been transferred to and perfected by the Administrative Agent and the Lenders in accordance with Articles 8 and 9 of the NY UCC and all laws otherwise applicable to the perfection of the pledge of such Equity Interests;

(ii)            financing statements naming each Obligor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in each case suitable for filing, filed under the UCC (or equivalent law) of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens of the Secured Parties pursuant to the Security Agreement;

(iii)           UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreement previously granted by any Person; and

(iv)           all applicable Short-Form IP Agreements required to be provided under the Security Agreement, each dated as of the Closing Date, duly executed and delivered by each applicable Obligor.

(g)            Lien Searches. The Administrative Agent shall be satisfied with Lien searches regarding the Borrower made as of a date reasonably close to the Closing Date.

(h)            Warrants. The Lenders shall have received executed counterparts of the Company Warrants and the Registration Rights Agreement.

(i)             Opinion of Counsel. The Administrative Agent shall have received a duly executed legal opinion of counsel to the Obligors dated as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent.

(j)             Fee Letter. The Administrative Agent shall have received an executed counterpart of the Fee Letter, duly executed and delivered by the Borrower.

(k)            Closing Fees, Expenses, Etc. Each of the Administrative Agent and each Lender shall have received for its own account, (i) the upfront fee as set forth in the Fee Letter, which shall be paid by way of the Administrative Agent retaining such amount from the proceeds of the Loan and (ii) all fees, costs and expenses due and payable to it pursuant to the Fee Letter and Section 14.03, including all reasonable closing costs and fees and all unpaid reasonable expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s and the Lenders’ legal fees and expenses), subject to the cap set forth in Section 14.03(a), to the extent invoiced (or as to which a good faith estimate has been provided to the Borrower) at least two (2) Business Days prior to the Closing Date.

(l)             Material Adverse Change. Since December 31, 2021, no Material Adverse Change shall have occurred, both before and after giving effect to the Loans to be made on the Closing Date.

(m)           Know Your Customer. The Administrative Agent shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Terrorism Laws.

(n)            No Default. No event shall have occurred or be continuing that would constitute a Default or Event of Default.

(o)            Representations and Warranties. The representations and warranties contained in this Agreement and in the other Loan Documents delivered pursuant to Section 6.01(a) shall be true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.

(p)            Beneficial Ownership Certificate. To the extent requested by any Lender or the Administrative Agent, the Borrower shall have provided to such Lender and the Administrative Agent all documentation and other information so requested, including a duly executed W-9 of the Borrower (or such other applicable tax form), in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in each case prior to the Closing Date.

6.02         Conditions to the Borrowing of All Loans (other than the Amendment No. 14 Term Loans). The obligation of each Lender to make each tranche of Loans other than the Amendment No. 14 Term Loans shall be subject to the delivery of a Borrowing Notice as required pursuant to Section 2.02, and the prior or concurrent satisfaction (or waiver by the Lenders in accordance with Section 14.04) of each of the conditions precedent set forth below in this Section 6.02:

(a)            Closing Date. The Closing Date shall have occurred and the conditions set forth in Section 6.01 shall have been satisfied.

(b)            Applicable Funding Date Certificate. The Administrative Agent shall have received a Funding Date Certificate dated as of the Applicable Funding Date, duly executed and delivered by a Responsible Officer of the Borrower.

(c)            Delivery of Notes. The Administrative Agent shall have received a Note to the extent requested by any Lender pursuant to Section 2.04 for the Loans made on such Applicable Funding Date duly executed and delivered by a Responsible Officer of the Borrower.

(d)            Solvency. The Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit K, duly executed and delivered by the chief accounting officer of the Borrower, dated as of the Applicable Funding Date, in form and substance reasonably satisfactory to the Administrative Agent.

(e)            Fees, Expenses, Etc. Each of the Administrative Agent and each Lender shall have received for its own account all Ticking Fees and other fees, costs and expenses due and payable to it on or prior to the Applicable Funding Date pursuant to the Fee Letter, Section 2.06 and Section 14.03, including all reasonable closing costs and fees and all unpaid reasonable expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s and the Lenders’ legal fees and expenses) in each case, to the extent invoiced (or as to which a good faith estimate has been provided to the Borrower) at least two (2) Business Days prior to the Applicable Funding Date.

(f)             No Default. No event shall have occurred or be continuing or would result from the making of the Loans on the Applicable Funding Date that would constitute a Default or Event of Default.

(g)            Representations and Warranties. The representations and warranties contained in this Agreement and in the other Loan Documents delivered pursuant to Section 6.01(a) shall be true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) on and as of the Applicable Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.

(h)            701 Warrant. The Lenders shall have received executed counterparts of (i) in the case of the Tranche A-1 Term Loans, 701 Warrants in an aggregate amount equal to 0.875% of the Fully-Diluted Capitalization (as defined therein) of OnkosXcel Therapeutics, LLC, (ii) in the case of the Tranche B Term Loans, 701 Warrants in an aggregate amount equal to 0.4375% of the Fully-Diluted Capitalization (as defined therein) of OnkosXcel Therapeutics, LLC and (iii) in the case of the Tranche C Term Loans, 701 Warrants in an aggregate amount equal to 0.4375% of the Fully-Diluted Capitalization (as defined therein) of OnkosXcel Therapeutics, LLC.

(i)             [Reserved].

(j)             Agreements.

(i)             The Borrower shall have entered into an amendment to the Shared Services Agreement with BioXcel LLC pursuant to which the Collaboration Agreement Option shall be extended through at least December 31, 2024; and

(ii)            The Borrower and BioXcel LLC shall have entered into an agreement, in form and substance reasonably acceptable to the Administrative Agent, licensing BioXcel LLC’s rights, title and interest in the BIOXCEL trademark to the Borrower; provided, that, such license shall (x) be (A), during the Initial Period, exclusive (including as to BioXcel LLC) within the field of neuroscience, (B) irrevocable (except as set forth in the termination provisions thereof), (C) freely sublicensable during the Initial Period within the scope of the license, (D) royalty-free, and (E) freely transferable during the Initial Period to any Affiliates of the Borrower, and to any Person who becomes the owner of the portion of Borrower’s business with which the BIOXCEL trademark has been associated (or in connection with such Person’s acquisition of such portion of such business) following the occurrence and during the continuance of an Event of Default, (y) provide that during the Initial Period BioXcel LLC shall not, and shall cause its controlled Affiliates not to, (A) license or grant other permissions to use the BIOXCEL trademark to any other entity other than its or their Affiliates or (B) use the BIOXCEL trademark in the field of neuroscience, and (z) provide Borrower with sufficient rights to bring, take, control and conduct any enforcement action to halt any infringement, dilution, or other conflicting use of the BIOXCEL trademark in the field of neuroscience, (such agreement, the “BioXcel Trademark Agreement”)~~; and~~ .

(k)            Applicable Funding Condition. The Applicable Funding Condition shall have been satisfied in form and substance reasonably satisfactory to the Administrative Agent and the Oaktree Lender.

(l)             Applicable Availability Period. The Loans shall be borrowed on or prior to the last day of the Applicable Availability Period.

6.03         Conditions to the Borrowing of the Amendment No. 14 Term Loans. The obligation of each Lender to make the Amendment No. 14 Term Loans on the Fourteenth Amendment Effective Date shall be subject to the delivery of a Borrowing Notice as required pursuant to Section 2.02, and the prior or concurrent satisfaction (or waiver by the Lenders in accordance with Section 14.04) of each of the conditions precedent set forth in the Fourteenth Amendment and each of the conditions precedent set forth below in this Section 6.03:

(a)            Upfront Fee. The Borrower shall have paid for the account of each Lender, an upfront fee (the “Upfront Fee”) in an amount equal to 20.00% of such Lender’s applicable commitment in respect of the Amendment No. 14 Term Loan. At the option of each Lender, all or a portion of such Lender’s portion of the Upfront Fee in respect of the Amendment No. 14 Term Loan may be in the form of original issue discount.

(b)            Applicable Funding Date Certificate. The Administrative Agent shall have received a Funding Date Certificate dated as of the Applicable Funding Date, duly executed and delivered by a Responsible Officer of the Borrower.

(c)            Delivery of Notes. The Administrative Agent shall have received a Note to the extent requested by any Lender pursuant to Section 2.04 for the Loans made on such Applicable Funding Date duly executed and delivered by a Responsible Officer of the Borrower.

(d)            Fees, Expenses, Etc. Each of the Administrative Agent and each Lender shall have received for its own account all Ticking Fees and other fees, costs and expenses due and payable to it on or prior to the Applicable Funding Date pursuant to the Fee Letter, Section 2.06 and Section 14.03, including all reasonable fees and all unpaid reasonable expenses of the Administrative Agent and the Lenders incurred in connection with the Fourteenth Amendment (including the Administrative Agent’s and the Lenders’ legal fees and expenses) in each case, to the extent invoiced at least one Business Day prior to the Applicable Funding Date.

(e)            Fourteenth Amendment Effective Date. The Fourteenth Amendment Effective Date shall have occurred on terms and conditions satisfactory to the Lenders in their sole discretion.

Section 7.
REPRESENTATIONS AND WARRANTIES

The Borrower and each other Obligor hereby jointly and severally represents and warrants to the Administrative Agent and each Lender on the Closing Date, on the Second Amendment Effective Date and each date on which a Loan is advanced pursuant to Section 2.01 (other than advances of Amendment No. 14 Term Loans), and any other date such representation and warranty is required to be made under the Loan Documents, as set forth below:

7.01         Power and Authority. Each Obligor and each of its Subsidiaries (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all requisite corporate or other power, and has all Governmental Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except to the extent that failure to have the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure so to qualify would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (iv) has full power, authority and legal right to enter into and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Loans hereunder.

7.02         Authorization; Enforceability. Each Transaction to which an Obligor is a party (or to which it or any of its assets or properties is subject) is within such Obligor’s corporate or other organizational powers and has been duly authorized by all necessary corporate or other organizational action including, if required, approval by all necessary holders of Equity Interests. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.03         Governmental and Other Approvals; No Conflicts. None of the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party or the consummation by each Obligor of the Transactions (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (x) such as have been obtained or made and are in full force and effect and (y) filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents, (ii) will violate (1) any Law, (2) any Organic Document of any Obligor or any of its Subsidiaries or (3) any order of any Governmental Authority, that in the case of clause (ii)(1) or clause (ii)(3), individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (iii) will violate or result in a default under any Material Agreement binding upon any Obligor or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or (iv) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor or any of its Subsidiaries.

7.04         Financial Statements; Material Adverse Change.

(a)            Financial Statements. The Borrower has heretofore furnished to the Administrative Agent (who shall forward to the Lenders) consolidated financial statements required to be delivered pursuant to this Agreement. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements of the type described in Section 8.01(a).

(b)            No Material Adverse Change. Since December 31, 2021, there has been no Material Adverse Change.

7.05         Properties.

(a)            Property Generally. Each Obligor and each of its Subsidiaries has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal property material to its business, including all properties and assets, whether tangible or intangible, relating to its Products or Product Commercialization and Development Activities and all Material Intellectual Property, subject only to Permitted Liens and except for minor defects in title that (i) do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (ii) would not reasonably be expected to prevent or interfere with the ability of any Obligor or any of its Subsidiaries to conduct any Product Commercialization and Development Activities with respect to any of its Products in any material respect.

(b)            Intellectual Property.

(i)             The Obligors are the sole and exclusive legal and beneficial (and to the extent applicable, record) owners of all right, title and interest in and to all Material Intellectual Property and all other Intellectual Property that is, in each case, owned or purported to be owned by the Obligors, free and clear of any Liens or Claims other than Permitted Liens. The Obligors own or have sufficient and valid, written rights to use all Material Intellectual Property. The Collateral includes all Material Intellectual Property owned by the Obligors. Without limiting the foregoing, and except as set forth in Schedule 7.05(b)(i):

(A)           other than (1) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure Contracts, or (2) as would have been or is permitted by Section 9.09, there are no judgments, covenants not to sue, grants, Liens (other than Permitted Liens), or other Claims, agreements or arrangements relating to any Material Intellectual Property, which materially restrict any Obligor or any of its Subsidiaries with respect to its use, enforcement, or other exploitation of any Material Intellectual Property;

(B)           the operation and conduct of the business of the Borrower or any of its Subsidiaries, including their use of their respective Material Intellectual Property, does not violate, infringe or constitute a misappropriation of Intellectual Property rights of any other Person, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(C)           (1) there are no pending Claims, or Claims threatened in writing, against any Obligor or any of their Subsidiaries asserted by any other Person relating to Intellectual Property, including any material Claims alleging ownership, invalidity or unenforceability of any Material Intellectual Property, or infringement, misappropriation, or violation of such Person’s Intellectual Property rights in any material respect; and (2) neither any Obligor nor any of their Subsidiaries has received any notice from, or Claim by, any Person that the operation and conduct of the businesses of the Borrower or any of its Subsidiaries (including their use of Material Intellectual Property), infringes upon, violates or constitutes a misappropriation of, any Intellectual Property of any other Person in each case of clause (1) and (2), that would reasonably be expected to result in material liability to any Obligor or any of their Subsidiaries;

(D)           to the knowledge of any Borrower and their Subsidiaries, no Material Intellectual Property is being infringed, violated, or misappropriated by any other Person in any material respect; and neither such Obligor nor any of its Subsidiaries has put any other Person on notice of such actual or potential infringement, violation or misappropriation of any such Material Intellectual Property, and neither any Obligor nor any of their Subsidiaries has initiated any Claim with respect to any such Material Intellectual Property;

(E)           all current and former employees and contractors that have developed Material Intellectual Property for or on behalf of any Obligor or any of their Subsidiaries have executed written confidentiality and invention assignment Contracts with such Obligor or Subsidiary, as applicable, that irrevocably and presently assign to such Obligor or Subsidiary, as applicable, all rights of such employees and contractors to any such Material Intellectual Property; and

(F)            each Obligor and each of its Subsidiaries has taken reasonable precautions to protect the secrecy, confidentiality and value of its Material Intellectual Property consisting of Trade Secrets, and no such Trade Secret constituting Material Intellectual Property has been used or discovered by, or disclosed to, any Person except pursuant to written, valid and enforceable non-disclosure agreements protecting the confidentiality thereof, which agreements, to the knowledge of each Obligor and their Subsidiaries, have not been breached in any material respect.

(G)            except as would not, individually or in the aggregate, be reasonably expected to be material to the Borrower or any of its Subsidiaries or to the value of any of their material software constituting Collateral (“Material Software”), neither the Borrower nor any of its Subsidiaries has embedded, used, linked to, distributed or made available any open source or copyleft source code, in each case in a manner that requires (i) any such Material Software owned or purported to be owed by the Borrower or any of its Subsidiaries (other than the open source software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of such Material Software; or (iii) the grant to any third Person of any rights or immunities under such software.

(ii)            With respect to Material Intellectual Property consisting of Patents, except as set forth in Schedule 7.05(b)(ii), and without limiting the representations and warranties in Section 7.05(b)(i):

(A)           each of the issued claims in such Patents is valid and enforceable;

(B)            subsequent to the issuance of such Patents, no Obligor nor any of its Subsidiaries or predecessors-in-interest, has filed any disclaimer or made or permitted any other voluntary reduction in the scope of the Inventions claimed in such Patents;

(C)            to the knowledge of any Obligor, no allowable or allowed subject matter of such Patents is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any third party and have not been the subject of any interference, and are not and have not been the subject of any re-examination, opposition or any other post-grant proceedings, nor is any Obligor or its Subsidiaries aware of any basis for any such interference, re-examination, opposition, inter partes review, post grant review, or any other post-grant proceedings; and

(D)           no such Patents have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents with respect to any such Material Intellectual Property, no Obligor nor any of its Subsidiaries has received any written notice asserting that such Patents are invalid, unpatentable or unenforceable.

(iii)           All maintenance fees, registration fees, renewal fees, annuities, and the like due or payable on or with respect to any Material Intellectual Property consisting of Patents or Trademarks owned, not licensed, by Borrower have been timely paid or the failure to so pay would not reasonably be expected to result in a Material Adverse Change; provided, that Administrative Agent and the Lenders hereby acknowledge that Borrower is not responsible for the maintenance of trademark filings owned by BioXcel LLC or other parties.

7.06         No Actions or Proceedings.

(a)            Litigation. There is no litigation, investigation or proceeding pending or, to the knowledge of any Obligor or any of its Subsidiaries threatened in writing, with respect to such Obligor or any such Subsidiaries by or before any Governmental Authority or arbitrator that, (i) if adversely determined, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) involves this Agreement or any other Loan Document.

(b)            Environmental Matters. No Obligor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, except for any such failure to comply with such Environmental Law or failure to obtain, maintain or comply with a permit that would not reasonably be expected to have a Material Adverse Effect, (ii) has become subject to any Environmental Liability that would reasonably be expected to have a Material Adverse Effect, (iii) except as disclosed on Schedule 7.06(b), has received any Environmental Claim, or has knowledge that any is threatened, (iv) has entered into any agreement in which such Obligor or any Subsidiary has assumed or undertaken material responsibility or obligations of any other person with respect to any Environmental Liability or (v) has knowledge of any basis for any other material Environmental Liability.

(c)            Labor Matters. No Obligor or any of its Subsidiaries has engaged in unfair labor practices as defined in 29 U.S.C. § §152(8) and 158 of the National Labor Relations Act and there are no pending or threatened in writing labor actions, disputes, grievances, arbitration proceedings, or similar Claims or actions involving the employees of any Obligor or any of its Subsidiaries, in each case that would reasonably be expected to have a Material Adverse Effect. There are no strike or work stoppages in existence or threatened in writing against any Obligor and to the knowledge of such Obligor, no union organizing activity is taking place. There are no collective bargaining agreements covering employees of any Obligor or any of its Subsidiaries.

7.07         Compliance with Laws and Agreements.

(a)            Each Obligor is in compliance with all Laws binding on it and all Contracts binding upon it or its property, except, in each case, where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. The Obligors and their Subsidiaries are, and all Product Commercialization and Development Activities of such Persons are being conducted, in material compliance with all applicable Healthcare Laws.

(b)            To the knowledge of the Obligors and their respective Subsidiaries, any physician, other licensed healthcare professional, or any other Person who is in a position to refer patients or other business to the Borrower, any other Obligor or any Subsidiaries (collectively, a “Referral Source”) who has a direct ownership, investment, or financial interest in the Borrower, any other Obligor or any such Subsidiary paid fair market value for such ownership, investment or financial interest; any ownership or investment returns distributed to any Referral Source is in proportion to such Referral Source’s ownership, investment or financial interest; and no preferential treatment or more favorable terms were or are offered to such Referral Source compared to investors or owners who are not in a position to refer patients or other business. No Obligor, nor any of its Subsidiaries, directly or indirectly, has or will guarantee a loan, make a payment toward a loan or otherwise subsidize a loan for any Referral Source including any loans related to financing the Referral Source’s ownership, investment or financial interest in the Borrower, any other Obligor or any such Subsidiary.

(c)            Without limiting the generality of the foregoing:

(i)             To the knowledge of the Obligors and their respective Subsidiaries (after due inquiry), on the one hand, and any Referral Source, on the other hand (a) comply, in all material respects, with all applicable Healthcare Laws including the Federal Anti-Kickback Statute, the Stark Law and other applicable anti-kickback and self-referral laws, whether U.S. or non-U.S.; (b) reflect fair market value, have commercially reasonable terms, and were negotiated at arm’s length; and (c) do not obligate the Referral Source to purchase, use, recommend or arrange for the use of any products or services of any Obligor or any of its Subsidiaries; and

(ii)            each Obligor and each of its Subsidiaries have implemented policies and procedures to monitor, collect, and report any payments or transfers of value to certain healthcare providers and teaching hospitals, in accordance, in all material respects, with industry standards and the Affordable Care Act of 2010 and the Physician Payments Sunshine Act and their implementing regulations and state disclosure and transparency laws.

7.08         Taxes. Except as set forth on Schedule 7.08, each Obligor and its Subsidiaries has timely filed or caused to be filed all income and other Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Obligor or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.09         Full Disclosure. None of the reports, financial statements, certificates or other written information concerning the Obligors and their Subsidiaries furnished by or on behalf of the Obligors or any of their Subsidiaries to the Administrative Agent (on behalf of itself and the Lenders) in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished, including the Borrower’s filings publicly available on “EDGAR”) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and it being understood that such projected financial information and all other forward looking information are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from such projected results and that the differences may be material.

7.10         Investment Company Act and Margin Stock Regulation.

(a)            Investment Company Act. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(b)            Margin Stock. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

7.11         Solvency. The Obligors, on a consolidated basis, are and, immediately after giving effect to the making of the Loans, the use of proceeds thereof, and the consummation of the Transactions, will be, Solvent.

7.12         Subsidiaries. Set forth on Schedule 7.12 is a complete and correct list of all direct and indirect Subsidiaries of the Borrower. Each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by each Obligor of each such Subsidiary thereof is as shown in said Schedule 7.12.

7.13         Indebtedness and Liens. Set forth on Schedule 7.13(a) is a complete and correct list of all Indebtedness of each Obligor and each of its Subsidiaries outstanding as of the Closing Date. Set forth on Schedule 7.13(b) is a complete and correct list of all Liens granted by the Obligors and each of their respective Subsidiaries with respect to their respective property and outstanding as of the Closing Date.

7.14         Material Agreements. Except as set forth on Schedule 7.14, no Obligor or any of its Subsidiaries is in material default under any Material Agreement, nor does any Obligor have knowledge of (i) any Claim against it or any of its Subsidiaries for any material breach of any such Material Agreement or (ii) as of the Closing Date, any material default by any party to any such Material Agreement.

7.15         Restrictive Agreements. Except as set forth in Schedule 7.15, as of the Closing Date, no Obligor or any of its Subsidiaries is subject to any Restrictive Agreement, except (i) those permitted under Section 9.11, (ii) restrictions and conditions imposed by Law or by this Agreement, (iii) any stockholder agreement, charter, by-laws, or other organizational documents of an Obligor or any of its Subsidiaries as in effect on the Closing Date and (iv) limitations associated with Permitted Liens.

7.16         Real Property. Schedule 7.16 correctly sets forth all real property that is owned or leased by the Obligors, indicating in each case whether the respective property is owned or leased, the identity of the owner and lessee (if applicable) and the location of the respective property. Except as set forth in Schedule 7.16, no Obligor owns or leases (as tenant thereof) any real property as of the Closing Date.

7.17         Pension Matters. Schedule 7.17 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (i) all Title IV Plans, (ii) all Multiemployer Plans and (iii) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Laws so qualifies. Except for those that would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Laws, (y) there are no existing or pending (or to the knowledge of any Obligor or any of its Subsidiaries, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim and (z) no ERISA Event is reasonably expected to occur. The Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least sixty percent (60%), and neither any Obligor nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below sixty percent (60%) as of the most recent valuation date. As of the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

7.18         Regulatory Approvals.

(a)            Each Obligor and each of its Subsidiaries holds, and will continue to hold, either directly or through licensees and agents, all Product Authorizations necessary or required for the Borrower and each of its Subsidiaries to conduct, in all material respects, their respective operations and businesses in the manner currently conducted and to conduct its Product Commercialization and Development Activities.

(b)            No Obligor or its Subsidiaries has received any written notice from the FDA or any Governmental Authority that (i) it is considering suspending, revoking or materially limiting any Product Authorization or (ii) it is not likely to approve any applications made to such Governmental Authority with respect to any of the Products or any Material Agreement. The Obligors and their Subsidiaries have made all material required notices, registrations and reports (including field alerts or other reports of adverse experiences) and other filings with respect to each such Person’s Products and Product Commercialization and Development Activities.

(c)            Except as set forth on Schedule 7.18(c), and without limiting the generality of any other representation or warranty made by any Obligor hereunder or under any other Loan Document: (i) no Obligor, nor any of its Subsidiaries nor, to the knowledge of any Obligor, any of their respective agents, suppliers, licensors or licensees have received any inspection reports, warning letters or notices or similar documents with respect to any Product or any Product Commercialization and Development Activities from any Regulatory Authority within the last two (2) years that asserts material lack of compliance with any applicable Healthcare Laws or Product Authorizations; (ii) no Obligor, nor any of its Subsidiaries nor, to the knowledge of any Obligor, any of their respective agents, suppliers, licensors or licensees have received any material notification from any Regulatory Authority within the last two (2) years, asserting that any Product or any Product Commercialization and Development Activities lacks a required Product Authorization; (iii) there is no pending regulatory action, investigation or inquiry (other than non-material routine or periodic inspections or reviews) against any Obligor, any of its Subsidiaries or, to the knowledge of any Obligor, any of their respective suppliers, licensors or licensees with respect to any Product or any Product Commercialization and Development Activities, and, to the knowledge of any Obligor, there is no basis in fact for any material adverse regulatory action against such Obligor or any of its Subsidiaries or, to the knowledge of any Obligor, any of their respective suppliers agents, licensors or licensees with respect to any Product or any Product Commercialization and Development Activities; and (iv) without limiting the foregoing, (A) (1) there have been no material product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, undertaken or issued by any Obligor or any of its Subsidiaries, whether voluntary, at the request, demand or order of any Regulatory Authority or otherwise, with respect to any Product, any Product Commercialization and Development Activities or any Product Authorization within the last two (2) years, (2) no such product recall, safety alert, correction, withdrawal, marketing suspension, removal or the like has been requested, demanded or ordered by any Regulatory Authority within the last two (2) years, and, to the knowledge of any Obligor, there is no basis in fact for the issuance of any such product recall, safety alert, correction, withdrawal, marketing suspension, removal or the like with respect to any Product or any Product Commercialization and Development Activities, and (B) no criminal, injunctive, seizure, detention or civil penalty action has been commenced or threatened in writing by any Regulatory Authority within the last two (2) years with respect to or in connection with any Product or any Product Commercialization and Development Activities, and there are no consent decrees (including plea agreements) that relate to any Product or any Product Commercialization and Development Activities, and, to the knowledge of each Obligor, there is no basis in fact for the commencement of any criminal injunctive, seizure, detention or civil penalty action by any Regulatory Authority relating to any Product or any Product Commercialization and Development Activities or for the issuance of any consent decree. No Obligor nor any of its Subsidiaries, nor, to the knowledge of any Obligor, any of their respective agents, suppliers, licensees or licensors, is employing or utilizing the services of any individual, in connection with Product Commercialization and Development Activities, who has been debarred from any federal healthcare program.

7.19         Transactions with Affiliates. Except as set forth on Schedule 7.19, no Obligor nor any of its Subsidiaries has entered into, renewed, extended or been a party to, any transaction (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate.

7.20         OFAC; Anti-Terrorism Laws.

(a)            Neither the Borrower nor any of its Subsidiaries is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws.

(b)            Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of their respective directors, officers, or employees (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction in violation of Sanctions, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction, in violation of Sanctions. No Loan, nor the proceeds from any Loan, has been or will be used, directly or, to the knowledge of the Borrower, indirectly, to lend, contribute or provide to, or has been or will be otherwise made available for the purpose of funding, any activity or business in any Designated Jurisdiction in violation of Sanctions or for the purpose of funding any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, in violation of Sanctions, or in any manner that will result in any violation by any party to this Agreement of Sanctions.

7.21         Anti-Corruption. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of their respective directors, officers or employees, directly or, to the knowledge of the Borrower, indirectly, has (i) materially violated or is in material violation of any applicable anti-corruption Law, or (ii) made, offered to make, promised to make or authorized the payment or giving of, directly or, to the knowledge of the Borrower, indirectly, any Prohibited Payment.

7.22         [Reserved].

7.23         Priority of Obligations. The Obligations constitute unsubordinated obligations of the Obligors, and except for any obligations which have priority under applicable Law, rank at least pari passu in right of payment with all other unsubordinated Indebtedness of the Obligors.

7.24         Royalty and Other Payments. Except as set forth on Schedule 7.24, no Obligor, nor any of its Subsidiaries, is obligated to pay any royalty, milestone payment, deferred payment or any other contingent payment in respect of any Product.

7.25         Non-Competes. Neither the Borrower, any other Obligor, nor any of their respective Subsidiaries, nor any of their respective directors, officers or employees, is subject to a non-compete agreement that prohibits or will interfere with any of the Product Commercialization and Development Activities, including the development, commercialization or marketing of any Product.

7.26         Security Interest. Each Security Document is effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral subject thereto and, upon satisfaction of the Perfection Requirements, each such security interest is perfected to the extent required by (and has the priority required by) the applicable Security Document. The Security Documents collectively are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral, which security interests are first-priority (subject only to Permitted Priority Liens).

7.27         Data Privacy. Neither any Obligor nor any of their Subsidiaries has experienced any breach of security or unauthorized access by third parties of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees or other third parties that is in its possession, custody, or control, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

Section 8.
AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made) have been indefeasibly paid in full in cash:

8.01         Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:

(a)            as soon as available and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year (i) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and (ii) the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such fiscal quarter, in each case prepared in all material respects in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with (iii) a certificate of a Responsible Officer of the Borrower stating that (x) such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at such date and (y) the results of operations of the Borrower and its Subsidiaries for the period ended on such date have been prepared in all material respects in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes; provided that documents required to be furnished pursuant to this Section 8.01(a) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” (with the related certificate separately delivered);

(b)            as soon as available and in any event within ninety (90) days after the end of each fiscal year (i) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and (ii) the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case prepared in all material respects in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of Ernst & Young U.S. LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and such report and opinion shall not be subject to (x) except with respect to the report and opinion delivered for the fiscal years ending on December 31, 2023, December 31, 2024, and December 31, 2025, any “going concern” or like qualification or exception or emphasis of matter of going concern footnote or (y) any qualification or exception as to the scope of such audit, and in the case of such consolidated financial statements, certified by a Responsible Officer of the Borrower; provided that documents required to be furnished pursuant to this Section 8.01(b) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;

(c)            together with the financial statements required pursuant to Section 8.01(a) and (b), a compliance certificate signed by the chief financial or accounting Responsible Officer of the Borrower as of the end of the applicable accounting period (which delivery may be by electronic communication including fax or email and shall be deemed to be an original, authentic counterpart thereof for all purposes) substantially in the form of Exhibit E (a “Compliance Certificate”) including details of any issues that are material that are raised by auditors and any occurrence or existence of any event, circumstance, act or omission that would cause any representation or warranty contained in Section 7.07, Section 7.18 or Section 7.23 to be incorrect in any material respect (or in any respect if such representation or warranty is qualified by materiality or by reference to Material Adverse Effect or Material Adverse Change) if such representation or warranty were to be made at the time of delivery of a Compliance Certificate;

(d)            after being prepared by the Borrower and approved by its Board, and promptly following the Administrative Agent’s request therefor, a consolidated financial forecast for the Borrower and its Subsidiaries for the fiscal year to which such forecast relates; provided that, for each fiscal year, on or before the seventy-fifth (75th) day following the beginning of such fiscal year, the Borrower shall prepare, and its Board shall approve such consolidated financial forecast for such fiscal year, and the Borrower shall notify the Administrative Agent promptly after the Board has given such approval;

(e)            promptly after the same are released, copies of any press release required by U.S. securities laws to be filed with the SEC (excluding, for the avoidance of doubt, marketing press releases); provided that documents required to be furnished pursuant to this Section 8.01(e) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;

(f)             promptly, and in any event within five (5) Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which the Borrower may become subject from time to time concerning any investigation or possible investigation or other inquiry (other than routine comment letters from the SEC) by such agency regarding financial or other operational results of such Obligor; provided that documents required to be furnished pursuant to this Section 8.01(f) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;

(g)            promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of each Obligor and its Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which any Obligor or its Subsidiaries may file or be required to file with any securities regulator or exchange to the authority of which such Obligor or such Subsidiary, as applicable, may become subject from time to time; provided that documents required to be furnished pursuant to this Section 8.01(g) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;

(h)            the information regarding insurance maintained by the Borrower and its Subsidiaries as required under Section 8.05;

(i)             as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of any Claim related to any Product or inventory involving more than $~~3,750,000~~1,000,000 (or the Equivalent Amount in other currencies), written notice thereof from a Responsible Officer of the Borrower which notice shall include a statement setting forth details of such return, recovery, dispute or claim;

(j)             together with the delivery of the Compliance Certificate, evidence satisfactory to the Administrative Agent, based upon the Borrower’s bank account statements that the Borrower is in compliance with the Minimum Liquidity Covenant;

(k)            not later than 5:00 p.m. (Eastern time) on Friday of every other week (commencing December 6, 2024) or, to the extent such Friday is not a Business Day, the next Business Day thereafter, an update to the Initial Budget to cover the period commencing on the Saturday of the prior week and including a rolling 13-week cash flow forecast for the Obligors and their Subsidiaries substantially in the form of the Initial Budget, prepared by a Responsible Officer of the Borrower and in final form approved by the Board of the Borrower (the Initial Budget and each such Budget, if so approved, an “Approved Budget”) (it being understood that if the Board of the Borrower shall not have approved such Budget, the previously delivered Approved Budget shall constitute the Approved Budget, until an updated Budget has been so approved);

(l)             not later than 5:00 p.m. (Eastern time) on Friday of every other week (commencing December 6, 2024) or, to the extent such Friday is not a Business Day, the next Business Day thereafter, a Budget Variance Report for the most recently expired Budget Variance Test Period, which such report shall be certified by a Responsible Officer of the Borrower as being prepared in good faith and fairly presenting in all material respects the information set forth therein; and

(m)           such other information respecting the businesses, financial performance, operations condition of the assets or liabilities of the Obligors (including with respect to the Collateral), taken as a whole, as the Administrative Agent may from time to time reasonably request.

8.02         Notices of Material Events. The Borrower will furnish to the Administrative Agent written notice of the following (x) with respect to clause (a) below within three (3) Business Days and (y) with respect to clause (b) through (m) below, within five (5) Business Days, in each case, after a Responsible Officer of the Borrower first learns of or acquires knowledge with respect to:

(a)            the occurrence of any Default or Event of Default;

(b)            the occurrence of any event with respect to the property or assets of the Borrower or any of its Subsidiaries resulting in a Loss aggregating $3,750,000 (or the Equivalent Amount in other currencies) or more;

(c)            (i) any proposed acquisition of stock, assets or property by the Borrower or any of its Subsidiaries that would reasonably be expected to result in material Environmental Liability, and (ii) any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material by the Borrower or any of its Subsidiaries required to be reported to any Governmental Authority or that would reasonably be expected to result in material Environmental Liability;

(d)            the assertion of any Claim under any Environmental Law by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged liability or non-compliance with any Environmental Laws or any permits, licenses or authorizations issued pursuant to Environmental Laws which would reasonably be expected to involve damages in excess of $2,500,000 (or the Equivalent Amount in other currencies) other than any such Claim or alleged violation that would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

(e)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that would reasonably be expected to result in a Material Adverse Effect;

(f)             (i) the intention of any ERISA Affiliate to file any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) the filing by any ERISA Affiliate of a request for a minimum funding waiver under Section 412 of the Code with respect to any Title IV Plan or Multiemployer Plan, in each case in writing and in reasonable detail (including a description of any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto);

(g)            (i) the termination of any Permitted License that is an exclusive license and material to the Product Commercialization and Development Activities or any Material Agreement other than in accordance with its terms and not as a result of a breach or default, (ii) the receipt by the Borrower or any of its Subsidiaries of any notice of a material breach or default under any Permitted License that is an exclusive license and material to the Product Commercialization and Development Activities or any Material Agreement (and a copy thereof) asserting a default by such Obligor or any of its Subsidiaries where such alleged default would permit such counterparty to terminate such Permitted License or Material Agreement, (iii) the entering into of (A) any new Material Agreement by any Obligor (and a copy thereof) or (B) any Permitted License that is an exclusive license and material to the Product Commercialization and Development Activities or (iv) any material amendment to a Permitted License that is an exclusive license and material to the Product Commercialization and Development Activities or Material Agreement that would be adverse in any material respect to the Lenders (and a copy thereof); provided, that the Borrower shall not be required to provide such notice if such documents become publicly available on “EDGAR” within the time period notice would otherwise be required pursuant to this Section 8.02;

(h)            any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries;

(i)             any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor;

(j)             any Contract entered into by the Borrower or any of its Subsidiaries in connection with any Claim of actual or alleged infringement, misappropriation or violation of any Material Intellectual Property by or against the Borrower or any of its Subsidiaries;

(k)            the creation, development or other acquisition (including any in-bound exclusive licenses) of any Material Intellectual Property by the Borrower or any Subsidiary after the Closing Date that is issued, registered or becomes issued or registered or the subject of an application for issuance or registration with any Governmental Authority; provided that, with respect to any such Material Intellectual Property created, developed or acquired (including through any in-bound exclusive license) in any fiscal year, notice thereof pursuant to this Section 8.02(k) shall be made in accordance with the timing of the financial statements for such fiscal year required pursuant to Section 8.01(b);

(l)             any change to any Obligor’s or any of its Subsidiaries’ ownership of any Controlled Account, by delivering the Administrative Agent a notice setting forth a complete and correct list of all such accounts as of the date of such change; and

(m)           any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Nothing in this Section 8.02 is intended to waive, consent to or otherwise permit any action or omission that is otherwise prohibited by this Agreement or any other Loan Document.

8.03         Existence. Such Obligor shall, and shall cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.

8.04         Payment of Obligations. Such Obligor will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the Borrower or any of its Subsidiaries, except to the extent such Taxes, fees, assessments or governmental charges or levies or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

8.05         Insurance. Such Obligor will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses, including commercial property, liability and business interruption coverage. Upon the request of the Administrative Agent, the Borrower shall furnish the Administrative Agent from time to time with (i) material information as to the insurance carried by it and, if so requested, copies of all such insurance policies and (ii) a certificate from the Borrower’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Secured Parties to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case, the Borrower will be responsible for the reasonable and documented cost of such insurance (to be payable on demand). The amount of any such reasonable and documented expenses shall accrue interest at the Default Rate if not paid on demand and shall constitute “Obligations.” Such Obligor shall cause each such policy of insurance (with respect to each such policy outstanding as of the Closing Date, within the time period set forth in Section 8.19(b)) to (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy (including business interruption, if any) contain a lender loss payable clause or endorsement naming the Administrative Agent, on behalf of the Secured Parties, as loss payee thereunder and providing for at least thirty (30) days’ prior written notice to the Agent (ten (10) days’ prior written notice in the event of cancellation for nonpayment) of any material modification or cancellation of such policy, and otherwise reasonably satisfactory in form and substance to the Administrative Agent.

8.06         Books and Records; Inspection Rights. Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities. Such Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or the Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition (financial or otherwise) with its officers and independent accountants, during normal business hours (but not more often than once per fiscal year unless an Event of Default has occurred and is continuing) as the Administrative Agent or the Lenders may request; provided that such representative shall use its commercially reasonable efforts to minimize disruption to the business and affairs of the Borrower as a result of any such visit, inspection, examination or discussion. Notwithstanding anything to the contrary contained herein, no Obligor nor any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to any Lender (or their respective representatives or contractors) is prohibited by any applicable Law or any binding agreement with a third party (so long as such agreement is not entered into in contemplation of this Agreement) or (iii) that is subject to attorney-client or similar privilege, which could reasonably be expected to be lost or forfeited if disclosed to the Administrative Agent or any Lender. The Borrower shall pay all reasonable and documented costs of all such inspections.

8.07         Compliance with Laws and Other Obligations. Such Obligor will, and will cause each of its Subsidiaries to, (i) comply with all Laws (including Anti-Terrorism Laws, Sanctions and Environmental Laws) applicable to it and its business activities, (ii) comply in all material respects with all Healthcare Laws and Governmental Approvals (including Product Authorizations) applicable to it and its business activities and (iii) maintain in full force and effect, remain in compliance with, and perform all obligations under all Material Agreement to which it is a party, except, in the case of clauses (i) and (iii) above, where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Within 30 days after the Closing Date, each Obligor shall institute (if not already in effect) and thereafter maintain in effect and enforce policies and procedures reasonably designed to promote compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws and Sanctions.

8.08         Maintenance of Properties, Etc. Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its assets and properties, including all assets and properties, whether tangible or intangible, relating to its Products or Product Commercialization and Development Activities, necessary or useful in the conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted and except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

8.09         Licenses. Such Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties (including its Product Commercialization and Development Activities), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.10         Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.05. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

8.11         Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)            Subsidiary Guarantors, etc. Subject to clauses (c) and (d) below, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary, the Borrower shall promptly (and in any event within forty-five (45) calendar days):

(i)             cause such new Subsidiary to become (x) a “Subsidiary Guarantor” hereunder pursuant to a Guarantee Assumption Agreement and (y) a “Grantor” under the Security Agreement;

(ii)            take such action or cause such Subsidiary to take such action (including joining the Security Agreement and delivering shares of stock together with undated transfer powers executed in blank, applicable control agreements and other instruments) as shall be reasonably necessary or desirable or reasonably requested by the Administrative Agent in order to create and perfect, in favor of the Administrative Agent, for the benefit of the Secured Parties, valid and enforceable first priority (subject to Permitted Priority Liens) Liens on substantially all of the personal property of such new Subsidiary as collateral security for the Obligations hereunder; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents and the Intercompany Subordination Agreement;

(iii)           to the extent that the parent of such Subsidiary is not a party to the Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Agreement and this Agreement, cause the parent (if possible) of such Subsidiary to execute and deliver a pledge agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all outstanding issued shares of such Subsidiary;

(iv)           deliver such proof of corporate action, incumbency of officers, and other applicable documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Administrative Agent shall reasonably request; and

(v)            cause each new Subsidiary to become a party to the Intercompany Subordination Agreement.

(b)            Further Assurances. Subject to clauses (c) and (d) below:

(i)             such Obligor will take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement and the Security Agreement;

(ii)            in the event that such Obligor creates, develops or otherwise acquires Intellectual Property during the term of this Agreement, then the provisions of this Agreement and the Security Agreement shall and hereby does automatically apply thereto and any such Intellectual Property shall automatically constitute and hereby does constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such creation, development or acquisition;

(iii)           without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (including joining the Security Agreement and delivering shares of stock together with undated transfer powers executed in blank, applicable control agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Secured Parties, perfected security interests and Liens in substantially all of the personal property (other than Excluded Assets (as defined in the Security Agreement)) of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

(iv)           promptly (and in any event within five (5) Business Days) following the acquisition by any Obligor following the Closing Date of any fee interest in real property or lessee interest under a ground lease having a value in excess of $1,000,000, such Obligor shall notify Administrative Agent of such fact and shall, if so requested by Administrative Agent, within thirty (30) days following such request by Administrative Agent (or such longer period as agreed by Administrative Agent in its reasonable discretion), with respect to any such owned or leased real estate, deliver or cause to be delivered to Administrative Agent the following (collectively, “Mortgage Deliverables”): (A) a mortgage or deed of trust, as applicable, in form and substance reasonably satisfactory to Administrative Agent, executed by the title holder thereof and recorded in the applicable jurisdiction, granting Administrative Agent, on behalf of the Lenders, a first priority Lien on the fee or lessee interest in such real estate, (B) a lender’s title insurance policy issued by a title insurer reasonably satisfactory to Administrative Agent in form and substance and in amounts reasonably satisfactory to Administrative Agent insuring Administrative Agent’s, for itself and on behalf of the Lenders’, first priority Lien in the fee or lessee interest in such real estate, free and clear of all defects and encumbrances except Permitted Liens, (C) a current ALTA survey, certified to Administrative Agent, for itself and on behalf of the Lenders, by a licensed surveyor, in form and substance reasonably satisfactory to Administrative Agent, or survey affidavits sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception, (D) a certificate, in form and substance reasonably acceptable to Administrative Agent, to Administrative Agent from a national certification agency acceptable to Administrative Agent, indicating whether such real estate is located in a special flood hazard area and (E) legal opinions in form and substance reasonably acceptable to Administrative Agent from one or more law firms reasonably acceptable to Administrative Agent opining as to due execution, authority, noncircumvention, recordability, perfection and enforceability of such mortgage or deed of trust; and

(v)            in the event that such Obligor is party to (i) any lease agreement with respect to real property or (ii) any warehousing or bailment arrangement pursuant to which inventory, equipment or other assets of the Obligors are stored at a third-party warehouse or other facility, such Obligor shall use its commercially reasonable efforts to obtain a Landlord Consent or Bailee Letter, as applicable, within 30 days after entry into such agreement or arrangement.

(c)            Excluded Subsidiaries. Notwithstanding any term or provision of this Agreement to the contrary, (x) no Subsidiary that is a (i) CFC, (ii) CFC Holding Company or (iii) Domestic Subsidiary of either of the foregoing, shall be required to become a Subsidiary Guarantor, (y) the Obligors shall not be required to pledge (or cause to be pledged) to the Administrative Agent, for the benefit of the Secured Parties, Equity Interests of any Subsidiary representing, in the aggregate, more than sixty-five percent (65%) of the Equity Interests of any CFC or CFC Holding Company, and (z) no Immaterial Subsidiary shall be required to become a Subsidiary Guarantor. The Borrower shall not form or acquire any Subsidiary that is a CFC, CFC Holding Company or Domestic Subsidiary of either of the foregoing.

(d)            Limitations on Certain Obligations. Notwithstanding any term or provision of this Agreement to the contrary: (A) no Obligor shall be required to enter into or obtain any leasehold mortgage or any similar agreement in respect of any leasehold interest in real property and (B) no actions or undertakings described in the foregoing clauses (a)(ii) or (b) of this Section 8.11, and no collateral or security filings, shall be required in any jurisdiction outside the United States.

8.12         Termination of Non-Permitted Liens. In the event that any Obligor shall become aware of, or be notified by the Administrative Agent or any Lender of the existence of, any outstanding Lien against any assets or property of such Obligor or any of its Subsidiaries, which Lien is not a Permitted Lien, such Obligor shall use its commercially reasonable efforts to promptly terminate or cause the termination of such Lien. This provision shall not limit any rights or remedies the Administrative Agent and Lenders have upon the occurrence and during the continuance of an Event of Default.

8.13         Board Materials; Oaktree Lender Board Observer.

(a)            Regardless of whether the Oaktree Lender has the right to designate a Board Observer (as defined below): (i) the Borrower shall deliver to the Administrative Agent copies of any agenda and other written materials provided to the board of directors (or any committee thereof) of the Borrower prior to any meeting of the board of directors (or such committee thereof), at or reasonably promptly after such materials are furnished to the members of the board of directors (or such committee thereof), (ii) copies of all minutes of meetings of the board of directors (or any committee thereof) of the Borrower at or promptly after such minutes are furnished to the members of the board of directors (or such committee thereof), (iii) copies of all material written consents duly passed by the board of directors (or any committee thereof) of the Borrower and (iv) promptly upon presentation of any regular periodic materials to the board of directors (or any committee thereof) of the Borrower reporting on the current, past or future financial performance and business and operations of the Borrower or any of its Subsidiaries (which shall include, among other things, development updates with respect to material Products, and updates with respect to material events relating to other Material Agreements), copies of such materials shall be delivered to the Administrative Agent; provided that any such material may be redacted by the Borrower to (A) exclude information pertaining to the Borrower’s strategy regarding the Loans, (B) preserve attorney-client privilege or (C) protect individually identifiable health information (as defined under HIPAA) or other confidential information relating to healthcare patients; provided, further that such redactions are restricted so as to be only as extensive as is reasonably necessary in order to exclude information described in clauses (A), (B) or (C).

(b)            Upon the request of the Oaktree Lender and after both Tranche A-1 Loan and Tranche B Loan have been funded, the Borrower shall permit a single designee of the Oaktree Lender to be a board observer to the Borrower or any committee thereof performing such functions (the “Board Observer”). In such capacity, the Board Observer shall be entitled to attend all meetings of the board of directors of the Borrower and any committee thereof. The Borrower shall ensure that the Board Observer is invited to each such meeting at the same time as each other member of the board of directors and that such Board Observer receives all board materials at the same time as each other member of the board of directors; provided that any such material may be redacted by Borrower, and Borrower may exclude the Board Observer from meetings of the board of directors or any committee thereof, in order to (i) prevent the Board Observer from receiving or learning information relating to the Borrower’s strategy regarding the Loans, (ii) preserve attorney-client privilege or (iii) protect individually identifiable health information (as defined under HIPAA) or other confidential information relating to healthcare patients; provided, further, that such redactions and the exclusion of the Board Observer are restricted so as to be only as extensive as is reasonably necessary in order to exclude or prevent access to the Board Observer to information described in clauses (i), (ii) or (iii). If appointed, the Board Observer may resign or withdraw at any time, or, at the request of the Oaktree Lender, be replaced by a designee of the Oaktree Lender that is reasonably acceptable to the Borrower.

(c)            Without otherwise limiting the Administrative Agent’s and Lenders’ right to expense reimbursement hereunder, the Borrower shall reimburse the Oaktree Lender for all reasonable and documented out-of-pocket expenses incurred by or on behalf of the Oaktree Lender or the Board Observer in attending any meetings of the board of directors or any committee thereof or otherwise in connection with the exercise of their rights hereunder.

8.14         [Reserved].

8.15         Maintenance of Regulatory Approvals, Contracts, Intellectual Property, Etc. With respect to the Products and all Product Commercialization and Development Activities, such Obligor will, and will cause each of its Subsidiaries (to the extent applicable) to, (i) maintain in full force and effect all Regulatory Approvals, Material Agreements, Material Intellectual Property and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of such Person’s business, except as would not reasonably be expected to have a Material Adverse Effect, (ii) maintain in full force and effect, and pay all costs and expenses relating to, such Regulatory Approvals, Material Agreements and Material Intellectual Property owned, used or controlled by such Obligor or any such Subsidiary that are used in or necessary for any related Product Commercialization and Development Activities, except as would not be reasonably expected to have a Material Adverse Effect, (iii) promptly after obtaining knowledge thereof, notify the Administrative Agent of any infringement or other violation by any Person of such Obligor’s or any such Subsidiaries’ Material Intellectual Property, and use commercially reasonable efforts to stop, curtail or abate such infringement if determined appropriate by the Borrower in the exercise of its business judgment and (iv) promptly after obtaining knowledge thereof, notify the Administrative Agent of any Claim by any Person that the conduct of the business of any Obligor or any of its Subsidiaries, including in connection with any Product Commercialization and Development Activities, has infringed upon any Intellectual Property of such Person, where such Claim would reasonably be expected to have a Material Adverse Effect.

8.16         ERISA Compliance. Such Obligor shall comply, and shall cause each of its Subsidiaries to comply, with the provisions of ERISA with respect to any Plans to which such Obligor or such Subsidiary is a party as an employer in all material respects.

8.17         Cash Management. Such Obligor shall, and shall cause each of its Subsidiaries to:

(a)            cause each deposit account, disbursement account, investment account (or other similar account) and lockbox of any Obligor (in each case, other than any Excluded Accounts) opened after the Closing Date to, within thirty (30) days of account opening and at all times thereafter be subject to an account control agreement between the applicable Obligor, the Administrative Agent and the applicable depositary institution in favor of the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent (each such deposit account, disbursement account, investment account (or similar account) and lockbox, a “Controlled Account”) that (A) ensures, to the extent necessary under applicable law, the perfection of a first priority (subject to Permitted Priority Liens) security interest in favor of the Administrative Agent on such Controlled Account, (B) provides that, upon written notice from the Administrative Agent, such depositary institution shall comply with instructions originated by the Administrative Agent directing disposition of the funds in such Controlled Account without further consent of the applicable Obligor and (C) may not be terminated without prior written consent of the Administrative Agent; and

(b)            at any time after the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, each Obligor shall cause all payments constituting proceeds of accounts to be directed into lockbox accounts under agreements in form and substance satisfactory to the Administrative Agent.

8.18         Amendments to Agreements. The Collaboration Agreement Option, the BioXcel Trademark Agreement and the Commercial Supply Agreement shall not be amended or otherwise modified in a manner materially adverse to the interest of the Lenders without the prior written consent of the Majority Lenders.

8.19         Post-Closing Obligations.

(a)            By July 19, 2022 (or such later date as agreed by the Administrative Agent in its sole discretion), the Borrower shall deliver to Administrative Agent evidence in form and substance satisfactory to the Administrative Agent that the Borrower has (i) obtained from each inventor who is obligated to assign to Borrower, a customary invention assignment agreement presently assigning all of such inventor’s right, title and interest in and to each Patent set forth on Schedule 8.19 to Borrower and (ii) made the necessary filings with the United States Patent and Trademark Office (“USPTO”) to evidence in the records of the USPTO that the Borrower is the sole assignee and owner (or, solely with respect to those Patents identified on Schedule 8.19 as jointly owned, an assignee and joint owner) of each of the Patents set forth on Schedule 8.19.

(b)            By June 3, 2022 (or such later date as agreed by the Administrative Agent in its sole discretion), Borrower shall cause all insurance policies so required pursuant to the Loan Documents to (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy (including business interruption, if any) contain a lender loss payable clause or endorsement naming the Administrative Agent, on behalf of the Secured Parties, as loss payee thereunder and providing for at least thirty (30) days’ prior written notice to the Administrative Agent (ten (10) days’ prior written notice in the event of cancellation for nonpayment) of any material modification or cancellation of such policy.

(c)            In the event that BioXcel LLC shall at any time cease to own, directly or indirectly, at least 20% of the Equity Interests in the Borrower, the Borrower shall use its commercially reasonable efforts to enter into an amendment to the Shared Services Agreement with BioXcel LLC pursuant to which the Borrower’s option to enter into a collaborative services agreement with BioXcel LLC by which the Collaboration Agreement Option shall be extended through at least the 91st day following the Maturity Date.

(d)            Within five (5) Business Days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion) (the “Account Control Agreement Completion Date”), the Administrative Agent shall have received evidence that (i) all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts (other than Excluded Accounts) of each Obligor located within the U.S. are Controlled Accounts and (ii) such Controlled Accounts are subject to one or more account control agreements, in favor of, and satisfactory in form and substance to, the Administrative Agent that (A) ensures, to the extent necessary under applicable law, the perfection of a first priority (subject to Permitted Priority Liens) security interest in favor of the Administrative Agent on such Controlled Account, (B) provides that, upon written notice from the Administrative Agent, such depositary institution shall comply with instructions originated by the Administrative Agent directing disposition of the funds in such Controlled Account without further consent of the applicable Obligor and (C) may not be terminated without prior written consent of the Administrative Agent.

8.20         Enforcement of Trademark Rights. Borrower shall, promptly after becoming aware of any breach by BioXcel LLC of the BioXcel Trademark Agreement or any use of the BIOXCEL trademark within the field of neuroscience (including by BioXcel LLC’s other Affiliates), in each case, in a manner that is, or would reasonably be expected to be, material to the businesses of Borrower, the Obligors, or any of their respective Subsidiaries, use its commercially reasonable efforts to enforce its rights, including under the BioXcel Trademark Agreement, to prevent such further breach or use, and to otherwise mitigate any risk and adverse impact to such businesses.

8.21         Budget Variance Covenant. Commencing with the delivery of the Budget Variance Report for the Budget Variance Test Period ending on November 30, 2024, and as of the last day of each subsequent Budget Variance Test Period, the Borrower shall not permit actual disbursements for such Budget Variance Test Period to exceed 115% in the aggregate of the sum of the forecasted actual disbursements for such Budget Variance Test Period in the applicable Approved Budget.

8.22         Investment Bank. On or prior to July 31, 2025, the Borrower shall select and engage an investment banker reasonably acceptable to the Administrative Agent and the Lenders to assist the Borrower and its Board with evaluating and exploring strategic options.

8.23         Payroll.

(a)            The Borrower shall not pay any cash bonuses for the fiscal years ended December 31, 2024 and December 31, 2025 without the prior written consent of the Administrative Agent.

(b)            The cash compensation for the fiscal year ended December 31, 2025 for the executive officers of the Borrower, including Vimal Mehta, Richard Steinhart, Javier Rodriguez, Frank Yocca, Vincent O’Neill and any replacement of any of the foregoing, shall be no higher than the cash compensation for such executive officers for the fiscal year ended December 31, 2024.

8.24        Fifth Amendment Capital Raise.

(a)        After the Fifth Amendment Date and on or prior to November 27, 2024, the Borrower shall receive at least $7,000,000 in gross cash proceeds (the “Fifth Amendment Capital Raise One”) from the issuance of the Borrower’s common stock, warrants and/or pre-funded warrants.

(b)        On or prior to December 31, 2024, the Borrower shall prepay in cash $2,500,000 in aggregate principal amount of the outstanding Loans, together with (i) accrued and unpaid interest on the amount so prepaid, (ii) 50% of the applicable Prepayment Fee, (iii) 50% of the Amendment Fee (as defined in the First Amendment) on the amount so prepaid and (iv) 50% of the Second Amendment Fee (as defined in the Second Amendment) on the amount so prepaid; it being understood and agreed that 50% of each of the Prepayment Fee, Amendment Fee and Second Amendment Fee that would otherwise be payable with respect to such prepayment of $2,500,000 in aggregate principal amount of Loans have been waived.

(c)        After the Fifth Amendment Date and on or prior to March 15, 2025 (provided, that the Borrower will use its commercially reasonable efforts to complete the Fifth Amendment Capital Raise Two (as defined below) on or prior to February 15, 2025), the Borrower shall receive at least $18,000,000 in net cash proceeds (the “Fifth Amendment Capital Raise Two”), including net cash proceeds from the Fifth Amendment Capital Raise One, from (i) the issuance of the Borrower’s common stock, warrants and/or pre-funded warrants, (ii) non-refundable cash consideration from partnering transactions entered into after the Fifth Amendment Date (so long as such partnering transactions would not require the Borrower or any of its Subsidiaries to make any cash investments in connection with the partnering transactions and no such cash investments are made), (iii) the issuance of the Borrower’s subordinated debt with an all-in-yield not greater than 15% if any interest thereon is payable in cash, in form and substance satisfactory to the Administrative Agent in its sole discretion and/or (iv) Asset Sales permitted by Section 9.09 or consented to by the Lenders (clauses (i) through (iv), collectively, “Permitted Capital Raise Activities”).

(d)        After the Fifth Amendment Date and on or prior to the earlier of August 15, 2025 and the date that is 30 days after the final data readout of the SERENITY At-Home Phase 3 trial, the Borrower shall receive at least $29,000,000 in net cash proceeds, including net cash proceeds from the Fifth Amendment Equity Raise One and the Fifth Amendment Equity Raise Two, from Permitted Capital Raise Activities.

8.25        Fifth Amendment Warrant.

(a)        Substantially concurrently with the closing of the Fifth Amendment Equity Raise One, the Borrower shall issue and deliver to the Lenders warrants, evidenced by an instrument substantially in the form of Exhibit B attached to the Fifth Amendment, exercisable at $0.01 per share and for five million shares of common stock of the Borrower.

(b)        Substantially concurrently with the closing of the Fifth Amendment Equity Raise One, all Company Warrants issued to the Lenders prior to the Fifth Amendment Date shall be amended to revise the exercise price thereunder to an exercise price equal to the lower of (i) the price per share of the Common Stock issued in the Fifth Amendment Equity Raise One and (ii) the average of the daily VWAPs over the 30 consecutive Trading Days preceding such date.

(c)        Substantially concurrently with the closing of the Fifth Amendment Equity Raise One, the third amended and restated Registration Rights Agreement in form and substance satisfactory to the Administrative Agent shall be duly executed and delivered to the Administrative Agent by the Borrower.

(d)        The Borrower and the Lenders agree that the issuance of warrants pursuant to the Fifth Amendment as set forth in Section 8.25 hereof shall not be treated for U.S. federal income tax purposes as a fee or as a payment that is otherwise subject to U.S. withholding Tax, but shall rather be treated as consideration that is paid in exchange for the deemed disposition of the Loans for tax purposes as a result of the changes to the terms of the Loans pursuant to the Fifth Amendment.

Section 9.
NEGATIVE COVENANTS

Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made), have been indefeasibly paid in full in cash:

9.01        Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a)        the Obligations;

(b)        Indebtedness existing on the Closing Date and set forth on Schedule 7.13(a);

(c)        accounts payable to trade creditors for goods incurred in the Ordinary Course of such Obligor’s or such Subsidiary’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(d)        Indebtedness consisting of guarantees resulting from the endorsement of negotiable instruments for collection in the Ordinary Course;

(e)        Indebtedness of an Obligor owing to any other Obligor, in each case, subject to the Intercompany Subordination Agreement;

(f)         Indebtedness of any Subsidiary that is not an Obligor owing to any other Subsidiary that is not an Obligor;

(g)        [reserved];

(h)        [reserved];

(i)         Guarantees by any Obligor of Permitted Indebtedness of any other Obligor;

(j)         Ordinary Course Capital Lease Obligations and equipment and software financing and leasing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto and (ii) the outstanding principal amount of such Indebtedness does not exceed $10,000,000 (or the Equivalent Amount in other currencies) in the aggregate at any time;

(k)        Indebtedness under Permitted Hedging Agreements;

(l)         [reserved];

(m)       [reserved];

(n)        other Indebtedness not for borrowed money in an aggregate outstanding principal amount not to exceed $100,000 (or the Equivalent Amount in other currencies);

(o)        [reserved];

(p)        Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the Ordinary Course, in respect of workers compensation claims, health, disability or other employee benefits or property, leases, commercial contracts, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(q)        Indebtedness arising in connection with the financing of insurance premiums in the Ordinary Course;

(r)         [reserved];

(s)        Indebtedness in respect of (i) netting services, (ii) overdraft protections, (iii) business credit cards, (iv) purchasing cards, (v) payment processing, (vi) automatic clearinghouse arrangements, (vii) arrangements in respect of pooled deposit or sweep accounts, (viii) check endorsement guarantees, and (ix) otherwise in connection with deposit accounts or cash management services, in each case, in the Ordinary Course;

(t)         [reserved]; and

(u)        [reserved].

9.02        Liens. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property now owned by it or such Subsidiary, except:

(a)        Liens securing the Obligations;

(b)        any Lien on any property or asset of such Obligor or any of its Subsidiaries existing on the Closing Date and set forth on Schedule 7.13(b);

(c)        Liens securing Indebtedness permitted under Section 9.01(j); provided that such Liens are restricted solely to the collateral described in Section 9.01(j);

(d)        Liens imposed by operation of Law arising in the Ordinary Course (including carriers’, warehousemen’s, landlords’, and mechanics’ liens, liens relating to leasehold improvements and other similar Liens arising in the Ordinary Course) and which (x) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person ~~or~~and (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with GAAP;

(e)        pledges, deposits or other Liens made in the Ordinary Course (x) in connection with bids, contract leases, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation, or (y) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower or any Subsidiary;

(f)         Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(g)        servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any Law and Liens consisting of zoning or building restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors or any of their Subsidiaries;

(h)        with respect to any real property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to all applicable Laws; and (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in any Law, which, in the aggregate for clauses (i), (ii) and (iii), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors or its Subsidiaries;

(i)         Bankers liens, rights of setoff and similar Liens incurred on deposits made in the Ordinary Course;

(j)         [reserved];

(k)        Liens securing Indebtedness permitted under Sections 9.01(p), (q), and (s).

(l)         any judgment lien or lien arising from decrees or attachments not constituting an Event of Default;

(m)       Liens arising from precautionary UCC financing statement filings regarding operating leases of personal property and consignment arrangements entered into in the Ordinary Course;

(n)        other Liens not securing borrowed money which secure obligations in an aggregate amount not to exceed $50,000 (or the Equivalent Amount in other currencies) at any time outstanding;

(o)        [reserved];

(p)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and incurred in the Ordinary Course;

(q)        Permitted Licenses and, solely with respect to assets owned by third parties and licensed or leased to such Obligor or any of its Subsidiaries, retained interests or title of licensors or lessors that do not conflict with such Obligor’s or any such Subsidiaries’ use thereof;

(r)         Liens on cash and Permitted Cash Equivalent Investments securing obligation under Permitted Hedging Agreements;

(s)        (i) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like obligations incurred in the Ordinary Course (other than Liens imposed by ERISA) and (ii) deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of any Obligor or any Subsidiary in the Ordinary Course supporting obligations of the type set forth in clause (i) above;

(t)         Liens solely on any cash earnest money deposits made by Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder; and

(u)        Liens arising out of any sale-leaseback transaction not prohibited by Section 9.14, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

provided that no Lien otherwise permitted under any of the foregoing clauses (c), (d), (e) (g), and (i) through (p) of this Section 9.02 shall apply to any Material Intellectual Property, except for Liens securing Indebtedness permitted under clause (o) of this Section 9.02.

9.03        Fundamental Changes and Acquisitions. Such Obligor will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation (or otherwise merge, amalgamate or consolidate), (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) sell or issue any of its Disqualified Equity Interests or (iv) make any Acquisition or otherwise acquire any business or substantially all the property from, or Equity Interests of, or be a party to any Acquisition of, any Person.

9.04        Lines of Business. Such Obligor will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in on the Closing Date by such Persons.

9.05        Investments. Such Obligor will not, and will not permit any of its Subsidiaries to make, directly or indirectly, or permit to remain outstanding any Investments except:

(a)        [reserved];

(b)        operating deposit accounts with banks (or similar deposit-taking institutions) that, in the case maintained by Obligors, are compliant with Section 8.17(a);

(c)        extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the Ordinary Course;

(d)        Permitted Cash Equivalent Investments;

(e)        Investments by an Obligor in another Obligor;

(f)         Investments by a Subsidiary that is not an Obligor in (i) any other Subsidiary that is not an Obligor and (ii) in any Obligor;

(g)        Permitted Hedging Agreements;

(h)        Investments consisting of prepaid expenses, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons and deposits in connection with workers’ compensation and similar deposits, in each case, made in the Ordinary Course;

(i)         [reserved];

(j)         Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(k)        [reserved];

(l)         the increase in value of any Investment otherwise permitted pursuant to this Section 9.05;

(m)        [reserved];

(n)        [reserved];

(o)        [reserved];

(p)        [reserved]; and

(q)        [reserved].

9.06        Restricted Payments. Such Obligor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that the following Restricted Payments shall be permitted so long as no Default (solely in the case of clause (h)) or Event of Default has occurred and is continuing or could reasonably be expected to occur or result from such Restricted Payment:

(a)        dividends with respect to the Borrower’s Equity Interests payable solely in shares of its Qualified Equity Interests (or the equivalent thereof);

(b)        [reserved];

(c)        dividends or distributions paid in cash by any Subsidiary to any Obligor;

(d)        [reserved];

(e)        cashless exercises of options and warrants;

(f)         cash payments made by the Borrower in lieu of fractional shares upon exercise of warrants or options or conversions of convertible securities;

(g)        Borrower may acquire (or withhold) its Equity Interests pursuant to any employee equity incentive or similar plan to pay withholding taxes for which Borrower is liable in respect of a current or former officer, director, employee, member of management or consultant upon such grant or award (or upon vesting or exercise thereof);

(h)        any Investment permitted pursuant to Section 9.05 to the extent constituting a Restricted Payment;

(i)         [reserved]; and

(j)         [reserved].

9.07        Payments of Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations, (ii) scheduled payments of other Indebtedness to the extent permitted pursuant to the terms, if any, of any applicable subordination or intercreditor agreement in respect of the Obligations, (iii) intercompany indebtedness permitted under Section 9.01, (iv) Indebtedness permitted to be incurred under Sections 9.01(b), (c), (j), (k), (m), (p), (q), (s) and (t), (v) Indebtedness permitted to be incurred under Section 9.01(o) and Permitted Refinancings thereof; provided that any such payments shall only be made in Equity Interests and cash in lieu of fractional shares (as well as cash to pay any accrued interest on the date of any Permitted Refinancing, exchange transaction, or payment made in Equity Interests), (vi) scheduled payments of interest on such Indebtedness permitted pursuant to Section 9.01(o) and (vii) Permitted Refinancings not prohibited hereunder.

9.08        Change in Fiscal Year. Such Obligor will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the Closing Date, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of the Borrower.

9.09        Sales of Assets, Etc. Such Obligor will not, and will not permit any of its Subsidiaries to sell, lease or sublease (as lessor or sub-lessor), sale and leaseback, assign, convey, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its businesses, assets or property of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired (including accounts receivable and Equity Interests of Subsidiaries, but excluding de minimis shares of Equity Interests required for qualification of directors under applicable law), in each case, in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

(a)        sales, transfers and other dispositions of receivables in connection with the compromise, settlement or collection thereof in the Ordinary Course;

(b)        sales of inventory in the Ordinary Course in an Arm’s-Length Transaction and the use of cash and Cash Equivalents in the Ordinary Course or as otherwise permitted pursuant to this Agreement;

(c)        the forgiveness, release or compromise of any amount owed to any Obligor or Subsidiary in the Ordinary Course;

(d)        Permitted Licenses;

(e)        licenses, transfers of assets, rights or property by Borrower or any Subsidiary to any Obligor;

(f)        dispositions (including by way of abandonment or cancellation) of any equipment and other tangible property that is surplus, obsolete or worn out or no longer used or useful in the business disposed of in the Ordinary Course;

(g)        dispositions resulting from Casualty Events;

(h)        the unwinding of any Hedging Agreements permitted by Section 9.05 pursuant to its terms;

(i)         [reserved];

(j)         [reserved];

(k)        [reserved];

(l)         [reserved];

(m)       [reserved];

(n)        dispositions in the Ordinary Course consisting of the abandonment of Intellectual Property (other than Material Intellectual Property) which, in the reasonable good faith determination of Borrower, are not material to the conduct of the business of the Obligors and the Subsidiaries; and

(o)        [reserved].

Notwithstanding anything in this Agreement to the contrary, (i) the Borrower shall not, and shall not permit any of its Subsidiaries to (x) directly or indirectly transfer, by means of contribution, sale, assignment, lease or sublease, license or sublicense, disposition of any kind or otherwise, Material Intellectual Property held by the Borrower or any other Obligor to any Person other than the Borrower or a Subsidiary Guarantor, other than pursuant to Permitted Licenses or as permitted pursuant to Section 9.09(j) or Section 9.03, or (y) permit any Person other than the Borrower or a Subsidiary Guarantor to hold any interest in such Material Intellectual Property (other than (A) pursuant to non-exclusive intercompany licenses or Permitted Licenses, (B) as permitted by Section 9.09(g) or Section 9.03, or (C) in the case of a foreign subsidiary, a foreign Regulatory Approvals), and (ii) no Material Intellectual Property held by the Borrower or a Subsidiary Guarantor shall be contributed as an Investment to any Subsidiary other than a Subsidiary Guarantor (other than pursuant to Permitted Licenses).

9.10        Transactions with Affiliates. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction to sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, unless such arrangement or transaction (i) is an Arm’s-Length Transaction, (ii) is of the kind which would be entered into by a prudent Person in the position of the Borrower with another Person that is not an Affiliate; provided that (x) in connection with any such transaction involving aggregate consideration or payments of at least $1,000,000, such transaction shall have been approved by a majority of the directors serving on the Borrower’s board of directors that do not have any material direct or indirect financial interest in or with respect to such transaction and (y) in connection with any such transaction involving aggregate consideration or payments of at least $10,000,000, the Borrower shall have received a fairness opinion from a nationally recognized appraisal or investment banking firm with respect to such transaction, (iii) is between or among (x) one or more Obligors, on the one hand, and, on the other hand, one or more Obligors, (y) one or more Subsidiaries of the Obligors that are not Obligors, on the one hand, and, on the other hand, one or more Subsidiaries of the Obligors that are not Obligors and (z) one or more Obligors or their Subsidiaries that are not Obligors, on the one hand, and, on the other hand, one or more Obligors or their Subsidiaries that are Obligors (provided that, with respect to clause (z) only, the terms thereof are no less favorable to the Obligors than those that would be obtained in a comparable arm’s-length transaction with a non-affiliated Person); (iv) constitutes customary compensation and indemnification of, and other employment arrangements with, directors, officers, and employees of any Obligor or its Subsidiaries in the Ordinary Course, (v) constitutes payment of customary fees, reimbursement of expenses, and payment of indemnification to officers and directors and customary payment of insurance premiums on behalf of officers and directors by the Obligors or their Subsidiaries, in each case, in the ordinary course of business, (vi) is permitted pursuant to Section 9.06(g), or (vii) are the transactions set forth on Schedule 7.19.

9.11        Restrictive Agreements. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (i) restrictions and conditions imposed by applicable Laws or by the Loan Documents, (ii) Restrictive Agreements listed on Schedule 7.15, (iii) limitations associated with Permitted Liens or any document or instrument governing any Permitted Lien, (iv) any documentation governing Indebtedness referenced in clauses Error! Reference source not found. of Section 9.01 (or any Permitted Refinancing thereof), (v) customary provisions in leases, Permitted Licenses and other Contracts restricting the assignment thereof or restricting the assignment or sublease or sublicense of the property leased, licensed or otherwise the subject thereof; (vi) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary; (vii) restrictions or conditions in any Indebtedness permitted pursuant to Section 9.01 that is incurred or assumed by Subsidiaries that are not Obligors to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents; (viii) restrictions or conditions imposed by any agreement relating to purchase money Indebtedness and other secured Indebtedness or to leases and licenses permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or the property leased or licensed; (ix) customary provisions in contracts for the disposition of any assets; provided that the restrictions in any such contract shall apply only to the assets or Subsidiary that is to be disposed of and such disposition is permitted hereunder (or, in the case of the sale of Borrower, such agreement contemplates the repayment in full of the Obligations hereunder); (x) customary provisions regarding confidentiality or restricting assignment, pledges or transfer of any Permitted License or any other agreement entered into in the Ordinary Course; and (xi) customary net worth provisions or similar financial maintenance provisions contained in any agreement entered into by a Subsidiary.

9.12        Modifications and Terminations of Material Agreements and Organic Documents. Such Obligor will not, and will not permit any of its Subsidiaries to:

(a)        waive, amend, terminate, replace or otherwise modify any term or provision of any Organic Document in any way or manner materially adverse to the interests of the Administrative Agent and the Lenders; or

(b)        waive, amend, replace or otherwise modify any term or provision of any Permitted License in a manner materially adverse to the rights and remedies the Administrative Agent and the Lenders hereunder; or

(c)        (x) take or omit to take any action that results in the termination of, or permits any other Person to terminate, any Material Agreement or Material Intellectual Property or (y) take any action that permits any Material Agreement or Material Intellectual Property to be terminated by any counterparty thereto prior to its stated date of expiration, in each such case if such action or omission would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)        enter into, waive, terminate, replace or otherwise modify any joint venture agreement, distribution agreement, collaboration agreement or any agreement similar to any of the foregoing, in each case, that involves the disposition, assignment or licensing of any Material Intellectual Property, unless such agreement is (i) a Permitted License, (ii) permitted pursuant to Section 9.09 or (iii) approved in writing by the Administrative Agent.

9.13        Outbound Licenses. No Obligor shall, nor shall it permit any of its Subsidiaries to, enter into or become or remain bound by any outbound license, covenant not to sue or other grant of rights under Intellectual Property, except for Permitted Licenses.

9.14        Sales and Leasebacks. Except as otherwise consented to in writing by the Administrative Agent in its sole discretion, such Obligor will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person and (ii) which such Obligor or Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

9.15        Hazardous Material. Such Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. If the Administrative Agent at any time has a reasonable basis to believe that there is any material violation by an Obligor of any Environmental Law or the presence or release of any Hazardous Material which could result in an Environmental Liability that would be reasonably expected to result in a Material Adverse Effect, each Obligor shall, and shall cause each Subsidiary to, (i) prepare an environmental assessment of such condition, including where appropriate environmental testing, and the preparation of such environmental report, at the Borrower’s sole cost and expense, as the Administrative Agent may reasonably request with respect to any affected parcel of real property subject to a Collateral Document that is a mortgage, deed of trust or similar instrument, which shall be conducted by Persons reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent, and (ii) if such report is not delivered within thirty (30) days, permit the Administrative Agent or its representatives to have access to all such real property for the purpose of conducting, at the Borrower’s sole cost and expense, such environmental audits and testing as the Administrative Agent shall reasonably deem appropriate.

9.16        Accounting Changes. Such Obligor will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

9.17        Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (i) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (ii) any other ERISA Event that would, in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Obligor or any of its Subsidiaries shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

9.18        Sanctions; Anti-Corruption Use of Proceeds.

(a)        Neither the Borrower or any of its Subsidiaries or their respective agents shall (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions, the Patriot Act or any other Anti-Terrorism Law.

(b)        The Borrower will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption Law, or (ii) (A) for the purpose of funding any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of country- or territory-wide Sanctions, in violation of Sanctions or (B) in any manner that would result in a violation of Sanctions by any party to this Agreement.

~~9.19 [Reserved].~~

Section 10.
FINANCIAL COVENANTS

10.01      Minimum Liquidity. The Borrower shall, at all times after the Account Control Agreement Completion Date, maintain the Minimum Liquidity Amount in cash or Permitted Cash Equivalent Investments in one or more Controlled Accounts that is free and clear of all Liens, other than Liens granted hereunder in favor of the Administrative Agent and Liens permitted under Section 9.02(i) (such covenant, the “Minimum Liquidity Covenant”).

Section 11.
EVENTS OF DEFAULT

11.01      Events of Default. Each of the following events shall constitute an “Event of Default”:

(a)        Principal Payment Default. The Borrower shall fail to pay any principal of the Loan, when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof or otherwise.

(b)        Other Payment Defaults. Any Obligor shall fail to pay interest or any other Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c)        Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Obligor or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect in any respect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier.

(d)        Certain Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 8.02, 8.03 (with respect to the Borrower’s existence), 8.11, 8.15, 8.17, 8.18, 8,21, 8.22, 8.23, 8.24, 8.25, Section 9 or Section 10 or (i) any of the Company Warrants or the 701 Warrants.

(e)        Other Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and, in the case of any failure that is capable of cure, such failure shall continue unremedied for a period of thirty (30) or more days; provided that any breach of Section 8.01(b) as a result of any “going concern” or like qualification or exception or emphasis of matter of going concern footnote is subject to a cure period of 120 days.

(f)         Payment Default on Other Indebtedness. Any Obligor or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness.

(g)        Other Defaults on Other Indebtedness. (i) Any material breach of, or “event of default” or similar event under, any Contract governing any Material Indebtedness shall occur and such breach or “event of default” or similar event shall continue unremedied, uncured or unwaived after the expiration of any grace or cure period thereunder, or (ii) any event or condition occurs (x) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (y) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or prior to the final date of its original term; provided that this Section 11.01(g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, (y) any conversion of any convertible Indebtedness or satisfaction of any condition giving rise to or permitting a conversion of any convertible Indebtedness; provided that the Borrower has the right to settle any such Indebtedness into Equity Interests of the Borrower (and nominal cash payments in respect of fractional shares and cash payments in respect of accrued and unpaid interest) in accordance with the express terms or conditions thereof and (z) with respect to any Material Indebtedness consisting of Hedging Agreements, termination events or equivalent events pursuant to the terms of such Hedging Agreements and not as a result of any default thereunder by any Obligor or any Subsidiary.

(h)        Insolvency, Bankruptcy, Etc.

(i)            Any Obligor or any of its Material Subsidiaries becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors.

(ii)           Any Obligor or any of its Material Subsidiaries commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so).

(iii)          Any Obligor or any of its Material Subsidiaries institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding.

(iv)          Any Obligor or any of its Material Subsidiaries applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property.

(v)          Any Obligor or any of its Material Subsidiaries takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof.

(vi)          Any petition is filed, application made or other proceeding instituted against or in respect of any Obligor or any of its Material Subsidiaries:

(A)        seeking to adjudicate it as insolvent;

(B)        seeking a receiving order against it;

(C)        seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(D)        seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of forty-five (45) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against such Obligor or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided, further, that if such Obligor or Material Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply.

(vii)         Any other event occurs which, under the Laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in this Section 11.01(h).

(i)        Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (or the Equivalent Amount in other currencies) (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) shall be rendered against any Obligor or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of forty-five (45) calendar days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment.

(j)         ERISA. An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount in excess of $15,000,000 (or the Equivalent Amount in other currencies).

(k)        Change of Control. A Change of Control shall have occurred.

(l)         [Reserved].

(m)        Regulatory Matters, Etc. If any of the following occurs: (i) the FDA or any other U.S. Regulatory Authority initiates enforcement action against, or issues a warning letter with respect to BXCL 501 that causes any Obligor to discontinue or withdraw, or would reasonably be expected to cause any Obligor to discontinue or withdraw, marketing or sales BXCL 501, or causes a material delay in the manufacture or sale of BXCL 501, which discontinuance or delay would reasonably be expected to last for more than ninety (90) days, (ii) an FDA Class 1 Recall of BXCL 501 in the U.S., to the extent BXCL 501 has generated or is expected to generate at least $15,000,000 (or the Equivalent Amount in other currencies) in revenue for the Borrower and its Subsidiaries for sales or licenses to third parties over any period of twelve (12) consecutive months, or (iii) any Obligor enters into a settlement agreement with the FDA or any other U.S. Regulatory Authority in respect of BXCL 501 that results in aggregate liability as to any single or related series of transactions, incidents or conditions, in excess of $15,000,000 (or the Equivalent Amount in other currencies).

(n)        [Reserved].

(o)        Impairment of Security, Etc. Subject in all respects to any applicable post-closing periods and certain other time periods under the Loan Documents for any Obligor or Subsidiary to take perfection actions, if any of the following events occurs: (i) Any Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the applicable Collateral in favor of the Secured Parties, free and clear of all other Liens (other than Permitted Liens) except due to the action or inaction of the Administrative Agent, (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason cease to be in full force and effect, (iii) any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any such Lien or any Loan Document, or (iv) any injunction, whether temporary or permanent, shall be rendered against any Obligor that prevents the Obligors from selling or manufacturing the Products or their commercially available successors, or any of their other material and commercially available products in the United States for more than forty-five (45) calendar days.

11.02      Remedies.

(a)        Defaults Other Than Bankruptcy Defaults. Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h)), and at any time thereafter during the continuance of such event, the Administrative Agent may (or upon the direction of the Majority Lenders, shall), by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, including any applicable Prepayment Fee shall become due and payable immediately (in the case of the Loans, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(b)        Bankruptcy Defaults. In case of an Event of Default described in Section 11.01(h), the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, including any applicable Prepayment Fee shall automatically become due and payable immediately (in the case of the Loans, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

11.03      Additional Remedies. If an Event of Default has occurred and is continuing, if any Obligor shall be in default under a Material Agreement, the Administrative Agent shall have the right (but not the obligation) to cause the default or defaults under such Material Agreement to be remedied (including by paying any unpaid amount thereunder) and otherwise exercise any and all rights of such Obligor, as the case may be, thereunder, as may be necessary to prevent or cure any default. Without limiting the foregoing, upon any such default, each Obligor shall promptly execute, acknowledge and deliver to the Administrative Agent such instruments as may reasonably be required of such Obligor to permit the Administrative Agent to cure any default under the applicable Material Agreement or permit the Administrative Agent to take such other action required to enable the Administrative Agent to cure or remedy the matter in default and preserve the interests of the Administrative Agent. Any amounts paid by the Administrative Agent pursuant to this Section 11.03 shall be payable in accordance with Section 14.03(a), shall accrue interest at the Default Rate if not paid when due, and shall constitute “Obligations.”

11.04      [Reserved].

11.05      Payment of Prepayment Fee. Notwithstanding anything in this Agreement to the contrary, the Prepayment Fee shall automatically be due and payable at any time the Obligations become due and payable prior to the Maturity Date in accordance with the terms hereof as though such Indebtedness was voluntarily prepaid and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 11.02(a), or automatically, in accordance with Section 11.02(b)), by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders as a result thereof. If the Prepayment Fee becomes due and payable pursuant to the preceding sentence, the Prepayment Fee shall be deemed to be principal of the Loans and interest shall accrue on the full principal amount of the Loans (including the Prepayment Fee) from and after the applicable triggering event. Any Prepayment Fee payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, acceleration or prepayment and each Obligor agrees that such Prepayment Fee is reasonable under the circumstances currently existing. The Prepayment Fee shall also ~~become due and~~be payable ~~under this Agreement~~ in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means or the Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code. If the Prepayment Fee becomes due and payable pursuant to this Agreement, the Prepayment Fee shall be deemed to be principal of the Loans and Obligations under this Agreement and interest shall accrue on the full principal amount of the Loans (including the Prepayment Fee) from and after the applicable triggering event. In the event the Prepayment Fee is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of the Bankruptcy Code, despite such a triggering event having occurred, the Prepayment Fee shall nonetheless constitute Obligations under this Agreement for all purposes hereunder. Each Obligor hereby waives the provisions of any present or future statute or law that prohibits or may prohibit the collection of the prepayment fee and any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Obligors, the Administrative Agent and the Lenders acknowledge and agree that any Prepayment Fee due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. Each Obligor expressly agrees that (i) the Prepayment Fee is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Obligors giving specific consideration in this transaction for such agreement to pay the Prepayment Fee, (iv) the Obligors shall not challenge or question, or support any other person in challenging or questioning, the validity or enforceability of the Prepayment Fee or any similar or comparable prepayment fee under the circumstances described herein, and shall be estopped hereafter from claiming differently than as agreed to in this Section 11.05, (v) their agreement to pay the Prepayment Fee is a material inducement to the Lenders to make the Loans, and (vi) the Prepayment Fee represents a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such event. The Borrower expressly acknowledges that its agreement to pay the payment of the Prepayment Fee to the Lenders as herein described is a material inducement to Lenders to enter into this Agreement.

Section 12.
THE ADMINISTRATIVE AGENT

12.01      Appointment and Duties. Subject in all cases to clause (c) below:

(a)        Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints Oaktree Fund Administration, LLC (together with any successor Administrative Agent pursuant to Section 12.09) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Obligor or any of its Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto. Except as expressly set forth herein, the provisions of this Section 12 are solely for the benefit of the Administrative Agent and the Lenders, and no Obligor or any Affiliate thereof shall have rights as a third-party beneficiary of any such provisions.

(b)        Duties as Collateral and Disbursing Agent. Without limiting the generality of Section 12.01(a), the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Laws or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Obligor with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)        Limited Duties. The Lenders and the Obligors hereby each acknowledge and agree that the Administrative Agent (i) has undertaken its role hereunder purely as an accommodation to the parties hereto and the Transactions, (ii) is receiving no compensation for undertaking such role and (iii) subject only to the notice provisions set forth in Section 12.09, may resign from such role at any time for any reason or no reason whatsoever. Without limiting the foregoing, the parties hereto further acknowledge and agree that under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 12.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “the Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any duty or obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document (fiduciary or otherwise), in each case, regardless of whether a Default has occurred and is continuing, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in this clause (c). Without in any way limiting the foregoing, the Administrative Agent shall not, except as expressly set forth in this Agreement and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

12.02      Binding Effect. Each Lender agrees that (i) any action taken by the Administrative Agent or the Majority Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of the Majority Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

12.03      Use of Discretion.

(a)        No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except (subject to clause (b) below) any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to written instructions from the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)        Right Not to Follow Certain Instructions. Notwithstanding Section 12.03(a) or any other term or provision of this Section 12, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Party thereof or (ii) that is, in the opinion of the Administrative Agent, in its sole and absolute discretion, contrary to any Loan Document, Law or the best interests of the Administrative Agent or any of its Affiliates or Related Parties, including, for the avoidance of doubt, any action that may be in violation of the automatic stay in connection with any Insolvency Proceeding.

12.04      Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). The Administrative Agent and any such Person may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Any such Person and its Related Parties shall benefit from this Section 12 to the extent provided by the Administrative Agent; provided, however, that the exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and of any such sub-agent, and shall apply to their respective activities in connection with their activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.05      Reliance and Liability.

(a)        the Administrative Agent may, without incurring any liability hereunder, (i) consult with any of its Related Parties and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Obligor) and (ii) rely and act upon any notice, request, certificate, consent, statement, instrument, document or other writing (including and electronic message, Internet or intranet website posting or other distribution), telephone message or conversation or oral conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.

(b)        Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waive and shall not assert (and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the fraudulent conduct or behavior of the Administrative Agent or, as the case may be, such Related Party (each as determined in a final, non-appealable judgment or order by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:

(i)          shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of, or with the consent of, the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 14.03) or for the actions or omissions of any of its Related Parties selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)         shall not be responsible to any Secured Party for the (a) validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (b) due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)        makes no warranty or representation, and shall not be responsible, to any Secured Party for, and shall not have any duty to ascertain or inquire into, any statement, document, information, certificate, report, representation or warranty made or furnished by or on behalf of any Related Party, in or in connection with any Loan Document or any transaction contemplated therein, whether or not transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents, including, for the avoidance of doubt, the satisfaction of any condition set forth in Section 6 of this Agreement or elsewhere herein (other than to confirm receipt of items expressly required to be delivered to the Administrative Agent); and

(iv)        shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document or whether any condition set forth in any Loan Document is satisfied or waived, including, without limiting the generality of the foregoing, as to the financial condition of any Obligor or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

12.06      Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, accept deposits from, act as the financial advisor for or in any other advisory capacity for, or engage in any kind of business with, any Obligor or Affiliate thereof as though it were not acting as the Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Majority Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Majority Lenders, respectively.

12.07      Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Parties or upon any document solely or in part because such document was transmitted by the Administrative Agent or any of its Related Parties, conducted its own independent investigation of the financial condition and affairs of each Obligor and has made and continues to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.

12.08      Expenses; Indemnities.

(a)        Each Lender agrees to reimburse the Administrative Agent and each of its Related Parties (to the extent not reimbursed by any Obligor) promptly upon demand for such Lender’s Proportionate Share of any costs and expenses (including fees, charges and disbursements of financial, legal (including charges and disbursements of Sullivan & Cromwell LLP and Hogan Lovells US LLP) and other advisors and Other Taxes paid in the name of, or on behalf of, any Obligor) that may be incurred by the Administrative Agent or any of its Related Parties in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)        Each Lender further agrees to indemnify the Administrative Agent (or any sub-agent thereof) and any Related Parties of the Administrative Agent (or any such sub-agent) (to the extent not indefeasibly paid by any Obligor), from and against such Lender’s aggregate Proportionate Share of the liabilities (including Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) under or with respect to any of the foregoing; provided that no Lender shall be liable to the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent (or any sub-agent thereof) or, as the case may be, such Related Party of the Administrative Agent (or any sub-agent thereof), as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

12.09      Resignation of the Administrative Agent.

(a)        At any time upon not less than 30 days prior written notice, the Administrative Agent may resign as the “the Administrative Agent” hereunder, in whole or in part (in the sole and absolute discretion of the Administrative Agent). If the Administrative Agent delivers any such notice, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be (i) a Lender holding at least thirty percent (30%) of the outstanding principal amount of the Loans or any Affiliate thereof or (ii) any other financial institution consented to by the Borrower (provided that the consent of the Borrower shall not be required to the extent an Event of Default has occurred and is continuing). If a successor Administrative Agent has not been appointed on or before the effectiveness of the resignation of the resigning Administrative Agent (or such earlier date as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the resigning Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint any Person reasonably chosen by it as the successor Administrative Agent, notwithstanding whether the Majority Lenders have appointed a successor or the Borrower has consented to such successor. Whether or not a successor has been appointed, such resignation shall become effective on the Resignation Effective Date.

(b)        Effective from the Resignation Effective Date, (i) the resigning Administrative Agent shall be discharged from its duties and obligations under the Loan Documents to the extent set forth in the applicable resignation notice, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the resigning Administrative Agent and its Related Parties shall no longer have the benefit of any provision of any Loan Document other than with respect to (x) any actions taken or omitted to be taken while such resigning Administrative Agent was, or because the Administrative Agent had been, validly acting as the Administrative Agent under the Loan Documents or (y) any continuing duties such resigning Administrative Agent will continue to perform, and (iv) subject to its rights under Section 12.04, the resigning Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as the Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as the Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the resigning Administrative Agent under the Loan Documents.

12.10      Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release, and the Administrative Agent hereby agrees, (or, in the case of Section 12.10(b), release or subordinate) the following:

(a)        any Subsidiary of the Borrower from its guaranty of any Obligation of any Obligor (i) if all of the Equity Interests in such Subsidiary owned by any Obligor or any of its Subsidiaries are disposed of in an Asset Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Asset Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 8.11(a) and (ii) upon (x) termination of the Commitments and (y) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made); and

(b)        any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is disposed of by an Obligor in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien described in Section 9.02(c) and (iii) all of the Collateral and all Obligors, upon (x) termination of the Commitments and (y) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made).

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guarantees and Liens when and as directed in this Section 12.10 and deliver to the Borrower, at the expense of the Borrower, any portion of such Collateral so released pursuant to this Section 12.10 that is in possession of the Administrative Agent. In addition, in connection with any Permitted Licenses, each Lender hereby authorizes Administrative Agent to, and at the request of the Borrower, the Administrative Agent shall, negotiate and enter into a non-disturbance agreement and other similar agreements in form and substance reasonably satisfactory to Administrative Agent.

12.11      Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Section 12 and the decisions and actions of the Administrative Agent and the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 12.08 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (ii) each of the Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

12.12      Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relating to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any other Obligor) shall be entitled and empowered (but not obligated) by intervention or such proceeding or otherwise:

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 14.03) allowed in such judicial proceeding; and

(b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Section 14.03.

12.13      Acknowledgements of Lenders.

(a)        If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than five Qatari Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. Notwithstanding the foregoing, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient.

(b)        Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) use commercially reasonable efforts to notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.13(b)(ii).

(c)        Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)        In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e)        The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purpose of making such Erroneous Payment.

(f)        To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.

(g)        Each party’s obligations, agreements and waivers under this Section 12.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 13.
GUARANTY

13.01      The Guaranty. The Subsidiary Guarantors hereby unconditionally jointly and severally guarantee to the Administrative Agent and the Lenders, and their successors and assigns, the full and punctual payment in full or performance (whether at stated maturity, by acceleration or otherwise) of the Obligations, including (i) principal of and interest on the Loans, (ii) all fees and other amounts and Obligations from time to time owing to the Administrative Agent and the Lenders by the Borrower and each other Obligor under this Agreement or under any other Loan Document, in each case strictly in accordance with the terms hereof and thereof and (iii) the punctual and faithful performance, keeping, observance and fulfillment by the Borrower and Subsidiary Guarantors of all the agreements, conditions, covenants and obligations of the Borrower and Subsidiary Guarantors contained in the Loan Documents (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower or any other Obligor shall fail to pay any amount in full when due or perform any such obligation (whether at stated maturity, by acceleration or otherwise), the Subsidiary Guarantors will promptly pay the same or perform such obligation at the place and in the manner specified herein or in the relevant Loan Document, as the case may be, without any demand or notice whatsoever, and that in the case of any extension of time of payment or performance or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full or performed when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

13.02      Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 13.01 shall constitute a guaranty of payment and performance and not of collection and are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by all applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)        at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)        any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c)        the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be extended, modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)        any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected or preserved;

(e)        any modification or amendment of or supplement to this Agreement or any other Loan Document, including any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(f)        any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower, any Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations, or any Insolvency Proceeding or other similar proceeding affecting the Borrower, any Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower, any Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations;

(g)        the existence of any claim, setoff or other rights which any Subsidiary Guarantor may have at any time against the Borrower, any other Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that, notwithstanding any other provisions in this Guaranty, nothing in this Guaranty shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(h)        the unenforceability or invalidity of the Guaranteed Obligations or any part thereof or the lack of genuineness, enforceability or validity of any agreement relating thereto or with respect to the collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower, any Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason, related to this Agreement or any other Loan Document, or any provision of applicable Law, decree, order or regulation of any jurisdiction purporting to prohibit the payment of any of the Guaranteed Obligations by the Borrower, any Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations;

(i)         the disallowance, under any state or federal bankruptcy, insolvency or similar law, of all or any portion of the claims of the Secured Parties or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(j)         the failure of any other guarantor to sign or become party to this Agreement or any amendment, change, or reaffirmation hereof;

(k)        any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations; or

(l)        any other act or omission to act or delay of any kind by the Borrower, such Guarantor, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 13.02 constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower or any other Subsidiary Guarantor under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

13.03      Discharge Only Upon Payment in Full. Subject to any prior release herefrom of any Subsidiary Guarantor by the Administrative Agent in accordance with (and pursuant to authority granted to the Administrative Agent under) the terms of this Agreement, each Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made) and all other financing arrangements among the Borrower or any Subsidiary Guarantor and the Secured Parties under or in connection with this Agreement and each other Loan Document shall have terminated (herein, the “Termination Conditions”), and until the prior and complete satisfaction of the Termination Conditions all of the rights and remedies under this Guaranty and the other Loan Documents shall survive. Notwithstanding the foregoing, the Administrative Agent hereby agrees to release any Subsidiary of the Borrower from its guaranty of any Obligation of any Obligor if all of the Equity Interests in such Subsidiary owned by any Obligor or any of its Subsidiaries are disposed of in an Asset Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Asset Sale, such Subsidiary would not be required to guarantee any Obligations pursuant to Section 8.11(a).

13.04      Additional Waivers; General Waivers.

(a)         Additional Waivers. Notwithstanding anything herein to the contrary, each of the Subsidiary Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i)        any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)        (A) notice of acceptance hereof; (B) notice of any other financial accommodations made or maintained under the Loan Documents or the creation or existence of any Guaranteed Obligations; (C) notice of the amount of the Guaranteed Obligations, subject, however, to each Subsidiary Guarantor’s right to make inquiry of the Administrative Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Subsidiary Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (F) notice of any Event of Default; and (G) all other notices (except if such notice is specifically required to be given to such Subsidiary Guarantor under this Guaranty or under the other Loan Documents) and demands to which each Subsidiary Guarantor might otherwise be entitled;

(iii)        its right, if any, to require the Administrative Agent and the Secured Parties to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the Secured Parties now have or may hereafter have against, any other guarantor of the Guaranteed Obligations or any third party, or against any collateral provided by such other guarantors or any third party; and each Subsidiary Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of any other guarantor of the Guaranteed Obligations or by reason of the cessation from any cause whatsoever of the liability of any other guarantor of the Guaranteed Obligations in respect thereof;

(iv)        (A) any rights to assert against the Administrative Agent and the Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Subsidiary Guarantor may now or at any time hereafter have against any other guarantor of the Guaranteed Obligations or any third party liable to the Administrative Agent and the Secured Parties; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense such Subsidiary Guarantor has to performance hereunder, and any right such Subsidiary Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the Secured Parties’ rights or remedies against any other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the Secured Parties of the Guaranteed Obligations; (3) any discharge of the obligations of any other guarantor of the Guaranteed Obligations to the Administrative Agent and the Secured Parties by operation of law as a result of the Administrative Agent’s and the Secured Parties’ intervention or omission; or (4) the acceptance by the Administrative Agent and the Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Subsidiary Guarantor’s liability hereunder; and

(v)        any defense arising by reason of or deriving from (A) any claim or defense based upon an election of remedies by the Administrative Agent and the other Secured Parties; or (B) any election by the Administrative Agent and the other Secured Parties under any provision of any state or federal bankruptcy, insolvency or similar law to limit the amount of, or any collateral securing, its claim against the Subsidiary Guarantors.

(b)        General Waivers. Each Subsidiary Guarantor irrevocably waives, to the fullest extent permitted by law, any notice not provided for herein.

13.05      Reinstatement. The obligations of the Subsidiary Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is at any time rescinded, annulled, avoided, set aside, invalidated, declared to be fraudulent or must be otherwise restored or repaid by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization, equitable cause or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission, repayment or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any state or federal bankruptcy, insolvency or similar law. The provisions of this Section 13.05 shall survive termination of this Guaranty.

13.06      Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that, until the prior and complete satisfaction of all Termination Conditions, they (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Secured Parties or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and each Subsidiary Guarantor waives any benefit of, and any right to participate in, any security or collateral that may from time to time be given to the Secured Parties and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Secured Parties. Should any Subsidiary Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to complete satisfaction of the Termination Conditions, each Subsidiary Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set-off that such Subsidiary Guarantor may have prior to the complete satisfaction of the Termination Conditions, and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until all Termination Conditions are satisfied in full. Each Subsidiary Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Secured Parties and shall not limit or otherwise affect such Subsidiary Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.06.

13.07      Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors, on one hand, and the Administrative Agent and the Lenders, on the other hand, the obligations of the Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition, including any such stay upon an Insolvency Proceeding, preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 13.01.

13.08      Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent and the Lenders, at their sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

13.09      Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

13.10      Contribution with Respect to Guaranteed Obligations.

(a)        To the extent that any Subsidiary Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Subsidiary Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Subsidiary Guarantor if each Subsidiary Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Subsidiary Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Subsidiary Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the prior and complete satisfaction of the Termination Conditions, such Subsidiary Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Subsidiary Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)        As of any date of determination, the “Allocable Amount” of any Subsidiary Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Subsidiary Guarantor under this Agreement without rendering such claim voidable or avoidable under any state or federal bankruptcy, insolvency or similar law or other applicable Law.

(c)        This Section 13.10 is intended only to define the relative rights of the Subsidiary Guarantors, and nothing set forth in this Section 13.10 is intended to or shall impair the obligations of the Subsidiary Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

(d)        The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Subsidiary Guarantor or Subsidiary Guarantors to which such contribution and indemnification is owing.

(e)        The rights of the indemnifying Subsidiary Guarantors against other Subsidiary Guarantors under this Section 13.10 shall be exercisable only upon the prior and complete satisfaction of the Termination Conditions.

13.11      General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 13.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Administrative Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 14.
MISCELLANEOUS

14.01      No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

14.02      Notices.

(a)        All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) or in the other Loan Documents shall be given or made in writing (including by telecopy or email) delivered, if to the Borrower, another Obligor, the Administrative Agent or any Lender, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

(b)        Notwithstanding anything in this Section 14.02 to the contrary, any notice, request, instruction, direction or other communication provided for herein and addressed to a QIA Lender (a “QIA Lender Notice”) shall be effective only if such QIA Lender Notice is (a) delivered either personally by hand or by an international courier service providing delivery service in Qatar to the address of such QIA Lender set forth in this Agreement under the signature pages hereto and, in each case (b) confirmed by email to such QIA Lender’s email addresses listed under the signature pages hereto; provided that (i) all such email addresses listed under the signature pages hereto for copy are copied and (ii) a “failed delivery” message is not received by the sender from such QIA Lender’s primary email addresses listed under the signature pages hereto. Delivery shall be deemed effective only if completed by 1:30 p.m. on a day in which banks are open for business in Qatar (a “Qatari Business Day”) or on the following Qatari Business Day if completed later.

14.03      Expenses, Indemnification, Etc.

(a)        Expenses. Each Obligor, jointly and severally, agrees to pay or reimburse (i) the Administrative Agent and the Lenders and their respective Affiliates for all of their reasonable and documented out of pocket costs and expenses (including the fees, expenses, charges and disbursements of Sullivan & Cromwell LLP, counsel to the Lenders, the fees (if necessary) of local and regulatory counsel for both of the Administrative Agent and the Lenders in each relevant material jurisdiction, and any sales, goods and services or other similar Taxes applicable thereto, and reasonable and documented printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs (including costs of the administration of this Agreement and the other Loan Documents) and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); provided, that the amount of such costs and expenses obligated to be paid by the Obligors for activities prior to the Closing Date, shall not exceed $700,000 (or such greater amount as may be reasonably agreed to by the Borrower), plus the actual cost of any collateral filing and recordation fees and searches and (ii) each of the Administrative Agent and the Lenders for all of their documented out of pocket costs and expenses (including the fees and expenses of any legal counsel) in connection with the enforcement, exercise or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section 14.03, or in connection with the Loans made hereunder, including such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)        Indemnification. Each Obligor, jointly and severally, hereby indemnifies the Administrative Agent (and any sub-agent thereof), the Lenders and their respective Affiliates, directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind including reasonable and documented out of pocket fees and disbursements of any counsel for each Indemnified Party (limited to, at most, two legal counsels in each relevant jurisdiction, one for each of (A) the Oaktree Lenders and (B) the QIA Lenders), that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to (i) Agreement or any of the other Loan Documents or the Transactions, (ii) any use made or proposed to be made with the proceeds of the Loans, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Obligor or any of its Subsidiaries, or (iv) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether or not such investigation, litigation or proceeding is brought by any Obligor, any of its Subsidiaries, shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. The Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party”. No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. This Section shall not apply to Taxes other than Taxes relating to a non-Tax Claim or Loss governed by this Section 14.03(b).

14.04      Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and any other Loan Document (except for the Company Warrants or the 701 Warrants, which may be amended, waived or supplemented in accordance with the terms thereof) may be modified or supplemented only by agreement of the Borrower, the Administrative Agent and the Majority Lenders, which may be evidenced by an instrument in writing signed by such Persons or by email confirmation from such Persons; provided that:

(a)        any such modification or supplement that is disproportionately adverse to any Lender as compared to other Lenders or subjects any Lender to any additional obligation shall not be effective without the consent of such affected Lender;

(b)        the consent of all of the Lenders shall be required to:

(i)        amend, modify, discharge, terminate or waive any of the terms of this Agreement or any other Loan Agreement (including by modifying any defined term used therein or any provision referenced therein) if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans or Commitment, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for payment of principal (it being understood that the waiver of any prepayment of Loans shall not constitute an extension of any date fixed for payment of principal), interest or other amounts payable relating to the Loans, extend the repayment dates of the Loans, modify the Commitments, modify the definition of “Proportionate Share” or extend the Commitment Termination Date;

(ii)       amend, modify, discharge, terminate or waive any Security Document or Guarantee if the effect is to release all or substantially all of the Collateral, or to release all or substantially all of the value of the Guarantee, subject thereto other than pursuant to the terms hereof or thereof; or

(iii)      amend this Section 14.04 or the definition of “Majority Lenders”.

14.05      Successors and Assigns.

(a)        General. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto or thereto and their respective successors and assigns permitted hereby or thereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder (except in connection with an event permitted under Section 9.03) without the prior written consent of each Lender. Any Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents (i) to an assignee in accordance with the provisions of Section 14.05(b), (ii) by way of participation in accordance with the provisions of Section 14.05(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.05(f). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.05(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Assignments by Lender. Any Lender may at any time assign to one or more Eligible Transferees (or, if an Event of Default has occurred and is continuing, to any Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) and the other Loan Documents; provided that (i) no such assignment shall be made to any Obligor, any Affiliate of any Obligor, any employees or directors of any Obligor at any time and (ii) no such assignment shall be made without the prior written consent of the Administrative Agent, not to be unreasonably withheld, conditioned or delayed. The consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to an Eligible Transferee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof; provided further that the consent of the Borrower shall not be required for any assignment to (x) Oaktree Capital Management, L.P. or any of its managed funds or accounts or (y) any Affiliate of the foregoing. Subject to the recording thereof by the Administrative Agent pursuant to Section 14.05(d), and to receipt by the Administrative Agent of a processing and recordation fee in the amount of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) from and after the date such Assignment and Assumption is recorded in the Register, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lender under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of Section 5 and Section 14.03. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this Section 14.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.05(e).

(c)        Amendments to Loan Documents. Each of the Administrative Agent, the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Administrative Agent, the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 14.05.

(d)        Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.

(e)        Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Eligible Transferee (other than a natural person or any Obligor or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection therewith. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Subject to Section 14.05(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01 or 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.05(b); provided that such Participant (i) agrees to be subject to the provisions of Section 5.04 as if it were an assignee under Section 14.05(b) and (ii) shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the Participant acquired the applicable participation or the sale of the participation to such Participant is made with the Borrower’s prior written consent. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.03(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)         [Reserved].

(g)        Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Notwithstanding anything to the contrary contained in this Agreement, any other Loan Document or any other agreement, instrument or arrangement (and regardless of whether the Obligors have complied with Section 4(d)(i) of the Tenth Amendment within the time period specified therein), the Obligors hereby agree that each Lender shall be permitted, at any time and from time to time, in its sole discretion, to negotiate, solicit, market, enter into, and consummate one or more Transfers (as defined in the Tenth Amendment) of all or any portion of its Subject Interests (as defined in the Tenth Amendment) to any party, in each case without any notice to, or any consent, approval, acknowledgment or other action of or by, the Obligors, and the Obligors hereby irrevocably waive any and all such notice, consent, approval, acknowledgment and similar rights and requirements.

14.06      Survival. The obligations of the Borrower under Sections 5.01, 5.02, 5.03, 14.03, 14.05, 14.06, 14.09, 14.10, 14.11, 14.12, 14.13 and 14.14 and the obligations of the Subsidiary Guarantors under Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of the Lenders’ assignment of any interest in the Commitments or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a Borrowing Notice, herein or pursuant hereto shall survive the making of such representation and warranty.

14.07      Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

14.08      Counterparts, Effectiveness. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall become effective when counterparts hereof executed on behalf of the Obligors, the Administrative Agent and the Lender shall have been received by the Administrative Agent.

14.09      Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.

14.10      Jurisdiction, Service of Process and Venue.

(a)        Submission to Jurisdiction. Each party hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against such other party in any way relating to this Agreement or any Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)        [Reserved].

(c)        Waiver of Venue, Etc. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.

14.11      Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14.12      Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

14.13      Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH ADMINISTRATIVE AGENT OR THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.14      Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

14.15      No Fiduciary Relationship. The Borrower acknowledges that the Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and the Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

14.16      Confidentiality.

(a)        The Administrative Agent and each Lender agree to keep confidential all non-public information provided to them by any Obligor pursuant to this Agreement that is designated by such Obligor as confidential in accordance with its customary procedures for handling its own confidential information; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (i) to the Administrative Agent, any other Lender or any Affiliate of a Lender, (ii) subject to an agreement to comply with the provisions of this Section, to any Eligible Transferee or assignee permitted under Section 14.05(b), and any actual or prospective direct or indirect counterparty to any Hedging Agreement (or any professional advisor to such counterparty), (iii) to its employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors or those of any of its affiliates (collectively, its “Related Parties”), in each case on a need-to-know basis, (iv) upon the requirement or demand of any Governmental Authority or any Regulatory Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (vi) if required to do so in connection with any litigation or similar proceeding, (vii) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 14.16), (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (ix) to the extent necessary in connection with the exercise of any remedy hereunder or under any other Loan Document, (x) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the Loans or (xi) to any other party hereto; provided that, in the case of disclosure pursuant to clause (iv), (v) and (vi) above, the Administrative Agent or applicable Lender, as applicable, shall promptly provide notice to the Borrower to the extent reasonable and not prohibited by Law or any applicable Governmental Authority.

(b)        Notwithstanding any provision of this Agreement otherwise requiring any QIA Lender to provide any information or documents to any Loan Party or any third party, such QIA Lender shall be entitled to withhold, edit, redact and/or otherwise limit disclosure of any such information or documents on the grounds of national security and/or financial or economic sensitivity and such QIA Lender shall have no liability whatsoever and shall be free and harmless from any claims whatsoever for exercising its rights pursuant to this Section 14.16(b).

14.17      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Administrative Agent and the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.

14.18      Judgment Currency.

(a)        If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase Dollars with such other currency at the buying spot rate of exchange in the New York foreign exchange market on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given.

(b)        The obligations of the Obligors in respect of any sum due to the Administrative Agent hereunder and under the other Loan Documents shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent in Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss. If the amount of Dollars so purchased exceeds the sum originally due to the Administrative Agent in Dollars, the Administrative Agent shall remit such excess to the Borrower.

14.19      USA PATRIOT Act. The Administrative Agent and the Lenders hereby notify the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), they are required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of each Obligor and other information that will allow such Person to identify such Obligor in accordance with the Patriot Act.

14.20      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature Pages Follow]

Exhibit B

Schedule 1 to Credit Agreement

Lenders	Commitments
Oaktree-Forrest Multi-Strategy, LLC	$918,983.78
Oaktree-TBMR Strategic Credit Fund C, LLC	$554,011.92
Oaktree-TBMR Strategic Credit Fund F, LLC	$868,214.05
Oaktree-TBMR Strategic Credit Fund G, LLC	$1,417,612.87
Oaktree-TCDRS Strategic Credit, LLC	$1,139,016.44
Oaktree-TSE 16 Strategic Credit, LLC	$1,423,812.60
INPRS Strategic Credit Holdings, LLC	$434,522.77
Oaktree AZ Strategic Lending Fund, L.P.	$8,101,800.78
Oaktree Diversified Income Fund Inc.	$1,382,306.37
Oaktree GCP Fund Delaware Holdings, L.P.	$631,580.87
Oaktree LSL Fund Delaware Holdings EURRC, L.P.	$6,582,394.50
Oaktree LSL Fund Holdings EURRC S.à r.l.	$16,455,947.14
Oaktree Specialty Lending Corporation	$10,359,092.69
Oaktree Strategic Credit Fund	$4,936,794.70
Q Boost Holding LLC	$55,206,087.09
Total:	$110,412,178.58